UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PARKWAY PROPERTIES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PARKWAY PROPERTIES, INC.

390 North Orange Avenue

Suite 2400

Orlando, Florida 32801

www.pky.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2015

To our Stockholders:

Parkway Properties, Inc. (the “Company”) will hold its 2015 Annual Meeting of Stockholders (the “Meeting”) on May 14, 2015, at 2:00 p.m. Eastern Time, at 3344 Peachtree Road NE, Atlanta, Georgia 30326. At the Meeting, stockholders will be asked to:

1.	Elect ten directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	Cast an advisory vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year;

3.	Cast an advisory vote on executive compensation;

4.	Ratify the adoption of the Parkway Properties, Inc. and Parkway Properties LP 2015 Omnibus Equity Incentive Plan; and

5.	Transact other business properly presented at the Meeting or any adjournment or postponement thereof.

All holders of our outstanding common stock of record at the close of business on March 19, 2015 are entitled to notice of and to vote at the Meeting or any adjournment thereof and all holders of our outstanding limited voting stock of record at the close of business on March 19, 2015 are entitled to notice of and to vote on certain proposals at the Meeting or any adjournment thereof.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders electronically. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Meeting.

Jeremy R. Dorsett

Executive Vice President,

General Counsel and Secretary

Dated: April 2, 2015

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT.

PROXY STATEMENT

April 2, 2015

PARKWAY PROPERTIES, INC.

390 North Orange Avenue

Suite 2400

Orlando, Florida 32801

www.pky.com

PROXY STATEMENT

The following information is furnished in connection with the Annual Meeting of Stockholders (the “Meeting”) of Parkway Properties, Inc. (the “Company”) to be held on May 14, 2015 at 2:00 p.m., Eastern Time, at 3344 Peachtree Road NE, Atlanta, Georgia 30326. This Proxy Statement, Form of Proxy and Annual Report to Stockholders are first being made available, and a Notice Regarding the Availability of Proxy Materials is first being mailed, to stockholders on or about April 2, 2015.

ABOUT THE MEETING

What is the purpose of the Meeting?

At the Meeting, stockholders will be asked to elect ten directors of the Company, cast an advisory vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year, cast an advisory vote on executive compensation and vote to ratify the adoption of the Parkway Properties, Inc. and Parkway Properties LP 2015 Omnibus Equity Incentive Plan (the “2015 Equity Plan”).

Who is entitled to vote?

The record holders of each of the 111,514,222 shares of Company common stock, par value $.001 per share (“Common Stock”), outstanding at the close of business on March 19, 2015 are entitled to vote at the Meeting. The holders of Common Stock are entitled to one vote for each share of Common Stock on each matter submitted to a vote at a meeting of stockholders.

The record holder of each of the 4,213,104 shares of Company limited voting stock, par value $.001 per share (“Limited Voting Stock”), outstanding at the close of business on March 19, 2015 is entitled to vote only on the election of directors at the Meeting. The holder of Limited Voting Stock is entitled to one vote for each share of Limited Voting Stock and votes together with the holders of Common Stock, as a single class.

Why didn’t I automatically receive a paper copy of the Proxy Statement, Proxy Card and Annual Report?

The Securities and Exchange Commission (“SEC”) rules allow proxy materials to be furnished to stockholders electronically. In an effort to lower the costs of delivery of proxy materials, as well as to reduce the Company’s use of paper, the Company has elected to take advantage of these rules by only mailing materials to those stockholders who specifically request a paper copy. On or around April 2, 2015, all stockholders were mailed a Notice Regarding the Availability of Proxy Materials that contained an overview of the proxy materials and explained several methods by which stockholders could view the proxy materials online or request to receive a copy of proxy materials via regular mail or e-mail. There is no charge for requesting a copy.

How can I receive electronic access to the proxy materials?

The Notice Regarding the Availability of Proxy Materials includes a website address that provides you with instructions on how to view the proxy materials on the Internet and enable you to notify the Company to send future proxy materials to you via electronic mail.

Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Can I find additional information on the Company’s website?

Yes. The Company’s website is www.pky.com. Although the information contained on the Company’s website is not part of this proxy statement, you can view additional information on the website, such as the Company’s code of conduct, corporate governance guidelines, charters of committees of the Board of Directors of the Company (the “Board of Directors”) and SEC filings. A copy of the Company’s Code of Conduct, Corporate Governance Guidelines and each of the charters of the committees of the Board of Directors also may be obtained free of charge by writing to Parkway Properties, Inc., 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801, Attention: Investor Relations.

How do I vote?

Voting in Person at the Meeting. If you are a stockholder of record, you may vote in person at the Meeting. If your shares of Common Stock or Limited Voting Stock are held in street name and you wish to vote in person at the Meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of Common Stock or Limited Voting Stock of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of Common Stock or Limited Voting Stock in your own name as a holder of record with the Company’s transfer agent, Wells Fargo Bank, N.A., you may instruct the proxy holders named in the proxy card how to vote your shares of Common Stock or Limited Voting Stock in one of the following ways:

•

Vote online. You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have the stockholder identification number provided in the Notice Regarding the Availability of Proxy Materials.

•	Vote by telephone. If you received printed materials, you also have the option to vote by telephone by following the “Vote by Phone” instructions on the proxy card.

•	Vote by regular mail. If you received printed materials and would like to vote by mail, then please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

Voting by Proxy for Shares Registered in Street Name. If your shares of Common Stock or Limited Voting Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.

Regardless of how you choose to vote, your vote is important to us and we encourage you to vote promptly.

What happens if I return my proxy card without voting on all proposals?

When you return a properly executed proxy card, the Company will vote the shares that the proxy card represents in accordance with your directions. If you return the signed proxy card with no direction on a proposal, the Company will vote your proxy FOR the Board of Directors’ nominees for director, FOR the ratification of the Company’s independent registered public accounting firm, FOR the approval of the Company’s executive compensation and FOR the ratification of the 2015 Equity Plan.

Will any other matters be voted on at the Meeting?

We do not expect any other matters to be considered at the Meeting. However, if a matter not listed on the proxy card is legally and properly brought before the Meeting, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of the Company. Under the Company’s Bylaws and SEC rules, stockholder proposals must have been received by March 16, 2015 to be considered at the Meeting. To date, the Company has received no stockholder proposals.

How many votes are needed to hold the Meeting?

In order to conduct the Meeting, the presence, in person or by properly executed proxy, of the holders of shares of Common Stock and Limited Voting Stock entitled to cast a majority (i.e., greater than 50%) of all the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Shares of Common Stock and Limited Voting Stock represented by a properly signed, dated and returned proxy card, or proxies submitted by telephone or online, including abstentions and broker non-votes, will be treated as present at the Meeting for purposes of determining a quorum.

How many votes are required to act on the proposals?

Proposal 1 concerns the election of ten directors of the Company. Pursuant to the Company’s Bylaws, provided that a quorum is present at the Meeting, directors will be elected by a plurality of all the votes cast at the Meeting with each share of Common Stock and Limited Voting Stock being entitled to vote for as many individuals as there are directors to be elected and for whose election the share is entitled to vote.

Proposal 2 concerns an advisory vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year. The affirmative vote by holders of at least a majority of the votes cast at the Meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, provided that a quorum is present at the Meeting. Only holders of Common Stock are entitled to vote for Proposal 2.

Proposal 3 concerns a non-binding advisory vote to approve the compensation of the Named Executive Officers disclosed in the section of this Proxy Statement entitled “Compensation of Executive Officers.” The affirmative vote by holders of at least a majority of the votes cast at the Meeting is required to approve the compensation of the Named Executive Officers, provided that a quorum is present at the Meeting. Only holders of Common Stock are entitled to vote for Proposal 3.

Proposal 4 concerns the ratification of the adoption of the 2015 Equity Plan. The affirmative vote by holders of at least a majority of the votes cast at the Meeting is required to ratify the adoption of the 2015 Equity Plan, provided that a quorum is present at the Meeting. Only holders of Common Stock are entitled to vote for Proposal 4.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote for Proposal 1, Proposal 2 and Proposal 3. For Proposal 4, abstentions will be counted as votes cast and will have the same effect as votes against the proposal, while other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

Can I change my vote after I have voted?

You can revoke your proxy and change your vote at any time before the polls close at the Meeting. You can do this by:

•	filing a written revocation with the Secretary of the Company;

•	signing and submitting another proxy with a later date; or

•	attending the Meeting, withdrawing the proxy and voting in person.

How do I submit a proposal for the 2016 Annual Meeting?

If a stockholder wishes to have a proposal considered for inclusion in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders, the stockholder must submit the proposal in writing to the Secretary of the Company at 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801 so that the Company receives the proposal by December 3, 2015.

If the proposal is not intended to be included in the Company’s proxy statement, a qualified stockholder intending to introduce a proposal or nominate a director at the 2016 Annual Meeting of Stockholders should give written notice to the Company’s Secretary not later than March 15, 2016 and not earlier than February 13, 2016.

Stockholders also are advised to review the Company’s Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations.

Who is soliciting the proxy and who pays the costs?

The enclosed proxy for the Meeting is being solicited by the Board of Directors. The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mail, proxies may be solicited by the directors and their agents (who will receive no additional compensation for those services) by means of personal interview, telephone, facsimile, e-mail or other electronic means, and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

What happens if the Meeting is postponed or adjourned?

If the Meeting is postponed or adjourned due to a lack of a quorum or to solicit additional proxies, the Company intends to reconvene the Meeting as soon as reasonably practical, and in any event within 120 days of the record date. Your proxy will still be effective and may be voted at the rescheduled or adjourned meeting, and you will still be able to change or revoke your proxy until it is voted at the rescheduled or adjourned meeting, if such meeting occurs within 120 days of the record date.

Whom should I call if I have questions or need assistance voting my shares?

Please call Jeremy Dorsett, Executive Vice President, General Counsel and Secretary, at (407) 650-0593 if you have any questions or require assistance in connection with voting your shares.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Qualifications and Biographical Information

The biography of each director nominee below contains information regarding that person’s principal occupation, tenure with the Company, business experience, other director positions currently held or held at any time during the past five years, and the specific experience, qualifications, attributes or skills that led to the conclusion by the Board of Directors that such person should serve as a director of the Company.

AVI BANYASZ, Age 42	Director since 2012

Mr. Banyasz is a Partner of TPG Capital, LP (“TPG”) based in New York and co-leads TPG’s Real Estate Group. Prior to joining TPG in 2011, Mr. Banyasz served as a Managing Principal and member of the investment committee of Westbrook Partners, a real estate private equity firm where he worked for 13 years. Previously, Mr. Banyasz worked at Bear Stearns & Co. In addition to serving on the Board of Directors , Mr. Banyasz also serves on the boards of M West Properties, Inc., PointPark Properties Limited, Enlivant LLC and LifeStorage LP, of which he is the Chairman. Mr. Banyasz received a B.Comm., with High Distinction, from the University of Toronto.

Mr. Banyasz is a director nominated by TPG VI Pantera Holdings, L.P. (“TPG Pantera”) (such nominee, a “TPG Nominated Director”), and the Company is required pursuant to the stockholders agreement, as amended (the “Stockholders Agreement”), entered into in connection with the closing of the investment of TPG Pantera in the Company in June 2012, to nominate him for election to the Board of Directors. Mr. Banyasz’s extensive experience in real estate investment allows Mr. Banyasz to provide valuable insight to the Company and the Board of Directors, including with respect to the Company’s investing activities. Mr. Banyasz serves on the Corporate Governance and Nominating Committee of the Board of Directors (the “Corporate Governance and Nominating Committee”) and the Investment Committee of the Board of Directors (the “Investment Committee”).

CHARLES T. CANNADA, Age 56	Director since 2010

Mr. Cannada is a private investor and advisor with extensive background in the telecommunications industry. From 1989 to 2000, Mr. Cannada held various executive management positions at MCI (previously WorldCom and earlier LDDS Communications), including Chief Financial Officer from 1989 to 1994 and Senior Vice President in charge of Corporate Development and International Ventures and Alliances from 1995 to 2000. In these roles, Mr. Cannada was involved in numerous merger and acquisition transactions and financing transactions. Prior to joining MCI, Mr. Cannada was in public accounting from 1980 to 1989. Mr. Cannada currently serves on the board of directors for several non-public companies, including Chairman of the Board for Nanoventions, Inc. (a microstructure technology company), and director for First Commercial Bank, Inc. (chairman of the audit committee and a member of the investment/asset liability management committee) and Stadium Wrap America, LLC (a startup athletic banner company). Mr. Cannada serves on the Board of Trustees and executive committee of Belhaven University. He is also a member of the investment committee of the University of Mississippi’s Foundation Board and serves on the School of Accountancy’s Board of Advisors. Mr. Cannada received a B.B.A. in Accounting from the University of Mississippi.

Mr. Cannada’s extensive experience in the areas of accounting, finance, mergers and acquisitions, capital markets and governance of public companies has equipped him with distinct skills that are beneficial to the Company. As a successful entrepreneur and a board member in several non-public entities, he also brings a non-real estate perspective to the management and strategic planning areas of the Company. Mr. Cannada currently serves on the Audit Committee of the Board of Directors (the “Audit Committee”) and as Chair of the Compensation Committee of the Board of Directors (the “Compensation Committee”). From December 1, 2011 to December 19, 2013, Mr. Cannada served as the Lead Independent Director and Chairman of the Board of Directors.

EDWARD M. CASAL, Age 57	Director since 2011

Mr. Casal is Managing Director of Aviva Investors’ Indirect Real Estate Group (“Aviva”), which includes the Global Real Estate Multi-Manager Group and real estate investment trust (“REIT”) investing, and also has oversight responsibility over the firm’s Private Equity Multi-Manager business. Mr. Casal has been with Aviva since 2008. Mr. Casal is Chief Investment Officer of the Real Estate Multi-Manager Group, which has over $8 billion in assets under management with investments in all major regions of the world, and serves as chair of its Global Investment Committee. He is also Portfolio Manager for the firm’s real estate recapitalization and secondary fund. Mr. Casal was a co-founder of Madison Harbor Capital, a real estate fund-of-funds business, and served as its Chief Executive Officer from January 2004 through April 2008. He continues to serve as Chairman and Chief Executive Officer of Madison Harbor Balanced Strategies, Inc., a registered investment company. Prior to 2004, Mr. Casal spent 18 years at UBS Investment Bank, and one of its predecessor companies, Dillon, Read & Co. Inc., having served as manager of the real estate business and director of its North American real estate advisory business. Mr. Casal also worked for two years with Goldman, Sachs & Co. (“Goldman Sachs”) in the areas of equity research, municipal finance and real estate. Mr. Casal received a B.A. from Tulane University and an M.B.A. from Harvard Business School.

With over 30 years of experience in real estate investment and capital markets, Mr. Casal brings experience in many areas that are beneficial to the Company as it continues its pursuit of real estate investments. Mr. Casal provides valuable insight for the Board of Directors due to his experience in leading a global real estate investment team and his current involvement in the real estate capital markets. Mr. Casal currently serves on the Corporate Governance and Nominating Committee and as Chair of the Investment Committee.

KELVIN L. DAVIS, Age 51	Director since 2012

Mr. Davis is the Founder and Co-Head of TPG’s Real Estate Group. He has been a Partner at TPG based in San Francisco since 2000 and is a member of the firm’s Management Committee. From 2000 to 2009, Mr. Davis led TPG’s North American Buyouts Group, encompassing investments in all non-technology industry sectors. Prior to joining TPG in 2000, Mr. Davis was President and Chief Operating Officer of Colony Capital, LLC (“Colony”), a private international real estate-related investment firm which he co-founded in 1991. Prior to the formation of Colony, Mr. Davis was a principal of RMB Realty, Inc., the real estate investment vehicle of Robert M. Bass. Before his work with RMB Realty Inc., Mr. Davis worked at Goldman Sachs and with Trammell Crow Company in Dallas and Los Angeles. Mr. Davis currently serves on the board of directors of Caesars Entertainment Corporation, Catellus Development Corporation (“Catellus Development”), Northwest Investments, LLC (which is an affiliate of ST Residential), Taylor Morrison Home Corporation, Univision Communications, Inc., AV Homes, Inc. and Enlivant LLC. He previously served as a director of Kraton Performance Polymers, Inc., from December 2009 to May 2011, Graphic Packaging Holding Company, from March 2008 to July 2009, and Aleris International, Inc. from December 2006 to August 2009. He also serves on the boards of various charitable organizations. Mr. Davis received a B.A. from Stanford University and an M.B.A. from Harvard Business School.

Mr. Davis is a TPG Nominated Director, and the Company is required pursuant to the Stockholders Agreement to nominate him for election to the Board of Directors. Mr. Davis’s extensive management experience, board service and experience in the real estate industry allow Mr. Davis to provide valuable insight to the Company and the Board of Directors regarding the Company’s operations and management of its business. Mr. Davis is a member of the Compensation Committee and the Investment Committee.

LAURIE L. DOTTER, Age 54	Director since 2010

Ms. Dotter is the President of Transwestern Investment Group, serving as a fiduciary to institutional and private wealth clients, both in the United States and abroad, on specific investment strategies to meet their real estate investment objectives. Prior to assuming this role in 2011, she was a consultant to Transwestern. From

1998 through early 2010, Ms. Dotter served as Senior Vice President of Hunt Realty Investments, a privately owned real estate investment company, establishing a diverse portfolio of both direct real estate investments and investments through real estate operating partnerships. Ms. Dotter serves on the Texas Comptroller’s Investment Advisory Board for the Texas Treasury Safekeeping Trust Company, which manages more than $3 billion in endowment funds, and she formerly served as the Vice Chairman of the Plan Sponsor Council of the National Pension Real Estate Association. From 1993 to 1998, Ms. Dotter served as director of Real Estate Investment for the Teacher Retirement System of Texas where she was responsible for the public pension fund’s $2 billion real estate equity and commercial mortgage portfolio. Early in her career, Ms. Dotter worked for three years in the audit division and for four years in the financial consulting services group of Coopers & Lybrand, with primary assignments in financial institutions and real estate. Ms. Dotter received a B.B.A. in Accounting from Texas A&M University and is a Certified Public Accountant in the State of Texas.

Ms. Dotter’s experience in the areas of accounting, finance and investments on behalf of private and public funds and operating partnerships are beneficial to the Company as it pursues its investment strategy. Ms. Dotter’s experience representing both public and private investors gives her an understanding of financial objectives and investment perspectives for a variety of investors. Ms. Dotter currently serves as Chair of the Audit Committee and as a member of the Compensation Committee.

JAMES R. HEISTAND, Age 63	Director since 2011

Mr. Heistand is the President and Chief Executive Officer of the Company and has served in that capacity since December 2011. He has served as a director since June 2011, and served as Executive Chairman of the Board of Directors from June 2011 through November 2011. Prior to joining the Company, Mr. Heistand founded and served as Chairman of Eola Capital LLC, a privately owned property management company (“Eola”), since its inception in 2000. Mr. Heistand served as Chairman of the DASCO Companies from 1999 until its sale to CNL Retirement Properties in 2004 and as founder and Chairman of Associated Capital Properties from 1989 until its sale to Highwoods Properties, Inc. in 1998. He served on the Board of Directors of Highwoods Properties, Inc. from 1998 to 2000 and served as its senior vice president from 1997 to 1998. Mr. Heistand currently serves on the Board of Directors of United Legacy Bank in Orlando, Florida, and is a member of the chairman’s circle of the real estate advisory board for the Warrington College of Business Administration at the University of Florida. Mr. Heistand graduated from the University of Florida with a B.S. in Real Estate Finance.

Mr. Heistand has more than 25 years of experience in real estate strategic planning, investment, development and asset management. As a real estate entrepreneur, he has a track record of success built on identifying opportunities, assessing risk, structuring transactions with investment partners, and optimizing returns. His significant experience in all areas of real estate operation, financing and investment, as well as his extensive relationships with real estate industry entrepreneurs, investors, owners and financiers are beneficial in implementing the Company’s strategy.

C. WILLIAM HOSLER, Age 51	Director since 2012

Mr. Hosler currently serves as Chief Financial Officer and a director of Catellus Acquisition Company, LLC, a company engaged in commercial real estate property ownership, management and development. Prior to assuming his current role at Catellus Acquisition Company, LLC in March 2011, Mr. Hosler provided consulting services to Rockwood Capital and TPG, two private investment firms, from November 2008 to March 2011. Mr. Hosler served as Chief Financial Officer of Marcus & Millichap Holding Companies, a privately held investment and real estate services company, from January 2008 to November 2008. Prior to that, from June 2007 through December 2007 and July 2006 until June 2007, Mr. Hosler was a consultant to and Chief Financial Officer of Mirion Technologies, a privately held radiation detection, measuring and monitoring company. Mr. Hosler served as Chief Financial Officer of Catellus Development from 1999 to 2005, and, prior to Catellus Development, he was Chief Financial Officer of the Morgan Stanley Real Estate Funds where he served on the

Investment Committee. Mr. Hosler currently serves as a director of PacWest Bank and Fantex, Inc. Mr. Hosler received a B.S. from the University of Notre Dame and an M.B.A. from the University of Virginia.

Mr. Hosler is a TPG Nominated Director, and the Company is required pursuant to the Stockholders Agreement to nominate him for election to the Board of Directors. Mr. Hosler’s significant experience in commercial real estate investment and finance, as well as his experience as a Chief Financial Officer of a publicly traded company, allows him to make valuable contributions to the Company and the Board of Directors in these areas. Mr. Hosler serves on the Audit Committee and the Corporate Governance and Nominating Committee.

ADAM S. METZ, Age 53	Director since 2012

Mr. Metz is the Head of International Real Estate for The Carlyle Group, a global alternative asset manager. Prior to joining The Carlyle Group in September 2013, Mr. Metz was a Senior Advisor to TPG’s Real Estate Group from April 2011 to September 2013. Mr. Metz was the Chief Executive Officer of General Growth Properties, Inc. (“GGP”), a publicly traded developer and operator of regional shopping malls, from November 2008 until December 2010, and he served as a director of GGP from November 2006 to December 2010. Mr. Metz served as Lead Director and as a member of the Audit and Compensation Committees of GGP’s board of directors prior to becoming its Chief Executive Officer. In April 2009, GGP and certain of its affiliates filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code. While in Chapter 11, GGP was able to successfully restructure its obligations and preserve equity value. GGP emerged from Chapter 11 in November 2010. Mr. Metz previously has served as a member of the board of directors of Bally Total Fitness, a national operator of health clubs, and a member of the board of trustees of AMLI Residential Properties Trust, a publicly traded multifamily REIT. Mr. Metz received a B.S. from Cornell University and an M.S. in Management from Northwestern University.

Mr. Metz is a TPG Nominated Director, and the Company is required pursuant to the Stockholders Agreement to nominate him for election to the Board of Directors. Mr. Metz’s experience leading publicly traded real estate companies allows him to provide valuable insight to the Company and the Board of Directors regarding the Company’s operations and management of its business. Mr. Metz is a member of the Audit Committee and the Compensation Committee.

BRENDA J. MIXSON, Age 62	Director since 2009

Ms. Mixson is a Managing Director of C-III Capital Partners LLC, a commercial real estate investment management company that was formed and is controlled by Island Capital Group LLC. Prior to that, Ms. Mixson served as Managing Director of Island Capital Group LLC from 2003 until the formation of C-III Capital Partners LLC in 2011. Ms. Mixson is also the owner and operator of M. T. Bottles, LLC, a grape-growing and wine production and sales company. Ms. Mixson has been involved in banking, financial institutions and commercial real estate investment and management for over 25 years. She has previously served as Chief Financial Officer of First Union Real Estate Equity and Mortgage Investments, a publicly traded REIT now known as Winthrop Realty Trust, Chief Operating Officer of Prime Capital Holding, LLC, a real estate finance company, and a member of the board of directors of AvalonBay Communities, Inc., a publicly traded multifamily REIT, with service on audit, compensation and investment committees. Ms. Mixson received a B.S. in Economics from the University of Minnesota.

Ms. Mixson’s experience in finance, investment management and capital markets transactions, as well as her previous service as a chief financial officer, chief operating officer and a member of key committees of public companies, allows her to provide valuable insight to the Company and the Board of Directors in these areas. Ms. Mixson serves on the Investment Committee and as Chair of the Corporate Governance and Nominating Committee.

JAMES A. THOMAS, Age 78	Director since 2013

Mr. Thomas has served as Chairman of the Company’s Board of Directors since December 2013. Mr. Thomas previously served as Chairman of the Board, President and Chief Executive Officer of Thomas Properties Group, Inc. (“TPGI”), a real estate company that owned, acquired, developed and managed primarily office properties, from its formation in March 2004 to December 19, 2013, when TPGI merged with the Company (the “TPGI mergers”). Mr. Thomas founded TPGI’s predecessor group of entities and served as its Chairman of the Board and Chief Executive Officer from 1996 to the commencement of TPGI’s operations in October 2004. From 1983 to 1996, Mr. Thomas served as a co-managing partner of Maguire Thomas Partners, a national full-service real estate operating company which included TPGI’s predecessor group of entities. Mr. Thomas also served as Chief Executive Officer and principal owner of the Sacramento Kings National Basketball Association team and the ARCO Arena from 1992 until 1999. Mr. Thomas serves on the boards of a number of philanthropic and educational organizations. Mr. Thomas received his B.A. in Economics and Political Science with honors from Baldwin Wallace College and his J.D. magna cum laude from Cleveland Marshall Law School.

Mr. Thomas has over 50 years of experience in the real estate industry and has extensive knowledge of the industry, as well as extensive business relationships with investors, financial institutions and peer companies. Mr. Thomas serves as Chairman of the Board of Directors.

Independence

The Board of Directors, on recommendation of the Corporate Governance and Nominating Committee, has determined that each current director and nominee, other than Mr. Heistand, is “independent” as defined by the NYSE listing standards.

Stockholder Communication with the Board of Directors

Stockholders and other parties interested in communicating directly with the Chairman or with the non-management directors as a group may do so by writing to the Chairman of the Board of Directors, Parkway Properties, Inc., 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801. Correspondence so addressed will be forwarded directly to the Chairman.

Leadership Structure

Mr. Thomas serves as Chairman of the Board of Directors and has served in that capacity since December 19, 2013. Mr. Heistand serves as the President and Chief Executive Officer and has served in that capacity since December 1, 2011. The Company’s Bylaws permit the chairman to serve as chief executive officer. However, the Board of Directors has determined that separating these positions is in the best interest of the Company and the Company’s stockholders, as the Board of Directors believes that a separation of these roles fosters clear accountability and effective decision-making. The Company’s Corporate Governance Guidelines require the separation of the offices of chairman of the board and chief executive officer, except on an interim basis.

The Board of Directors believes that it is able to effectively provide independent oversight of the Company’s business and affairs, including the risks it faces, with a non-management Chairman and through the composition of the Company’s Board of Directors, the strong leadership of the independent directors and the independent committees of the Company’s Board of Directors, as well as the other corporate governance structures and processes already in place. Nine of the ten current nominees to the Company’s Board of Directors are non-management Directors and are independent under the NYSE listing standards. All of the Company’s directors are free to suggest the inclusion of items on the agenda for meetings of the Company’s Board of Directors or raise subjects that are not on the agenda for that meeting. In addition, the Board of Directors and each committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board of Directors also holds regularly scheduled executive sessions of only non-management directors, led by the Chairman, in order to promote discussion among the non-management directors and assure independent oversight of management. Moreover, the Board’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, all of which are comprised entirely of independent directors, also perform oversight functions independent of management.

Risk Oversight

The Board of Directors plays an important role in the risk oversight of the Company. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. In particular, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports to the Board of Directors and its committees on topics relating to the risks that the Company faces, including, among others, market conditions, tenant concentration and credit worthiness, leasing activity and expirations, compliance with debt covenants, management of debt maturities, access to debt and equity capital markets, existing and potential legal claims against the Company and various other matters relating to the Company’s business, (2) the review and assessment of risk relative to insurance coverage for the Company’s operating activities and financial investments, (3) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, acquisitions and dispositions of properties, capital markets activities, new borrowings and the appointment and retention of the Company’s senior management, (4) the direct oversight of specific areas of the Company’s business by the Compensation, Audit, and Corporate Governance and Nominating Committees, and (5) periodic reports from the Company’s auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes and the Company’s internal control over financial reporting. The Board of Directors also relies on management to bring significant matters impacting the Company to its attention.

Committees and Meeting Data

The Board of Directors has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Each member of each of these committees is “independent” as that term is defined in the NYSE listing standards. The Board of Directors has adopted a written charter for each of these committees, which is available on the Company’s website at www.pky.com under “Investors.”

The Audit Committee of the Board of Directors currently consists of Ms. Dotter (Chair), Mr. Cannada, Mr. Metz and Mr. Hosler. The Audit Committee held 10 meetings during the year ended December 31, 2014. The Audit Committee oversees the financial reporting of the Company, including the audit by the Company’s independent registered public accounting firm. Each member of the Audit Committee has been designated as an “Audit Committee financial expert” in accordance with SEC rules and regulations and the Board of Directors has determined that each member has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

The Compensation Committee of the Board of Directors currently consists of Mr. Cannada (Chair), Ms. Dotter, Mr. Metz and Mr. Davis. The Compensation Committee held five meetings during the year ended December 31, 2014. The Compensation Committee’s function is to review and recommend to the Board of Directors appropriate executive compensation policy and compensation of the Company’s directors and officers. The Compensation Committee also reviews and makes recommendations with respect to executive and employee benefit plans and programs.

The Corporate Governance and Nominating Committee currently consists of Ms. Mixson (Chair), Mr. Banyasz, Mr. Casal and Mr. Hosler. The Corporate Governance and Nominating Committee held five meetings during the year ended December 31, 2014. As set forth in its Charter, the responsibilities of the Corporate Governance and Nominating Committee include assessing board membership needs and identifying, screening, recruiting and presenting director candidates to the Board of Directors, implementing policies regarding corporate governance matters, making recommendations regarding committee memberships and evaluating the Board of Directors and management.

In addition, the Board of Directors has a standing Investment Committee. The Investment Committee provides oversight and discipline to the investment process, among other things. The Company’s management outlines acquisition and disposition opportunities in written reports for the Investment Committee based on detailed underwriting and analysis. The Investment Committee meets with the Company’s management, reviews each submission thoroughly, and approves or denies acquisition and disposition recommendations between regularly scheduled meetings of the Board of Directors. The Investment Committee currently consists of Mr. Casal (Chair), Mr. Banyasz, Mr. Davis and Ms. Mixson. The Investment Committee held 17 meetings during the year ended December 31, 2014.

During the year ended December 31, 2014, the full Board of Directors held 15 meetings. Each director, with the exception of Mr. Davis, attended at least 75% of the total number of meetings of the Board of Directors held during 2014 and at least 75% of the total number of meetings held during 2014 by all committees of the Board of Directors on which he or she served during the period of his or her service. The Company’s Corporate Governance Guidelines provide that all Directors are expected to regularly attend all meetings of the Board of Directors and the committees of the Board of Directors on which he or she serves. In addition, each director is expected to attend the Meeting. In 2014, nine of the 10 directors attended the 2014 Annual Meeting of Stockholders.

Nominating Procedures

The Corporate Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. In identifying suitable candidates for nomination as a director, the Corporate Governance and Nominating Committee will consider the needs of the Board of Directors and the range of skills and characteristics required for effective functioning of the Board of Directors. In evaluating such skills and characteristics, the Corporate Governance and Nominating Committee may take into consideration such factors as it deems appropriate, including those included in the Corporate Governance Guidelines, which are available on the Company’s website (www.pky.com) under “Investors.” The Corporate Governance and Nominating Committee will consider nominees suggested by incumbent board members, management, stockholders and, in certain circumstances, outside search firms.

Notwithstanding the foregoing, TPG Pantera has the right to nominate up to four directors to the Company’s Board of Directors and up to two directors to each committee of the Board of Directors based on a number of factors, including its level of ownership in the Company’s outstanding Common Stock. The Company is required pursuant to the Stockholders Agreement to nominate for election to the Board of Directors any such individuals selected by TPG Pantera, provided that the Company has no obligation to nominate, elect or appoint any TPG Nominated Director if such nomination, election or appointment would violate applicable law or result in a breach by the Board of Directors of its fiduciary duties to its stockholders.

The Company does not have a formal policy regarding diversity of membership of the Board of Directors or otherwise require that the composition of the Board of Directors include individuals from any particular background or who possess specific attributes. However, the Corporate Governance Guidelines recognize the value of having a board that encompasses a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion (the Board of Directors has not attempted to define “diversity”). The Corporate Governance and Nominating Committee will continue to consider whether it would be appropriate to adopt a policy or guidelines regarding board diversity or define diversity as it relates to the composition of the Board of Directors.

The Corporate Governance and Nominating Committee will consider written recommendations for potential nominees suggested by stockholders. Any such person will be evaluated in the same manner as any other potential nominee for director. Any suggestion for a nominee for director by a stockholder should be sent to the Company’s Secretary at 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801, within the time periods set forth under the heading “About the Meeting—How do I submit a proposal for the 2016 Annual Meeting?” above.

Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee is comprised of four independent directors: Messrs. Cannada, Davis and Metz and Ms. Dotter. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, nor has such interlocking relationship existed in the past.

Compensation of Directors

Under the Company’s current director compensation program, each non-employee director, with the exception of the four TPG Nominated Directors, as discussed below, is paid an annual cash retainer of $55,000 payable ratably on a quarterly basis. In addition, these directors also receive an annual equity award in connection with their election to the Board of Directors at the annual meeting of stockholders, which consists of shares of Common Stock with a value of $55,000 as of the date of grant. A director who is appointed to the Board of Directors outside of the annual meeting of stockholders receives a prorated amount of the equity award and cash retainer. Additionally, a new director receives, upon initial election or appointment as a non-employee director, a stock award of 600 shares of Common Stock. If the 2015 Equity Plan is approved by stockholders, the Company plans to issue these equity awards under the 2015 Equity Plan. In addition, the Chairman of the Board of Directors receives an additional annual cash retainer of $75,000.

Under the Company’s director compensation program, the chairperson of the Audit Committee receives an annual cash retainer of $20,000, the chairperson of the Compensation Committee receives an annual cash retainer of $15,000 and the chairpersons of the Investment Committee and Corporate Governance and Nominating Committee each receives an annual cash retainer of $10,000. Each non-employee director is paid $1,500 for each board meeting attended. The Audit Committee chairperson receives $2,000 for each Audit Committee meeting attended and other members of the Audit Committee receive $1,500 for each Audit Committee meeting attended. Members of all other committees receive $1,000 for each meeting attended. In each case, non-employee directors also are reimbursed for expenses incurred in connection with attendance at each meeting. The Company’s director compensation program may be revised by the Board of Directors from time to time.

Notwithstanding the foregoing, the Company will not make grants of awards or otherwise pay compensation to any TPG Nominated Director. On June 5, 2012, the Company entered into a Management Services Agreement with TPG VI Management, LLC (“TPG Management”) whereby a quarterly monitoring fee is paid to TPG Management in lieu of any director fees otherwise payable by the Company to the TPG Nominated Directors. An affiliate of TPG Pantera pays Messrs. Metz and Hosler an annual fee of $125,000 for their service on the Company’s Board of Directors and committees.

Mr. Heistand does not receive any compensation for serving the Company as a member of the Board of Directors.

The Company’s non-employee directors received the following aggregate amounts of compensation for the year ended December 31, 2014:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	All Other Compensation	Total
Avi Banyasz (3)	$—	$—	$—	$—	$—
Charles T. Cannada	$124,507	$55,007	$—	$—	$179,514
Edward M. Casal	$115,000	$55,007	$—	$—	$170,007
Kelvin L. Davis (3)	$—	$—	$—	$—	$—
Laurie L. Dotter	$128,500	$55,007	$—	$—	$183,507
C. William Hosler (3)	$—	$—	$—	$—	$—
Adam S. Metz (3)	$—	$—	$—	$—	$—
Brenda J. Mixson	$113,500	$55,007	$—	$—	$168,507
James A. Thomas (4)	$155,274	$88,771	$—	$120,000	$364,045

(1)	Represents the grant date fair value of the award determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. All directors, except the TPG Nominated Directors, received 2,929 shares of Common Stock as part of their annual retainer upon re-election to the Board of Directors at the 2014 Annual Meeting of Stockholders.
(2)	No stock options were granted in 2014. No non-employee director held stock options at December 31, 2014.
(3)	As discussed above, the four TPG Nominated Directors do not receive remuneration directly from the Company. An affiliate of TPG Pantera pays Messrs. Metz and Hosler an annual fee of $125,000 for their service on the Board of Directors and committees.
(4)	Upon Mr. Thomas’ appointment to the Board of Directors on December 19, 2013, he was entitled to an award of 600 shares of Common Stock and a pro-rated annual award of Common Stock, which were granted in 2014 and reflected in the “Stock Awards” column. “All Other Compensation” consists of the value of certain perquisites consisting of the use of the Company’s office space, equipment and an assistant for purposes unrelated to the Company.

PROPOSALS TO BE VOTED ON

Proposal 1 – Election of Directors

In accordance with the Bylaws of the Company, the Board of Directors has by resolution fixed the number of directors to be elected at the Meeting to ten directors. All ten positions on the Board of Directors are to be filled by the vote of the stockholders at the Meeting. Each person so elected shall serve until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified.

The nominees for director are: Avi Banyasz, Charles T. Cannada, Edward M. Casal, Kelvin L. Davis, Laurie L. Dotter, James R. Heistand, C. William Hosler, Adam S. Metz, Brenda J. Mixson and James A. Thomas. All nominees were elected at the 2014 Annual Meeting of Stockholders and are currently serving as directors of the Company.

Unless instructed otherwise, proxies will be voted FOR the nominees listed above. Information regarding the director nominees can be found under the heading “Corporate Governance and Board Matters—Director Qualifications and Biographical Information.”

The Board of Directors recommends that you vote FOR all ten nominees.

Proposal 2 – Advisory Vote on the Ratification of Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment of the independent registered public accounting firm engaged by the Company. The Audit Committee has appointed Ernst & Young LLP as independent auditors for 2015 and the Board of Directors recommends that stockholders vote for ratification of such appointment. Notwithstanding the selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it believes that doing so would be in the Company’s best interests and the best interests of its stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider, but might not change, its selection.

Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

The “Audit Committee Matters” section of this Proxy Statement contains additional information regarding the independent auditors, including a description of the Audit Committee’s Policy for Pre-Approval of Audit and Permitted Non-Audit Services and a summary of Auditor Fees and Services.

The Board of Directors recommends that you vote FOR the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the 2015 fiscal year.

Proposal 3 – Advisory Vote on Executive Compensation

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is asking its stockholders to provide an advisory, nonbinding vote to approve the compensation awarded to the Company’s Named Executive Officers, as the Company has described it in the “Compensation of Executive Officers” section of this Proxy Statement.

As described in detail under the heading “Compensation of Executive Officers—Compensation Discussion and Analysis,” the Company seeks to closely align the interests of the Company’s Named Executive Officers with the interests of its stockholders. The Company’s compensation programs are designed to reward its Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

You may vote for or against the following resolution, or you may abstain. This proposal is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and procedures described in this Proxy Statement.

Accordingly, the Company asks its stockholders to approve the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation awarded to the Company’s Named Executive Officers for 2014, as disclosed under SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related material included in this Proxy Statement.”

While this is an advisory vote and is not binding on the Company, the Board of Directors and the Compensation Committee will consider the outcome of the vote, along with other relevant factors, when considering future executive compensation decisions.

The Board of Directors recommends that you vote FOR the resolution approving the Company’s 2014 executive compensation.

Proposal 4 – Ratify Adoption of the 2015 Omnibus Equity Incentive Plan

The stockholders are being asked to consider and vote upon a proposal to approve (1) the Parkway Properties, Inc. and Parkway Properties LP 2015 Omnibus Equity Incentive Plan, which amends, restates and supersedes the Parkway Properties, Inc. and Parkway Properties LP 2013 Equity Incentive Plan (the “2013 Equity Plan”), to increase the total number of shares of Common Stock issuable under the 2015 Equity Plan by 2.5 million shares, and (2) the material terms for payment of performance-based compensation under the 2015 Equity Plan as required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company is seeking approval of the 2015 Equity Plan to comply with NYSE stockholder approval requirements applicable to equity plans. The Company is seeking approval of the Section 162(m) performance-based compensation terms to enable, for the next five years, the Company to deduct such compensation for federal income tax purposes if the requirements of Section 162(m) of the Code, in addition to stockholder approval, are satisfied.

On February 20, 2015, the Board of Directors adopted the 2015 Equity Plan upon the recommendation of the Compensation Committee, subject to approval by the Company’s stockholders at the Meeting. The Board of Directors believes that approval of the 2015 Equity Plan is in the best interests of the Company and its stockholders because it will provide incentive compensation to promote the growth and success of the Company and Parkway Properties LP, the Company’s operating partnership (the “Operating Partnership”), by aligning the interests of the 2015 Equity Plan’s participants with those of the Company’s stockholders and to attract, retain, and reward employees, directors, and consultants of the Company.

If approved by the Company’s stockholders, the 2015 Equity Plan will amend, restate, and supersede the 2013 Equity Plan and will reserve additional shares for future grants. Any awards granted under the 2013 Equity Plan will be subject to the terms and conditions of the 2015 Equity Plan, except to the extent that the terms and conditions of the 2015 Equity Plan are inconsistent with the terms and conditions of such awards. If the Company’s stockholders do not approve the 2015 Equity Plan, compensatory equity-based grants to employees, directors, and consultants of the Company will continue to be made under the 2013 Equity Plan to the extent of the shares of Common Stock available for issuance under that plan, which for future grants of full-value awards equaled an estimated 109,665 shares and for future grants of options and other non-full-value awards equaled an estimated 212,500 shares as of February 20, 2015 (after giving effect to the February 2015 grants under the 2013 Equity Plan but without giving effect to additional shares that may become available upon the future expiration, forfeiture, or cancellation of outstanding awards).

In February 2015, the Compensation Committee approved the grant of 98,196 restricted stock units (“RSUs”) and 147,302 profits interest units (“LTIP units”) in the aggregate under the 2015 Equity Plan to the Company’s executive officers. The Compensation Committee also made February 2015 grants to certain other key employees. These other grants, however, which total 169,400 RSUs in the aggregate, were made under the 2013 Equity Plan. As detailed below in the table under the heading “New Plan Benefits,” if the Company’s stockholders do not approve the 2015 Equity Plan by February 19, 2016, these awards to the executive officers under the 2015 Equity Plan will terminate and be forfeited, except to the extent such awards could have been made under the 2013 Equity Plan, as determined and provided by the Compensation Committee. When these new February 2015 awards to the executive officers are combined with the Company’s other outstanding equity awards, the Company had outstanding, under all of its plans as of the record date of the Meeting, an aggregate of approximately 1,176,740 shares of restricted stock, RSUs, LTIP units, and deferred incentive share units and an aggregate of 1,325,000 options with an exercise price of $17.21 and a remaining term of approximately 8.2 years.

In addition, pursuant to the Company’s non-employee director compensation policy and subject to the approval of the 2015 Equity Plan by the Company’s stockholders at the Meeting, the Board of Directors intends to award fully vested shares of Common Stock under the 2015 Equity Plan to the Company’s non-employee directors as detailed below in the table under the heading “New Plan Benefits.” If the Company’s stockholders do not approve the 2015 Equity Plan, the Board of Directors intends to make these awards to non-employee directors under the 2013 Equity Plan, to the extent such awards may be made thereunder.

A summary of the material terms of the 2015 Equity Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2015 Equity Plan, which is attached as Appendix A and incorporated by reference into this proposal.

Key Features of the 2015 Equity Plan

As described below, the 2015 Equity Plan generally provides for:

•	the granting of options or stock appreciation rights only at an exercise price not less than the fair market value of a share of Common Stock on the grant date;

•	a ten-year maximum term for options and stock appreciation rights;

•	no vesting in dividend equivalent rights granted with respect to a performance-based award unless the underlying award vests;

•	no repricing of options or stock appreciation rights; and

•	no reload or “evergreen” share replenishment features.

Summary of the 2015 Equity Plan

Purpose, Administration, and Eligibility

The purposes of the 2015 Equity Plan are to promote the growth and success of the Company and the Operating Partnership by aligning the interests of the 2015 Equity Plan’s participants with those of the Company’s stockholders and to attract, retain, and reward employees, directors, and consultants of the Company. To this end, the 2015 Equity Plan permits the grant of the following types of awards: (1) options, including nonstatutory stock options and incentive stock options (“ISOs”); (2) stock appreciation rights; (3) restricted stock; (4) RSUs; (5) LTIP units; (6) dividend equivalents; and (7) other forms of awards payable in or denominated by reference to shares of Common Stock.

The Compensation Committee will administer the 2015 Equity Plan. The Compensation Committee will have sole discretion to select the recipients of awards, establish the terms of awards, interpret the plan, and amend awards, all subject to the terms of the 2015 Equity Plan. The Compensation Committee may delegate ministerial duties and authority to interpret the 2015 Equity Plan and respond to claims to a Senior Vice President or an Executive Vice President, provided that the Compensation Committee may not delegate authority (1) to grant or amend awards that are (a) held by individuals who are subject to Section 16 of the Exchange Act, (b) intended to qualify as performance-based compensation under Section 162(m) of the Code, or (c) held by officers of the Company or directors to whom authority to grant or amend awards has been delegated, or (2) with respect to the certification of the satisfaction of performance goals.

All (1) employees of the Company, the Operating Partnership, and certain subsidiaries of the Company, (2) non-employee directors of the Company (excluding the TPG Nominated Directors), and (3) consultants or advisors to the Company and the Operating Partnership are eligible to participate in the 2015 Equity Plan. As of the record date for the Meeting, approximately 313 employees (including the five Named Executive Officers) and five non-employee directors would be eligible to participate in the 2015 Equity Plan. As described above, the Company’s remaining four non-employee directors are the TPG Nominated Directors who do not participate in the Company’s non-employee director compensation program and are not otherwise paid director fees by the Company in connection with their service on the Board of Directors.

Term; Amendment, Suspension, and Termination

The 2015 Equity Plan was approved by the Board of Directors and became effective on February 20, 2015, subject to approval by the Company’s stockholders at the Meeting. Unless terminated earlier, the 2015 Equity Plan shall terminate automatically on February 20, 2025.

The Board of Directors may amend, suspend, or terminate the 2015 Equity Plan at any time, except that no amendment may be made without stockholder approval if applicable law or stock exchange rules would require stockholder approval for the amendment, or if the amendment would allow the grant of options or stock appreciation rights at an exercise price below fair market value as of the date of grant. Further, no such amendment, suspension, or termination may adversely affect the rights under any outstanding award without the holder’s consent.

If stockholder approval of the 2015 Equity Plan is not obtained within 12 months of the adoption of the 2015 Equity Plan by the Board of Directors (i.e., by February 19, 2016), any awards theretofore granted under the 2015 Equity Plan will automatically be cancelled, except to the extent such award could have been made under the 2013 Equity Plan, as determined and provided by the Compensation Committee. No ISOs may be awarded under the 2015 Equity Plan after the tenth anniversary of the 2015 Equity Plan’s adoption by the Board of Directors.

Authorized Shares and Individual Limitations

The 2015 Equity Plan permits the grant of awards with respect to a number of shares of Common Stock equal to the sum of (i) 2.5 million shares, plus (ii) the number of shares available for future awards under the 2013 Equity Plan as of the Meeting, plus (iii) the number of shares related to awards outstanding under the 2013 Equity Plan as of the Meeting that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of Common Stock. As of December 31, 2014, an estimated 279,065 shares remained available for full-value awards and an estimated 212,500 shares remained available for options and other non-full-time awards under the 2013 Equity Plan. As of February 20, 2015, an estimated 109,665 shares remained available for full-value awards and an estimated 212,500 shares remained available for options and other non-full-value awards under the 2013 Equity Plan (after giving effect to the February 2015 grants under the 2013 Equity Plan but without giving effect to additional shares which might terminate thereafter by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of Common Stock).

With respect to the share increase, the maximum aggregate number of shares available for issuance in settlement of full value awards (i.e., awards other than options and stock appreciation rights) is 2 million shares, and the maximum number of shares that may be issued as options and stock appreciation rights is 500,000 shares.

The maximum number of shares that may be made subject to options or stock appreciation rights granted under the 2015 Equity Plan to any participant during any one calendar year is 500,000 shares, and the maximum number of shares that may be made subject to awards, other than options and stock appreciation rights, granted under the 2015 Equity Plan that are share-denominated and are either share- or cash-settled to any participant during any one calendar year is 1,000,000 shares.

If an award is cancelled, forfeited, or expires unvested or unexercised, or is settled in whole or in part in cash rather than in shares of Common Stock, then the shares covered by the portion of the award that is so cancelled, forfeited, expired, or settled will again become available for award under the 2015 Equity Plan. Shares repurchased by the Company at the same price paid by a participant will also become available for award under the 2015 Equity Plan, and the payment of dividend equivalents in cash in conjunction with any outstanding awards will not count against the share limit. Conversely, shares (i) tendered or withheld in payment of an exercise price, (ii) tendered or withheld to satisfy the Company’s tax withholding obligation with respect to options or stock appreciation rights, (iii) not issued upon exercise of a stock appreciation right to which they are subject, and (iv) purchased in the open market with cash proceeds of option exercises will not be available for re-issuance under the 2015 Equity Plan. No shares may be made subject to a grant if that would cause an ISO to fail to qualify as such under the Code.

Fair Market Value Determination

For so long as the Common Stock remains listed on the NYSE (or any other established securities exchange), listed on any national market system, or listed, quoted, or traded on any automated quotation system, the fair market value of a share of Common Stock will be the closing sales price for a share as quoted on such exchange or system for such date. If there is no reported closing price on such date, the fair market value of a share of Common Stock will be the closing price of the Common Stock on the last preceding date for which such quotation exists.

If the Common Stock is not listed on an established securities exchange, national market system, or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, the fair market value of a share of Common Stock will be the average of the mean of the high bid and low asked prices for such date. If there are no high bid and low asked prices on such date, the fair market value of a share of Common Stock will be the average of the mean of the high bid and low asked prices on the last preceding date for which such information exists.

If the Common Stock is neither listed on an established securities exchange, national market system, or automated quotation system, nor regularly quoted by a recognized securities dealer, the Compensation Committee will determine the fair market value in good faith by reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.

On March 25, 2015, the closing price on the NYSE of the Common Stock was $17.47 per share.

Options

An option is the right to purchase shares of Common Stock at a fixed exercise price during a fixed period of time. The 2015 Equity Plan permits the grant of nonstatutory options and options that qualify as ISOs for tax purposes. The Compensation Committee establishes the number of shares covered by each option and the exercise price per share, which cannot be less than the fair market value of a share of Common Stock on the date of grant, or 110% of the fair market value of a share of Common Stock on the date of grant in the case of an ISO granted to a ten percent stockholder. An option will become vested and exercisable at such times and subject to such conditions as the Compensation Committee determines but will not be exercisable later than ten years after grant, or five years after grant in the case of an ISO granted to a ten percent stockholder. The Compensation Committee will specify in an award agreement whether, and if so, the extent to which an option remains exercisable after the termination of the participant’s employment or service with the Company and its subsidiaries.

The exercise price of an option must be paid upon exercise in a form of payment prescribed by the Compensation Committee. The Compensation Committee may provide for any form of payment it finds appropriate, including payment in cash, tender of shares of Common Stock, and retention by the Company of shares otherwise issuable on the option exercise having a fair market value at exercise equal to the option exercise price.

To the extent that the aggregate fair market value of shares of Common Stock determined on the date of grant with respect to which ISOs are exercisable for the first time during any calendar year exceeds $100,000, the option will be treated as a nonstatutory stock option.

Stock Appreciation Rights

A stock appreciation right entitles the recipient to payment from the Company on the exercise date of an amount equal to any excess of the fair market value of a share of Common Stock on the exercise date over the exercise price for the stock appreciation right, multiplied by the number of shares covered by the exercise. The Compensation Committee establishes the number of shares covered by each stock appreciation right and the exercise price per share, which cannot be less than the fair market value of a share of Common Stock on the date of grant. A stock appreciation right will become vested and exercisable at such times and subject to such conditions as the Compensation Committee determines but will not be exercisable later than ten years after grant. The Compensation Committee will specify in an award agreement whether, and if so, the extent to which a stock appreciation right remains exercisable after the termination of the participant’s employment or service with the Company and its subsidiaries. The Company may settle the amount due on exercise of a stock appreciation right by payment in cash or the issuance of shares of Common Stock, or in a combination of cash and shares, as the Compensation Committee determines.

Restricted Stock and Restricted Stock Units

A restricted stock award is an award of shares of Common Stock in which the participant’s interest is forfeitable upon grant and will become nonforfeitable only if vesting conditions or other restrictions established by the Compensation Committee are satisfied. An RSU award obligates the Company to issue a specified number of shares of Common Stock (or their cash equivalent) in the future if vesting conditions or other restrictions established by the Compensation Committee are satisfied. The Compensation Committee determines the number of shares covered by an award of restricted stock or RSUs and establishes the terms of the award, including the vesting conditions and/or restrictions for the award. The vesting conditions may relate to the continuance of the participant’s employment or service, the satisfaction of specified performance goals (relating to the Company, a unit of the Company, or the participant) within a specified period, or other factors, or a combination of factors. A participant will forfeit a restricted stock or RSU award to the extent its vesting conditions or other restrictions are not satisfied within the period established by the Compensation Committee.

Restricted stock will carry voting and dividend rights unless the Compensation Committee provides otherwise in the award agreement, or unless the vesting of the restricted stock is subject to the satisfaction of performance goals, in which case no dividend will be payable unless and until the performance goals are achieved. An RSU award does not carry voting or dividend rights, but the Compensation Committee may provide in the award agreement for the payment of dividend equivalents if the award’s vesting conditions are satisfied.

Profits Interest Units (LTIP Units)

An LTIP unit is a unit of limited partnership interest in the Operating Partnership that is intended to constitute a “profits interest” within the meaning of the Code and the guidance thereunder. LTIP units may be issued only to participants for the performance of services to or for the benefit of the Operating Partnership in the participant’s capacity as a partner of the Operating Partnership, in anticipation of the participant becoming a partner of the Operating Partnership, or as otherwise determined by the Compensation Committee. A LTIP unit will become vested at such times and subject to the limited partnership agreement of the Operating Partnership and such additional conditions as the Compensation Committee may determine.

Dividend Equivalents

A dividend equivalent is the right to receive the equivalent value (in cash or Common Stock) of dividends paid on shares of Common Stock during the term of the award. A recipient of dividend equivalents will receive credits as of each dividend payment date during the period of the award as if the underlying shares of Common Stock had been then held by the recipient. Dividend equivalents may be granted by the Compensation Committee alone or in tandem with another award, provided that no dividend equivalents may be paid with respect to options or stock appreciation rights. Dividend equivalents credited to the recipient may be converted to cash or additional shares of Common Stock in accordance with such formula and at such time, and subject to such limitations, as may be determined by the Compensation Committee. Dividend equivalents granted with respect to shares of Common Stock covered by an award subject to performance-based or service-based vesting may only be paid at such time or times, and only to the extent that, such performance-based or service-based vesting conditions are satisfied.

Other Forms of Award

The 2015 Equity Plan permits the grant of other forms of award that provide for the issuance of shares of Common Stock, or that are denominated in or measured by the fair market value of a share of Common Stock, or that provide for payment in shares of Common Stock rather than cash under a bonus or incentive plan of the Company. The Compensation Committee will determine the terms and conditions of any such award.

Vesting of Full Value Awards

Full value awards (that is, awards other than options and stock appreciation rights) must become vested over a period of three years or longer, except that any full value awards subject to performance-based vesting must become vested over a period of one year or longer. The Compensation Committee may waive vesting requirements upon a participant’s death, disability, retirement, other specified termination of service, or upon a change in control.

Performance Goals

The 2015 Equity Plan is designed to permit the Compensation Committee to grant awards to covered executive officers that will constitute qualified performance-based compensation for purposes of Section 162(m) of the Code; however, the Compensation Committee may exercise its discretion to award compensation under the 2015 Equity Plan that would not qualify as qualified performance-based compensation under Section 162(m).

Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its principal executive officer or any of the three other most highly-compensated officers (excluding the principal financial officer), as determined in accordance with the applicable rules under the Exchange Act. Under the Code, however, there is no limitation on the deductibility of compensation paid to such officers, who are referred to as “covered employees,” that represents qualified performance-based compensation as determined under the Code. To constitute qualified performance-based compensation, the compensation paid by the Company to its covered employees must be paid solely on account of the achievement of one or more objective performance goals established in writing by the Compensation Committee while the achievement of such goals is substantially uncertain. Performance goals may be based on one or more performance measures consisting of business criteria that apply to the covered employee, a business unit or the Company, a subsidiary, or other affiliate on an individual or a consolidated basis, but need not be based on an increase or positive result under the business criteria selected.

The 2015 Equity Plan authorizes the establishment of performance goals on an objective test of performance based on one or more of the following criteria: revenue; earnings; net earnings; operating earnings; earnings before taxes; earnings before income tax expense, interest expense, and depreciation and amortization expense (“EBITDA”); earnings per share of Common Stock; stock price; costs; return on equity; return on assets; assets management; asset quality; asset growth; budget achievement; net operating income (“NOI”); average occupancy; year-end occupancy; funds from operations (“FFO”); adjusted funds from operations (“AFFO”); funds available for distribution (“FAD”); dividend or FAD payment; total stockholder return on an absolute basis or a relative basis measured against comparable peers or a real estate index; leverage ratios; capital expenditures; customer satisfaction survey results; property operating expense savings; design, development, permitting, or other progress on designated properties; third-party fee generation; leasing goals; goals relating to mergers and acquisitions or divestitures, targeted financing, or capital market objectives; lease retention; liability management; credit management; certain levels of operating expense; growth in assets, unit volume, revenue, sales, or market share; or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, or cost targets.

Performance goals may be established for the Company as a whole, on a per share basis, or for the Company’s various properties, groups, divisions, or subsidiaries or the Operating Partnership, or a combination of them. Performance goals may be based on absolute performance or on performance relative to performance of unrelated businesses specified by the Compensation Committee, on other external measures of the selected performance criteria, or on comparison to any prior period or to budget or target.

Grants to Non-Employee Directors

The 2015 Equity Plan permits the grant of awards to directors of the Company who are not employees of the Company, the Operating Partnership, or its subsidiaries, provided the grants are made in accordance with a written nondiscretionary formula established by the Board of Directors. Notwithstanding the terms of any such nondiscretionary formula, the aggregate grant date fair value of awards to a non-employee director in any calendar year may not exceed $1 million.

Adjustments in Authorized Shares and to Awards

The 2015 Equity Plan provides that, in the event of a change in the capitalization of the Company, a corporate transaction involving the Company, or a reorganization or liquidation of the Company, the Compensation Committee will adjust the number and class of shares of Common Stock remaining available for awards under the 2015 Equity Plan, the number of shares subject to outstanding awards, the exercise or purchase prices under outstanding awards (as applicable), and the limits on awards, in a manner the Compensation Committee determines equitable to prevent dilution or enlargement of benefits or rights under the 2015 Equity Plan.

Forfeiture on Misconduct; Recoupment

Under the 2015 Equity Plan, a participant will forfeit all rights under outstanding awards if the Compensation Committee determines that the participant’s behavior constitutes misconduct as defined in the 2015 Equity Plan. The 2015 Equity Plan permits the Compensation Committee to provide in an award agreement or in a policy applicable to awards under the 2015 Equity Plan that, under specified conditions, a participant will be obliged to return to the Company amounts paid and shares of Common Stock distributed under the 2015 Equity Plan. By way of illustration, the specified conditions may include the occurrence of an error in financial reporting resulting in payment of excess performance-based compensation. In addition to the foregoing, all awards (and benefits derived therefrom) will be subject to any claw-back policy implemented by the Company, including any such policy implemented to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations.

Change in Control

If the Company experiences a change in control in which outstanding awards under the 2015 Equity Plan will not be assumed, continued, or replaced with equivalent awards by the surviving entity, then the Compensation Committee may determine in its sole discretion that (i) all outstanding options and stock appreciation rights will immediately vest and become exercisable, and (ii) all restrictions and other conditions applicable to any outstanding restricted stock, RSUs, and other share-based awards, including any vesting requirements, will immediately lapse, and any performance goals relevant to such award will be deemed to have been achieved at the target level, with all such awards becoming free from restrictions and, with respect to RSUs, becoming payable immediately or otherwise upon the earliest permissible date. In addition, in such situation, the Compensation Committee may determine to cancel such awards and pay the participants cash, property, or a combination of cash and property equal to the net value the holders of such cancelled awards otherwise would have received pursuant to the change in control. If the Company experiences a change in control in which outstanding awards under the 2015 Equity Plan are assumed, continued, or replaced with equivalent awards by the surviving entity, if any participant is terminated other than for cause (as defined in the 2015 Equity Plan) or terminates his or her employment for good reason (as defined in the 2015 Equity Plan) within two years following such change in control, any awards of such participant that were assumed, continued, or replaced by the surviving entity automatically will be given the treatment described in the first sentence of this paragraph.

In summary, a change in control under the 2015 Equity Plan occurs if:

(i)	a person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of 45% or more of the combined voting power of the Company’s then-outstanding securities;

(ii)	the Company closes on a merger or consolidation transaction (other than a transaction which would result in the Company’s voting securities before the transaction continuing to represent more than 55% of the combined voting power of the securities of the surviving entity);

(iii)	the Company closes on the sale or disposition of all or substantially all of the Company’s assets; or

(iv)	there has been a change in 50% or more of the voting power of the members of the Board of Directors in any rolling 12-month period.

The Compensation Committee retains full and final authority to determine whether a change in control has occurred, the date of a change in control, and any matters incidental to a change in control.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution. Awards requiring exercise are exercisable during the lifetime of a participant only by the participant or, in the event the participant becomes legally incompetent, by the participant’s guardian or legal representative. Notwithstanding the foregoing, the Compensation Committee may permit a participant to transfer, not for value, all or part of a nonstatutory stock option or stock appreciation right to a family member (as defined in the 2015 Equity Plan). If so transferred, the nonstatutory stock option or stock appreciation right will continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer and shares acquired pursuant to such award shall be subject to the same restrictions with respect to transfer of such shares as would have applied to the participant.

Prohibition against Repricing

Except for adjustments in connection with a change in the capitalization of the Company, a corporate transaction involving the Company, or a reorganization or liquidation of the Company, an option or stock appreciation right may not be (i) amended to reduce the exercise price or (2) cancelled in exchange for cash or another option, stock appreciation right, or other stock-based award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off, or other similar corporate transaction. The Company may not take any other action that is treated as a repricing under generally accepted accounting principles.

U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of awards under the 2015 Equity Plan for participants and the Company will depend on the type of award granted. The following summary description of tax consequences is intended only for the general information of stockholders. A participant in the 2015 Equity Plan should not rely on this description and instead should consult his or her own tax advisor.

Options. The grant of an option will have no tax consequences for the participant or the Company.

Upon the exercise of a nonstatutory stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the acquired shares on the exercise date over the exercise price. Upon a subsequent sale or exchange of the acquired shares, the participant will realize a capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

Upon the exercise of an ISO, the participant will not recognize any ordinary income. However, the alternative minimum tax may apply, because the excess of the fair market value of ISO shares on the date of exercise over the exercise price is an adjustment to the participant’s alternative minimum taxable income. If there is no disposition of ISO shares before the later of two years from the date of grant and one year from the date of exercise, then the participant will realize a long-term capital gain or loss upon a sale or exchange of the ISO shares. If the ISO shares are sold or exchanged before the later of two years from the date of grant and one year from the date of exercise, the amount of gain realized on the sale or exchange or, if less, the excess of the fair market value on the exercise date over the exercise price, will be ordinary income for the participant; any balance of the gain or loss recognized by the participant on the sale will be a capital gain or loss.

If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to a deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

A participant who has transferred a nonstatutory stock option to a family member by gift will realize taxable income at the time the option is exercised by the family member. The participant will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares will be the fair market value of the shares on the date the option is exercised. The transfer of vested nonstatutory stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares of Common Stock acquired on exercise of the transferred options will be includable in the participant’s estate for estate tax purposes.

Stock Appreciation Rights. The grant of a stock appreciation right will have no tax consequences for the participant. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income equal to the amount of cash paid and the fair market value of any shares of Common Stock delivered to the participant. The Company will be entitled to a deduction in the same amount, subject to Section 162(m) of the Code and, as to stock appreciation rights that are settled in shares of Common Stock, if the Company complies with applicable reporting requirements.

Restricted Stock and RSUs. Upon the grant of a restricted stock or RSU, there will be no tax consequences to the participant. Generally, the participant will recognize ordinary income on the date the award vests, in an amount equal to, in the case of restricted stock, the value of the shares on the vesting date, or, in the case of RSUs, the amount of cash paid and the fair market value of any shares delivered on the vesting date. With respect to restricted stock, under Section 83 of the Code, a participant may elect to recognize income at the date of grant rather than the date of vesting. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to a deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Dividend Equivalents. The grant of dividend equivalents will have no tax consequences for the participant. Generally, the participant will recognize ordinary income on the amount distributed and at the time distributed to the participant pursuant to the award of dividend equivalent rights. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to a deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

LTIP Units. LTIP units that constitute “profits interests” within the meaning of the Code and published Internal Revenue Service guidance will generally have no tax consequences for the participant on the date of grant or, if not vested on the date of grant, on vesting. The participant, however, will be required to report on his or her income tax return the participant’s allocable share of the Operating Partnership’s income, gains, losses, deductions, and credits, regardless of whether the Operating Partnership makes a distribution of cash. Instead, the LTIP units are generally taxed upon a disposition of the units or distributions of money to the extent that such amounts received exceed the basis in the LTIP units. Generally, no deduction is available to the Company upon the grant, vesting, or disposition of the LTIP units. If LTIP units are granted to a participant who is an employee of the Company, the issuance of those units may cause wages paid to the participant to be characterized and subject to taxation as self-employment income. If treated as a self-employed partner, the participant will be required to make quarterly income tax payments rather than having amounts withheld by the Company, the Operating Partnership, or the participant’s employer, as applicable. Additionally, if self-employed, the participant must pay the full amount of all FICA employment taxes on the employee’s compensation, whereas regular employees are responsible only for a portion of these taxes. To date, the Internal Revenue Service has not issued definitive guidance regarding the treatment of wages paid to partner-employees.

Section 83(b) Filings; REIT Status

No participant in the 2015 Equity Plan may make an election under Section 83(b) of the Code with respect to an award under the 2015 Equity Plan without the consent of the Compensation Committee. Notwithstanding provisions of the 2015 Equity Plan to the contrary, no awards will be granted or will vest, be paid, or become exercisable to the extent that any person otherwise would then be in violation of the Company’s ownership limit set forth in the Company’s Articles of Incorporation or any other provisions thereof or to the extent that the Company’s status as a real estate investment trust could be impaired.

Registration with the SEC

If the 2015 Equity Plan is approved by the Company’s stockholders, the Company intends to file a Registration Statement on Form S-8 relating to the 2015 Equity Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after such approval of the 2015 Equity Plan by the Company’s stockholders.

New Plan Benefits

In February 2015, the Compensation Committee approved the grant of 98,196 RSUs and 147,302 LTIP units in the aggregate under the 2015 Equity Plan to the Company’s executive officers, as provided in the table below. These RSUs are subject to time-based vesting; they will vest in increments of 25% per year on each of the first, second, third, and fourth anniversaries of the vesting start date, subject to the executive officers’ continued service. These LTIP units are subject to performance-based vesting and vest based on the attainment of total return to stockholders (“TRTS”) targets during the performance period running from February 19, 2015 to February 18, 2018, subject to the executive officers’ continued service. If the Company’s stockholders do not approve the 2015 Equity Plan by February 19, 2016, these awards to the executive officers will terminate and be forfeited, except to the extent such awards could have been made under the 2013 Equity Plan, as determined and provided by the Compensation Committee. In addition, subject to the approval of the 2015 Equity Plan by the Company’s stockholders at the Meeting, the Board of Directors intends to award fully vested shares of Common Stock under the 2015 Equity Plan to certain of the Company’s non-employee directors as set forth in the table below.

Grants under the 2015 Equity Plan

Name and Position	Number of LTIP Units	Number of RSUs (Time-Based)	Dollar Value ($) (1)	Number of Stock Awards
James R. Heistand	48,997	32,664	$945,467	—
President and Chief Executive Officer
David R. O’Reilly	24,396	16,263	$470,744	—
Executive Vice President and Chief Financial Officer
M. Jayson Lipsey	23,106	15,404	$445,869	—
Executive Vice President and Chief Operating Officer
Jeremy R. Dorsett	19,341	12,893	$373,199	—
Executive Vice President, General Counsel and Secretary
Jason A. Bates	15,473	10,314	$298,554	—
Executive Vice President and Chief Investment Officer
Henry F. Pratt III	—	—	—	—
Former Executive Vice President of Asset Management and Third Party Services
Executive officers as a group (2)	147,302	98,196	$2,842,343	—
Directors who are not executive officers, as a group	—	—	$275,000	15,850	(3)
Employees who are not executive officers, as a group (4)	—	—	—	—

(1)	Represents the fair market value of the LTIP units and RSUs, determined in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures rebated to service-based vesting.
(2)	Includes the grant of 10,658 RSUs and 15,989 LTIP units to Scott E. Francis, the Company’s Executive Vice President and Chief Accounting Officer.
(3)	Includes the $55,000 annual retainer equity award for each of the Company’s non-employee directors other than Avi Banyasz, Kelvin L. Davis, C. William Hosler and Adam S. Metz, who are the TPG Nominated Directors. The number of shares to be issued is not yet determinable but will be based on the fair market value of a share of Common Stock on the date of the Meeting. For purposes of this table, the number of shares shown is the quotient of the aggregate annual retainer of $275,000 for the non-employee, non-TPG Nominated Directors divided by the Company’s Common Stock closing price on the NYSE of $17.35 on March 19, 2015, the record date for the Meeting.
(4)	Although grants were also made to certain other key employees in February 2015, those grants, which total 169,400 RSUs in the aggregate, were made under the 2013 Equity Plan.

No awards have been made under the 2015 Equity Plan except as described and set forth above. Further, because the Compensation Committee may determine, from time to time, the type, size, and terms of any future awards to be granted to employees, directors, and consultants under the 2015 Equity Plan, any additional benefits or amounts that will be received by any participant or group of participants if the 2015 Equity Plan is approved are not currently determinable. The Compensation Committee has not made any determination to make future grants to any persons under the 2015 Equity Plan as of the date of this Proxy Statement.

The Board of Directors recommends that you vote FOR the ratification of the adoption of the 2015 Equity Plan.

EXECUTIVE OFFICERS

The following section provides certain information regarding the current executive officers of the Company. Unless otherwise stated, each person has held the position indicated for at least the past five years. Except as otherwise noted, there are no family relationships between any of the directors or executive officers of the Company.

For information on Mr. Heistand, please see his biography provided above under the caption “Corporate Governance and Board Matters—Director Qualifications and Biographical Information.”

DAVID R. O’REILLY, Age 40

Mr. O’Reilly has served as the Company’s Executive Vice President since November 2011 and as Chief Financial Officer since August 2012. He served as the Company’s Chief Investment Officer from November 2011 through September 2014 and as the Company’s Interim Chief Financial Officer from May 2012 through August 2012. He served as Executive Vice President of Banyan Street Capital, a real estate investment firm (“Banyan”), from August 2011 through October 2011 and as director of Capital Markets for Eola from August 2009 through May 2011. Mr. O’Reilly served in the investment banking industry as Senior Vice President of Barclays Capital Inc. from September 2008 through June 2009 and in a similar capacity for Lehman Brothers from August 2001 through September 2008. Mr. O’Reilly has served on the board of trustees of Kite Realty Group Trust, and its Audit Committee and Compensation Committee, since 2013. Mr. O’Reilly received a B.S. from Tufts University and an M.B.A. from Columbia University.

M. JAYSON LIPSEY, Age 36

Mr. Lipsey has served as the Company’s Executive Vice President and Chief Operating Officer since October 2011. He served as Senior Vice President and Fund Manager from May 2010 through October 2011 and as Vice President and Fund Manager of the Company from May 2008 through May 2010. Mr. Lipsey received a B.S. from Washington and Lee University and an M.B.A. from the Darden Graduate School of Business at the University of Virginia. Prior to attending graduate school, Mr. Lipsey served as Regional Property Manager for the Company from 2004 to 2005 and as Asset Manager from 2005 through 2006.

JEREMY R. DORSETT, Age 37

Mr. Dorsett has served as the Company’s Executive Vice President and General Counsel since September 2012 and as the Company’s Secretary since February 2013. Prior to joining the Company, Mr. Dorsett served as in-house counsel for TPG, where he served as chief legal officer for real estate investing activities, from October 2008 through August 2012. Prior to joining TPG, Mr. Dorsett was a corporate and securities attorney at Baker Botts L.L.P., a law firm in Houston, Texas, from May 2004 through August 2008. Mr. Dorsett received a B.A. from the University of Tulsa, an M.A. from Rice University and a J.D. from the University of Texas at Austin.

JASON A. BATES, Age 32

Mr. Bates has served as the Company’s Executive Vice President and Chief Investment Officer since September 2014. He served as the Company’s Senior Vice President, Head of Transactions from November 2013 to September 2014 and as Vice President of Investments from December 2011 to November 2013. He served as Vice President of Finance and Investments for Cogdell Spencer, a publicly traded REIT focused on the healthcare space, from January 2007 to December 2011 and, prior to that, in the Real Estate Investment Banking group at Bank of America Securities from February 2005 to December 2006. Mr. Bates received a B.A. from Virginia Tech.

SCOTT E. FRANCIS, Age 39

Mr. Francis has served as Executive Vice President since December 2014 and Chief Accounting Officer since September 2013. He served as Senior Vice President from September 2013 to December 2014 and as Vice President of Strategy and Administration from August 2012 to September 2013. He served as Managing Director of Banyan from May 2011 to July 2012, and as Chief Financial Officer and Chief Accounting Officer for Eola from September 2005 to May 2011. From June 2004 to September 2005, Mr. Francis was the Director of Finance for Insurance Office of America, a private insurance agency, and from May 1998 to May 2004, he worked in public accounting as a tax manager for middle-market companies focusing primarily in construction and real estate. Mr. Francis received a B.S. from the University of Florida and is a licensed Certified Public Accountant.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains the Company’s compensation objectives, policies and practices with respect to the Company’s President and Chief Executive Officer, Chief Financial Officer, the three other most highly compensated executive officers as of the end of 2014 as determined in accordance with applicable SEC rules, and one former executive officer, who are collectively referred to as the Company’s “Named Executive Officers.” The Company’s Named Executive Officers are as follows: James R. Heistand, President and Chief Executive Officer; David R. O’Reilly, Executive Vice President and Chief Financial Officer; M. Jayson Lipsey, Executive Vice President and Chief Operating Officer; Jeremy R. Dorsett, Executive Vice President, General Counsel and Secretary; Jason A. Bates, Executive Vice President and Chief Investment Officer; and Henry F. Pratt III, former Executive Vice President of Asset Management and Third-Party Services.

Consideration of Most Recent Say on Pay Vote

At the Annual Meeting of Stockholders held on May 15, 2014, approximately 54% of the shares voted were voted in support of the compensation of the Company’s named executive officers for 2013, as discussed and disclosed in the 2014 proxy statement. The Compensation Committee appreciates and values the views of the Company’s stockholders. In considering the results of this most recent advisory vote on executive compensation, the Compensation Committee reviewed the compensation paid to executive officers and the Company’s overall pay practices and management contacted stockholders that represented a majority of the Company’s outstanding shares as of March 31, 2014 in an effort to further understand stockholders’ views on the Company’s executive compensation practices. The Company’s stockholders contacted by management expressed the following views regarding the Company’s 2013 executive compensation:

•	executive compensation increased substantially in 2013;

•	equity and equity-based awards to executives increased substantially in 2013;

•	equity and equity-based awards to executives in 2013 were principally time-based, including significant option grants;

•	the Company’s 2012 special discretionary bonus is payable without regard to the Company’s or executive’s performance.

Management advised stockholders that the Company made various equity and equity-based awards in 2013 in the form of options and in connection with entering into employment agreements with certain of the Named Executive Officers that were not intended to be annual grants. In 2014, the Compensation Committee addressed the Company’s stockholders’ feedback noted above as follows:

2013 Stockholder Feedback	2014 Executive Compensation Program
Executive compensation increased substantially in 2013	Executive compensation decreased dramatically in 2014, with the Company’s Chief Executive Officer’s total compensation down 67% year-over-year

Equity and equity-based awards to executives increased substantially in 2013	The Company granted significantly fewer RSUs and LTIP units and no options to executives in 2014, with the value of the Company’s Chief Executive Officer’s total stock and option awards down 88% year-over-year

Equity and equity-based awards to executives in 2013 were principally time-based, including significant option grants	The majority of grants to each Named Executive Officer was time-based in 2014. The Compensation Committee did not grant any options in 2014

The Company’s 2012 special discretionary bonus is payable without regard to the Company’s or executive’s performance	In December 2012, the Compensation Committee approved a special discretionary cash bonus to executive officers in recognition of the Company’s substantial achievements during 2012. The Company had no meaningful equity compensation program in place at that time. The Compensation Committee has not approved any special discretionary bonuses since 2012. The final installment payments with respect to these bonuses will be paid to the relevant executives in 2015, subject to the executive officer’s continued employment with the Company

The Company also received feedback from stockholders regarding certain governance matters that the Company addressed, including (1) the adoption of a policy that prohibits future pledging of the Company’s stock and (2) an increase in the Chief Executive Officer’s stock ownership guidelines from four times base salary to five times base salary. The Company values interaction with its stockholders and believes that its 2014 executive compensation is competitive and modest in relation to its selected peer group.

At the Annual Meeting of Stockholders on May 12, 2011, the stockholders expressed a preference that advisory votes on executive compensation occur every year. Consistent with this preference, the Board of Directors determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of stockholder votes on the compensation of executives, which will occur no later than the 2017 Annual Meeting of Stockholders.

The Compensation Committee

The Compensation Committee of the Board of Directors consists of Messrs. Cannada, Davis and Metz and Ms. Dotter. Mr. Cannada, who has served on the Board of Directors for approximately five years, is the Committee Chairman. Each member of the Compensation Committee qualifies as an independent director under NYSE listing standards. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available in the “Investors” section of the Company’s website (www.pky.com). The Compensation Committee meets as often as necessary to perform its duties and responsibilities. The Compensation Committee held five meetings during the year ended December 31, 2014 and has held three meetings so far during 2015. The Compensation Committee typically meets with senior management and, where appropriate, with outside advisors. The Compensation Committee considers whether or not to engage a consultant to assist with the development of compensation programs and has engaged such consultants from time to time. The Compensation Committee also regularly meets in executive session without management.

The Compensation Committee Process

Compensation of the Chief Executive Officer is determined solely by the Compensation Committee, with the Chief Executive Officer playing a supportive role in the compensation-setting process for other Named Executive Officers. The Compensation Committee meets in executive session each year to evaluate the performance of the Chief Executive Officer, to determine the appropriate bonus payment, if any, based on the goals established for the prior calendar year, and to establish performance goals for the current calendar year. Additionally, the Compensation Committee approves the base salaries, maximum cash bonus awards and maximum non-equity incentive awards for the next calendar year for the Named Executive Officers and considers and approves any grants to them of equity incentive compensation.

Generally, in the first quarter of each fiscal year, the Compensation Committee establishes corporate financial performance goals for the Named Executive Officers and individual performance goals for the Chief

Executive Officer. The Chief Executive Officer is responsible for establishing the individual performance goals for the other Named Executive Officers. The Compensation Committee engages in an active dialogue with the Chief Executive Officer concerning strategic objectives and performance targets and establishes the appropriateness of the financial measures used in incentive plans.

Compensation Consultant

To ensure the Company has in place a competitive compensation program designed to attract and retain talented executives, the Compensation Committee has engaged FTI Consulting, Inc. (“FTI”) annually since 2012 to perform comprehensive reviews of all elements of the Company’s compensation program and make recommendations with respect to executive compensation. In 2014, FTI provided the Compensation Committee with a survey of current compensation at other comparable REITs, including all components of total compensation, as described below. The Compensation Committee took FTI’s survey into account in determining a targeted compensation level for each of the Named Executive Officers for 2014. The Compensation Committee did not apply a formula or assign FTI’s survey data a relative weight or target a certain percentile to benchmark compensation for the Named Executive Officers. Instead, it made a determination for each individual after considering such results collectively. In making this determination, the Compensation Committee also considered the relative compensation levels among the Company’s Named Executive Officers and the Company’s total general and administrative expenses, as well as additional executive compensation information obtained from the National Association of Real Estate Investment Trusts (“NAREIT”). The Compensation Committee also considered industry conditions and the overall effectiveness of the Company’s compensation program in achieving desired performance levels.

The Company’s Compensation Committee selected FTI as consultants because of their expertise and reputation in the real estate industry. The Company has no affiliation with FTI and the firm provided services solely to the Compensation Committee. FTI does not provide any other services to the Company. The engagement of FTI did not raise any conflicts of interest.

Peer Group and Benchmarking

In making compensation decisions, the Compensation Committee considers executive compensation information obtained from the NAREIT Compensation Survey, with a particular focus on average compensation paid by REITs with a total capitalization of $1 billion to $2.5 billion (the “NAREIT Group”). The Compensation Committee also considers executive compensation information from a survey of a peer group established by FTI. The FTI peer group consists of office REITs with market capitalizations between $690 million and $3.2 billion with a median market capitalization of approximately $1.9 billion, and other select REITs that are comparable in size and executive team member composition. This peer group compensation information and data was one factor the Compensation Committee considered in establishing the Company’s executive compensation arrangements in 2014. For 2014, the Company’s peer group was comprised of the following 12 companies:

•	Brandywine Realty Trust

•	Chambers Street Properties

•	Corporate Office Properties Trust

•	Cousins Properties Incorporated

•	EastGroup Properties, Inc.

•	First Potomac Realty Trust

•	Highwoods Properties, Inc.

•	Hudson Pacific Properties, Inc.

•	Mack-Cali Realty Corporation

•	Piedmont Office Realty Trust, Inc.

•	STAG Industrial, Inc.

•	Washington Real Estate Investment Trust

The Company believes the selected peer group represents companies with which the Company competes for talent and business. The Compensation Committee used this peer group to compare the Named Executive Officers’ base salaries, annual bonuses and long-term equity compensation (including time-based awards and performance-based awards) to the applicable officers at the peer group companies, and total return to stockholders based on historical returns (including share price appreciation and dividends) to the total return of the peer group companies. Based on projected total compensation of chief executive officers of the peer group for 2014 provided by FTI, the total compensation of the Company’s Chief Executive Officer, Mr. Heistand, is approximately 16% below the projected compensation of the chief executives at the 50th percentile and approximately 7% below the projected compensation of chief executives at the 25th percentile in the Company’s peer group.

Compensation Philosophy

The Compensation Committee seeks to achieve the following goals with the Company’s executive compensation programs:

•

to align the interests of management and stockholders through the use of incentive compensation directly related to corporate performance and through the use of equity-based incentives that result in increased Common Stock ownership by management;

•	to provide sufficient total compensation for executives to attract and retain performance-oriented leaders whose talents and abilities allow the Company to accomplish its strategies;

•	to foster a long-term commitment by management; and

•	to foster a performance-oriented environment.

All of these factors were considered in proposing the 2015 Equity Plan and in making equity and equity-based grants in 2014.

The Compensation Committee seeks to foster a performance-oriented environment by tying a significant portion of each executive’s cash and equity compensation to the achievement of performance targets that are important to the Company and its stockholders.

Elements of Executive Compensation

The key elements of executive compensation are base salary, bonus, annual non-equity incentive compensation and long-term equity incentive compensation. To promote a performance-based culture that links the interests of management and stockholders, the Compensation Committee has developed a compensation program that focuses extensively on variable, performance-based compensation. The Compensation Committee does not employ a formula for determining the relationship among the different elements of compensation but it does recognize that the Company’s executives have a greater ability to influence the Company’s financial performance through their decisions. Accordingly, the percentage of an executive’s total direct compensation that is comprised of long-term equity incentive compensation increases with their level of individual responsibility.

Annual Base Compensation. The main purpose of annual base compensation is to provide salary levels sufficient to attract and retain executive officers. In determining annual base salaries, the Compensation Committee considers the executive’s qualifications and experience, scope of responsibilities and future potential, the goals established for the executive, the executive’s past performance, competitive salary practices at other public real estate investment trusts, internal pay equity and the overall level of general and administrative expenses of the Company. For 2014, the annual base compensation for each of Messrs. Heistand, O’Reilly, Lipsey, Dorsett, Bates and Pratt were $700,000, $400,000, $375,000, $350,000, $300,000, and $350,000, respectively.

Annual Cash Bonus. Each Named Executive Officer has an opportunity to earn an annual cash bonus, which is designed to encourage and reward individual achievement during the year. For 2014, the target cash bonus that each of the Company’s Named Executive Officers was eligible to receive was based on a percentage of base salary for each officer as follows: Mr. Heistand (75%), Mr. O’Reilly (45%), Mr. Lipsey (37.5%), Mr. Dorsett (30%), Mr. Bates (25%) and Mr. Pratt (30%). Of the total potential cash bonus for each officer, 100% is awarded at the discretion of the officer’s immediate supervisor or the Compensation Committee, as the case may be, based on the achievement of predetermined individual performance goals that pertain to the officer’s area of responsibility. The individual performance goals vary considerably from one executive to another, as a reflection of their different roles within the Company. See “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” for a discussion of the terms of the employment agreements.

Generally, the goals of the executives involve targets for acquisitions and dispositions within the criteria set by the Company, capital allocation, balance sheet optimization, targets for occupancy, customer retention and rental rate growth and improvement in processes for operational and financial reporting. After the end of each year, each officer’s performance is assessed by the officer’s direct supervisor (or the Compensation Committee in the case of the Chief Executive Officer). Based upon these evaluations, the Chief Executive Officer determines the appropriate bonus to be paid to each Named Executive Officer, other than himself, and makes a report to the Compensation Committee. The Compensation Committee determines the appropriate bonus to be paid to the Chief Executive Officer. For 2014, each Named Executive Officer earned 100% of his or her relevant bonus amount relating to these individual performance goals.

The accomplishments that were considered in determining the achievement of the annual cash bonuses for the Named Executive Officers included the following items:

•	completing approximately 3.3 million square feet of leasing, the strongest leasing velocity in a year in the Company’s history;

•	achieving a customer retention rate of 81.7%, which was 84 basis points higher than the customer retention for the year ended December 31, 2013;

•	increasing occupancy to 88.6%, with the Company’s portfolio 90.0% leased;

•	increasing average in-place rents from $27.65 per square foot at December 31, 2013 to $35.97 per square foot;

•	expanding the Company’s footprint in strategic markets, including the Florida markets of Miami, Orlando and Tampa;

•	commencing development on Hayden Ferry Lakeside III, a strategic development in Tempe, Arizona;

•	completing two underwritten offerings of Common Stock and launching an at-the-market offering program;

•	successfully completing the TPGI merger integration; and

•	amending the Company’s credit facility to improve the Company’s cost of capital and increase liquidity.

These accomplishments substantially improved the quality of the Company’s portfolio while strengthening its financial flexibility.

Annual Non-Equity Incentive Compensation. Each Named Executive Officer has an opportunity to earn annual non-equity incentive compensation, which is based upon the Company’s performance and is intended to align the interests of management with those of the Company’s stockholders. For 2014, the maximum non-equity incentive compensation was based on a percentage of the executive’s base compensation as follows: Mr. Heistand (75%), Mr. O’Reilly (45%), Mr. Lipsey (37.5%), Mr. Dorsett (30%), Mr. Bates (25%) and Mr. Pratt (30%). The non-equity incentive compensation was based on the amount of the Company’s modified earnings before interest, taxes, depreciation and amortization (“modified EBITDA”) compared to the goal set by the Compensation Committee. Modified EBITDA is defined as the Company’s proportionate share of net income (loss) plus interest expense, income taxes, depreciation and amortization, share-based compensation expense, loss on sales of real estate, impairment losses, less gains on sales of real estate on a same store pool of assets. The Compensation Committee, after an analysis of the Company’s internally prepared estimate of modified EBITDA for 2014, established the modified EBITDA goal for non-equity incentive compensation at $177.8 million for the achievement of threshold performance and $190.0 million for the maximum performance goal for 2014. These goals were determined by the Compensation Committee to be reasonable and challenging targets given the general market conditions for real estate and specifically for office properties, the knowledge that several large customers would be vacating space within the Company’s portfolio, and the high levels of capital required to replace customers and increase occupancy. For 2014, modified EBITDA was determined to be $195.1 million, therefore, the entire award was deemed earned, and 100% of the annual non-equity incentive compensation was paid.

Long-Term Equity Incentive Compensation. The Company’s long-term equity incentive compensation plan is designed to provide the Company’s management team, on a broadly distributed basis, with the potential to earn equity awards.

On March 17, 2014, the Compensation Committee approved the grant of LTIP units and RSUs under the 2013 Equity Plan to certain of the Company’s employees and executive officers. A portion of these RSUs are subject to time-based vesting. They will vest in increments of 25% per year on each of the first, second, third and fourth anniversaries of the grant date, subject to the grantee’s continued service. The LTIP units and a portion of the RSUs are subject to performance-based vesting and will vest based on the attainment of TRTS targets during the performance period running from March 17, 2014 to March 16, 2017, subject to the grantee’s continued service. The grants made to the Named Executive Officers are below.

Name	Number of LTIP Units (Performance- Based)	Number of RSUs (Time-Vested)	Number of RSUs (Performance- Based)
James R. Heistand	44,344	29,555	—
David R. O’Reilly	22,000	14,666	—
M. Jayson Lipsey	18,000	12,000	—
Jeremy R. Dorsett	16,800	11,200	—
Jason A. Bates	—	4,800	7,200
Henry F. Pratt III	15,000	10,000	—

In connection with Mr. Pratt’s resignation, Mr. Pratt forfeited his grant of 15,000 LTIP units and 7,500 RSUs and the Company accelerated the vesting of 2,500 RSUs. See “Compensation of Executive Officers—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements—Separation Agreement and Consulting Agreement.”

Other Compensation. Unless otherwise noted, the amounts shown in the Summary Compensation Table under the heading “All Other Compensation” represent the value of Company matching contributions to the Named Executive Officers’ 401(k) accounts and the amount of premium paid for additional disability insurance for executive officers.

Special Discretionary Bonus. In December 2012, the Compensation Committee approved a special discretionary cash bonus to executive officers in recognition of the Company’s substantial achievements during 2012. These bonuses will be paid to executives over four years, subject to the executive officer’s continued employment with the Company. In 2014, the following payments were made to the Named Executive Officers pursuant to this special discretionary bonus: $525,000 to Mr. Heistand, $250,000 to Mr. O’Reilly, $125,000 to Mr. Lipsey and $56,250 for Mr. Dorsett and $68,750 to Mr. Pratt. The Company will make the last payment of this special discretionary bonus in 2015.

Chief Executive Officer Compensation

The Compensation Committee meets at least annually to evaluate the Chief Executive Officer’s performance and to determine his compensation. In considering Mr. Heistand’s compensation, the Compensation Committee considers his principal responsibilities, which are to provide overall vision and strategic direction, to attract and retain highly qualified employees and to develop and maintain strong relationships with the overall investment and financial community.

The Compensation Committee reviewed a summary listing of all of Mr. Heistand’s compensation and perquisites received from the Company. Based upon all relevant factors, the Compensation Committee believes that Mr. Heistand’s total compensation is reasonable relative to the average and median compensation for other Chief Executive Officers within the REIT industry.

Compensation Policies

Internal Pay Equity. The Compensation Committee believes that internal equity is an important factor to be considered in establishing compensation. The Compensation Committee has not established a policy regarding the ratio of total compensation of the Chief Executive Officer to that of the Company’s other employees, but it does review compensation levels to ensure that appropriate equity exists. The Compensation Committee intends to continue to review internal compensation equity and may adopt a formal policy in the future if it deems such a policy to be appropriate or if and when required by applicable law.

Compensation Deductibility Policy. Under Section 162(m) of the Code, the Company may not receive a federal income tax deduction for compensation paid to the Chief Executive Officer or any of the three other most highly compensated executive officers, excluding the Chief Financial Officer, to the extent that any of the persons receive more than $1,000,000 in qualified non-performance-based compensation in any one year. To maintain flexibility in compensating officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible on the Company’s federal income tax returns. Instead, although the Compensation Committee will be mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, the Compensation Committee nevertheless reserves the right to structure compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

Timing of Grants. Stock awards to the Company’s officers are typically granted annually in conjunction with the review of the individual performance of each officer. This review takes place at a regularly scheduled meeting of the Compensation Committee. Additionally, stock awards are granted to each non-employee director, excluding the TPG Nominated Directors, on the date of the Company’s annual meeting of stockholders.

Stock Ownership Guidelines. The Board of Directors believes that it is important for directors and officers to acquire a substantial ownership position in the Company to underscore the level of commitment the management team has to the future success of the business and to align their economic interests with that of the stockholders. The Company’s amended Non-Employee Director’s Stock Ownership and Stock Retention Policy requires each non-employee director who has served for at least five years to own shares of Common Stock with a market value of a minimum of three times the annual retainer fee. The Non-Employee Director’s Stock

Ownership and Stock Retention Policy does not apply to the TPG Nominated Directors. In addition, pursuant to the Company’s Officer Stock Ownership Guidelines, the Company expects that within five years of election or appointment to a position as an officer of the Company, such officer will owns shares of Common Stock equal to the amounts set forth below. In November 2014, the stock ownership limit for the Chief Executive Officer was increased to the amount set forth below.

Position	Share Ownership at a Multiple of Base Salary
Chief Executive Officer/President	5 times
Other Executive and Senior Vice Presidents	3 times
Vice Presidents	1 time

Hedging Company Securities. The Company has adopted a policy that prohibits each director and employee, including executive officers, from engaging in short sales of the Company’s securities. In addition, the policy also prohibits the Company’s directors and employees from engaging in any hedging or monetization transactions involving the Company’s securities or from purchasing or selling any put or call option contract or similar instrument with respect to the Company’s securities.

Pledging Company Securities. The Company has adopted a policy, effective June 2014, that prohibits each director and employee from engaging in any new transactions that place Company securities in a margin account or from otherwise pledging Company securities to secure margin or other loans.

2015 Compensation Program

On December 16, 2014, the Compensation Committee approved 2015 annual base salaries and maximum non-equity incentive compensation for the Company’s Named Executive Officers, except Mr. Pratt, who resigned from the Company. The maximum cash bonus that each of these Named Executive Officers is eligible to receive with respect to 2015 is calculated as a percentage of base salary for each officer as follows: Mr. Heistand (75%), Mr. O’Reilly (45%), Mr. Lipsey (45%), Mr. Dorsett (30%) and Mr. Bates (25%). Of the total potential cash bonus for each officer, 100% will be awarded at the discretion of the officer’s immediate supervisor or the Compensation Committee, as the case may be, based on the achievement of predetermined individual performance goals that pertain to the officer’s area of responsibility.

The Compensation Committee also approved annual non-equity incentive compensation that each of these Named Executive Officers is eligible to receive upon achievement of formulated targets for modified EBITDA. Modified EBITDA is defined as the Company’s proportionate share of net income (loss) plus interest expense, income taxes, depreciation and amortization, share-based compensation expense, loss on sales of real estate, impairment losses, less gains on sales of real estate on a same store pool of assets. The maximum non-equity incentive that each of these Named Executive Officers is eligible to receive with respect to 2015 is calculated as a percentage of base salary for each officer as follows: Mr. Heistand (75%), Mr. O’Reilly (45%), Mr. Lipsey (45%), Mr. Dorsett (30%) and Mr. Bates (25%).

The following table lists the 2015 salary for the Named Executive Officers, except Mr. Pratt, as well as the maximum possible payout under cash bonus awards and non-equity incentive plan compensation that such officer is eligible to receive with respect to 2015 if the individual and Company performance goals are met or exceeded:

Name	2015 Salary	Special Discretionary Bonus (1)	Maximum Possible Payout Under Cash Bonus Awards	Maximum Possible Payout Under Non-Equity Incentive Award
James R. Heistand	$750,000	$525,000	$562,500	$562,500
David R. O’Reilly	$430,000	$250,000	$193,500	$193,500
M. Jayson Lipsey	$420,000	$125,000	$189,000	$189,000
Jeremy R. Dorsett	$375,000	$56,250	$112,500	$112,500
Jason A. Bates	$300,000	$—	$75,000	$75,000

(1)	On December 19, 2012, the Compensation Committee of the Board of Directors approved a special discretionary bonus to certain of the Company’s executive officers, payable 25% in 2012, with additional payments of 25% in 2013, 2014 and 2015, subject to the executive’s continued employment with the Company. Only the 25% of the special discretionary bonus that is payable in 2015 is included in this column.

In addition, in February 2015 the Compensation Committee approved the following grants of RSUs and LTIP units for the executive officers.

Name	Number of LTIP Units (Performance- Based) (1)	Number of RSUs (Time- Vested) (2)
James R. Heistand (3)	48,997	32,664
David R. O’Reilly (3)	24,396	16,263
M. Jayson Lipsey (3)	23,106	15,404
Jeremy R. Dorsett (3)	19,341	12,893
Jason A. Bates (3)	15,473	10,314

(1)	Represents performance-based LTIP units that will vest based on the attainment of TRTS targets during the performance period running from February 19, 2015 to February 18, 2018, subject to the executive’s continued employment with the Company. Subject to the satisfaction of the vesting requirements and certain restrictions set forth in the limited partnership agreement of the Operating Partnership, each LTIP unit may be converted, at the election of the executive or the Company, into a unit of limited partnership interest in the Operating Partnership (“OP unit”). Each OP unit acquired upon conversion of an LTIP unit may be redeemed, at the election of the executive, for cash equal to the then fair market value of a share of Common Stock, except that the Company may, at its election, acquire each OP unit so presented for redemption for one share of Common Stock.
(2)	Represents time-based RSU awards that will vest 25% on each of the first, second, third and fourth anniversaries of the grant date, subject to the executive’s continued employment with the Company.
(3)	The LTIP units and RSUs are expected to be granted under the 2015 Equity Plan. If the Company’s stockholders do not approve the 2015 Equity Plan by February 19, 2016, these awards to the executive officers will terminate and be forfeited, except to the extent such awards could have been made under the 2013 Equity Plan, as determined and provided by the Compensation Committee.

The Compensation Committee does not expect to approve any additional equity grants in 2015.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

CHARLES T. CANNADA, CHAIR

KELVIN L. DAVIS

LAURIE L. DOTTER

ADAM S. METZ

Summary Compensation Table

The following table summarizes for the years ended December 31, 2014, 2013 and 2012, the amount of compensation paid by the Company to the Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
James R. Heistand	2014	$700,000	$525,000	$919,173	$—	$1,050,000	$8,712	$3,202,885
President and Chief Executive Officer	2013	$600,000	$525,000	$3,707,560	$3,961,500	$840,000	$11,938	$9,645,998
	2012	$600,000	$525,000	$—	$—	$840,000	$11,627	$1,976,627

David R. O’Reilly	2014	$400,000	$250,000	$456,121	$—	$360,000	$8,968	$1,475,089
Executive Vice President and, Chief Financial Officer	2013	$375,000	$250,000	$2,320,804	$1,876,500	$300,000	$9,346	$5,131,304
	2012	$325,000	$250,000	$27,405	$—	$300,000	$9,041	$911,446

M. Jayson Lipsey	2014	$375,000	$125,000	$373,200	$—	$281,250	$8,871	$1,163,321
Executive Vice President and Chief Operating Officer	2013	$325,900	$125,000	$1,229,519	$938,250	$195,000	$9,207	$2,822,876
	2012	$300,000	$125,000	$27,405	$—	$195,000	$9,007	$656,412

Jeremy Dorsett	2014	$350,000	$56,250	$348,320	$—	$210,000	$8,952	$973,522
Executive Vice President, General Counsel and Secretary (5)	2013	$325,000	$56,250	$738,169	$417,000	$162,500	$9,330	$1,708,249
	2012	$100,000	$56,250	$—	$—	$162,500	$12,064	$330,814

Jason A. Bates	2014	$272,308	$—	$148,344	$—	$150,000	$8,959	$579,611
Executive Vice President and Chief Investment Officer (6)

Henry F. Pratt III	2014	$350,000	$137,500	$583,399	$130,313	$—	$709,097	$1,910,309
Executive Vice President of Asset Management and Third Party Services (7)	2013	$324,808	$68,750	$841,455	$521,250	$194,884	$10,051	$1,961,198
	2012	$324,808	$68,750	$—	$—	$194,884	$9,822	$598,624

(1)	Bonus represents the special discretionary bonus approved by the Compensation Committee on December 19, 2012 and payable 25% in 2012, 2013, 2014 and 2015 and other discretionary bonuses approved by the Compensation Committee in recognition of individual job performance. For 2014, with respect to Mr. Pratt, includes an additional $68,750 paid in connection with his resignation that represents the special discretionary bonus that would otherwise have been paid within the 12-month period following the date of his resignation.
(2)	Represents the grant date fair value of the stock award, LTIP unit award or option award, as applicable, determined in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC.
(3)	Non-Equity Incentive Plan Compensation includes (i) the annual bonus that is based on a percentage of the executive’s base compensation and is paid in cash and upon the individual’s achievement of certain individual performance goals specific to that executive’s area of responsibility and (ii) the annual non-equity incentive compensation that is based on a percentage of the executive’s base compensation and is paid in cash based upon the Company’s achievement of the modified EBITDA performance goal set by the Compensation Committee.
(4)	For each Named Executive Officer, the amount shown in this column represents the Company’s contribution to its 401(k) Plan for the Named Executive Officer’s benefit and the amount of premium paid for additional disability insurance for executive officers. The value of certain perquisites and other personal benefits, including single health insurance, long-term disability, long-term care insurance, group term life insurance, certain wellness plan benefits and parking, are not shown in the table because these benefits do not discriminate in scope, terms or operation in favor of the Company’s executive officers. The value of the Company’s contribution to its 401(k) Plan for each of the Named Executive Officers in 2014 was $8,750, except for Mr. Heistand, which was $8,296.
(5)	Mr. Dorsett has served as the Executive Vice President and General Counsel of the Company since September 2012. All other compensation for Mr. Dorsett for 2012 included reimbursement of relocation costs of $8,009. Mr. Dorsett’s annualized salary for 2012 was $325,000.
(6)	Mr. Bates became a named executive officer beginning with the fiscal year ended December 31, 2014. Effective as of September 2014, Mr. Bates’ salary was increased to $300,000.
(7)	Mr. Pratt served as the Executive Vice President of Asset Management and Third-Party Services from May 18, 2011 until December 24, 2014. Stock Awards for 2014 includes $127,500, the grant date fair value of LTIP units that were forfeited on December 24, 2014 in connection with Mr. Pratt’s resignation, and $272,399 representing the incremental fair value recognized by the Company from the accelerated vesting of 13,777 RSUs and 844 shares of Common Stock in connection with Mr. Pratt’s resignation. Option Awards for 2014 includes $130,313 representing the incremental fair value recognized by the Company from the accelerated vesting of options to purchase 31,250 shares of Common Stock. All Other Compensation for 2014 includes severance payments of $700,000 and consulting fees of $100 paid subsequent to Mr. Pratt’s resignation in 2014. See “Compensation of Executive Officers—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements—Separation Agreement and Consulting Agreement.”

2014 Grants of Plan-Based Awards

The following table provides additional information with respect to stock awards granted to the Named Executive Officers during 2014. The categories of awards set forth below are each described above under the heading “Compensation of Executive Officers—Compensation Discussion & Analysis—Elements of Executive Compensation.”

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares)		All Other Stock Awards (# of shares)	All Other Option Awards (# of shares)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards (1)
		Threshold	Maximum	Threshold	Maximum
James R. Heistand
Annual Non-Equity Incentive (2)	December 17, 2013	$105,000	525,000	—	—	—	—	—	—
Annual Cash Incentive (3)	December 17, 2013	—	525,000	—	—	—	—	—	—
Time-Based Award (4)	March 17, 2014	—	—	—	—	29,555	—	—	$542,334
Performance-Based Award (5)	March 17, 2014	—	—	22,172	44,344	—	—	—	$376,839
David R. O’Reilly
Annual Non-Equity Incentive (2)	December 17, 2013	$36,000	180,000	—	—	—	—	—	—
Annual Cash Incentive (3)	December 17, 2013	—	180,000	—	—	—	—	—	—
Time-Based Award (4)	March 17, 2014	—	—	—	—	14,666	—	—	$269,121
Performance-Based Award (5)	March 17, 2014	—	—	11,000	22,000	—	—	—	$187,000
M. Jayson Lipsey
Annual Non-Equity Incentive (2)	December 17, 2013	$28,125	140,625	—	—	—	—	—	—
Annual Cash Incentive (3)	December 17, 2013	—	140,625	—	—	—	—	—	—
Time-Based Award (4)	March 17, 2014	—	—	—	—	12,000	—	—	$220,200
Performance-Based Award (5)	March 17, 2014	—	—	9,000	18,000	—	—	—	$153,000
Jeremy R. Dorsett
Annual Non-Equity Incentive (2)	December 17, 2013	$21,000	105,000	—	—	—	—	—	—
Annual Cash Incentive (3)	December 17, 2013	—	105,000	—	—	—	—	—	—
Time-Based Award (4)	March 17, 2014	—	—	—	—	11,200	—	—	$205,520
Performance-Based Award (5)	March 17, 2014	—	—	8,400	16,800	—	—	—	$142,800
Jason A. Bates
Annual Non-Equity Incentive (2)	December 17, 2013	$15,000	75,000	—	—	—	—	—	—
Annual Cash Incentive (3)	December 17, 2013	—	75,000	—	—	—	—	—	—
Time-Based Award (4)	March 17, 2014	—	—	—	—	4,800	—	—	$88,080
Performance-Based Award (6)	March 17, 2014	—	—	3,600	7,200	—	—	—	$60,264
Henry F. Pratt III (7)
Annual Non-Equity Incentive (2)	December 17, 2013	$21,000	$105,000	—	—	—	—	—	—
Annual Cash Incentive (3)	December 17, 2013	—	$105,000	—	—	—	—	—	—
Time-Based Award (4)	March 17, 2014	—	—	—	—	10,000	—	—	$183,500
Performance-Based Award (5)	March 17, 2014	—	—	7,500	15,000	—	—	—	$127,500

(1)	Represents the grant date fair value of the award determined in accordance with FASB ASC 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC.

(2)	Represents the possible payouts under the Company’s annual non-equity incentive plan set by the Compensation Committee on December 17, 2013 and discussed above. This annual non-equity incentive plan payment was earned upon achievement of the modified EBITDA goal for 2014, which was set by the Compensation Committee. The actual amount earned by each Named Executive Officer in 2014 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.
(3)	Represents the possible payouts of an annual cash bonus as set by the Compensation Committee on December 17, 2013 and discussed above. The annual bonus was earned upon achievement of certain individual performance goals specific to that officer’s area of responsibility, which was set by the Compensation Committee. The actual amount earned by each Named Executive Officer in 2014 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.
(4)	Represents the time-based RSU awards that will vest 25% on each of the first, second, third and fourth anniversaries of the grant date, subject to the executive’s continued employment with the Company.
(5)	Represents the performance-based LTIP unit awards granted on March 17, 2014 that will vest based on the attainment of TRTS targets during the performance period running from March 17, 2014 to March 16, 2017, subject to the executive’s continued employment with the Company. Subject to the satisfaction of the vesting requirements and certain restrictions set forth in the limited partnership agreement of Parkway Properties LP, each LTIP unit may be converted, at the election of the executive or the Company, into an OP unit. Each OP unit acquired upon conversion of an LTIP unit may be redeemed, at the election of the executive, for cash equal to the then fair market value of a share of Common Stock, except that the Company may, at its election, acquire each OP unit so presented for redemption for one share of Common Stock.
(6)	Represents the performance-based RSU awards granted on March 17, 2014 that will vest based on the attainment of TRTS targets during the performance period running from March 17, 2014 to March 16, 2017, subject to the executive’s continued employment with the Company.
(7)	In connection with Mr. Pratt’s resignation, Mr. Pratt did not earn the annual non-equity incentive compensation or the annual cash incentive compensation and forfeited the LTIP units and 7,500 RSUs that were granted, or could be granted subject to achievement of certain performance goals, with respect to 2014.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

On July 8, 2013, the Company entered into an employment agreement with Mr. James R. Heistand. On October 25, 2013, the Company entered into employment agreements with four other executive officers: David R. O’Reilly, M. Jayson Lipsey, Jeremy R. Dorsett and Henry F. Pratt III. On December 22, 2014, the Company entered into an employment agreement with Mr. Jason A. Bates. The employment agreements replaced certain Change in Control Agreements the Company previously entered into with certain of the executive officers.

Employment Agreement of James R. Heistand

The employment agreement with Mr. Heistand has a three-year term, which is subject to extension for up to an additional three years if the parties mutually agree on or before the third anniversary of the effective date of the employment agreement. In general, either party may terminate the employment during the term of the employment agreement by providing at least 60 days’ advance written notice.

The employment agreement provides for a base salary of $600,000 per year, subject to annual review, which was increased to $750,000 for 2015. Pursuant to the employment agreement, Mr. Heistand was eligible to earn an annual target cash bonus under the Company’s discretionary annual incentive plan equal to 140% of his base salary, subject to the achievement of annual performance goals, as determined by the Board of Directors or the Compensation Committee. For 2015, Mr. Heistand is eligible to earn a maximum cash bonus equal to 75% of his base salary based on the achievement of individual performance goals and 75% of his base salary based on the achievement of formulated targets for modified EBITDA. Mr. Heistand is also eligible to receive an annual grant of RSUs and LTIP units, subject to approval of the Board of Directors or the Compensation Committee.

In addition to the base salary, bonus amounts and equity and equity-based awards described above, Mr. Heistand is entitled to additional benefits, including participation in all employee benefit plans and programs available generally to other executives of the Company, no fewer than 25 days per full year of vacation and reimbursement of reasonable business and entertainment expenses.

The employment agreement also sets forth the executive’s rights to severance upon termination of employment. As a condition to Mr. Heistand’s receipt of the severance payments and benefits described below, the executive will be required to execute a general release and waiver in the Company’s favor and to comply with restrictive covenants in the Company’s favor. For a description of these payments and benefits, see “—Potential Payments Upon a Termination or Change in Control.”

The employment agreement also includes certain restrictive covenants in the Company’s favor. The covenants include non-competition and non-solicitation covenants during Mr. Heistand’s employment and for a specified period of time after employment, and confidentiality and non-disparagement obligations during and following his employment. The Company may recover incentive and other compensation paid to Mr. Heistand, as and to the extent required by the Company’s “clawback” policy, as in effect from time to time, and applicable law.

Employment Agreements of Messrs. O’Reilly, Lipsey, Dorsett, Bates and Pratt

The employment agreements with each of Messrs. O’Reilly, Lipsey, Dorsett, Bates and Pratt have a three-year term, which is subject to automatic renewal for additional one-year periods unless either party provides the other with 90 days’ notice of such party’s intent not to renew the employment agreement; except that upon a change in control (as defined in the employment agreement), the employment agreement will automatically extend until the later of (i) the second anniversary of the change in control, and (ii) the date on which the term of the employment agreement would otherwise have ended. In general, either party may terminate the executive’s employment during the term of the applicable employment agreement by providing at least 60 days’ advance written notice.

The employment agreements with each of Messrs. O’Reilly, Lipsey, Dorsett, Bates and Pratt provide for a base salary of $375,000, $325,000, $325,000, $300,000 and $324,808 per year, respectively, subject to annual review. The base salaries were increased to $430,000, $420,000, $375,000 and $300,000, respectively, except with respect to Mr. Pratt, for 2015. Each of these executives was also eligible to earn an annual target cash bonus under the Company’s discretionary annual incentive plan equal to 60%, 80%, 50%, 50% and 60%, respectively, of his base salary subject to achievement of annual performance goals, as determined by the Company’s Chief Executive Officer and the board of directors or the Compensation Committee. For 2015, Messrs. O’Reilly, Lipsey, Dorsett and Bates are each eligible to earn a maximum cash bonus equal to 45%, 45%, 30% and 25%, respectively, of his base salary based on the achievement of individual performance goals and 45%, 45%, 30% and 25%, respectively, of his base salary based on the achievement of formulated targets for modified EBITDA. Each executive officer is also eligible to receive an annual equity grant, subject to approval of the board of directors or the Compensation Committee.

In addition to the base salary, bonus amounts and equity and equity-based awards described above, each executive will be entitled to additional benefits, including participation in all employee benefit plans and programs available generally to other executives of the Company, reimbursement of reasonable business expenses, and vacation days to be provided in accordance with Company policy.

The employment agreements also set forth the executives’ rights to severance upon termination of employment. As a condition to each executive’s receipt of the severance payments and benefits described below, the executive will be required to execute a general release and waiver in the Company’s favor and to comply with restrictive covenants in the Company’s favor. For a description of these payments and benefits, see “—Potential Payments Upon Termination or a Change in Control.”

The employment agreements also include certain restrictive covenants in the Company’s favor. The covenants include non-competition and non-solicitation covenants during the executive’s employment and for a specified period of time after employment, and confidentiality and non-disparagement obligations during and following his employment.

Separation Agreement and Consulting Agreement

In connection with Mr. Pratt’s resignation effective December 24, 2014 (the “Effective Date”), the Company and Mr. Pratt entered into a separation and general release agreement (the “Separation Agreement”) pursuant to which Mr. Pratt received or will receive the following severance payments and benefits: (i) a one-time lump sum severance payment of $350,000; (ii) an additional severance payment of $350,000, payable in 12 equal monthly installments of $29,166.66; (iii) a lump sum payment of $68,750 in respect of the Company’s December 2012 special discretionary cash bonus, which represents payments that Mr. Pratt would otherwise have been paid within the 12-month period following the Effective Date; (iv) accelerated vesting of options to purchase 31,250 shares of Common Stock, 13,777 RSUs and 844 shares of restricted stock, which represents an additional 12 months of vesting of the outstanding time-based equity and equity-based awards held by Mr. Pratt; and (v) if Mr. Pratt timely elects to continue coverage under the Company’s group health plans for himself and any of his eligible dependents pursuant to COBRA, reimbursement of all premium payments that Mr. Pratt makes until the earlier of 12 months after the Effective Date or the date on which Mr. Pratt obtains health coverage from another employer. Mr. Pratt’s remaining equity and equity-based awards, including 62,500 shares of stock options, 29,941 LTIP units, 21,267 RSUs and 533 shares of restricted stock, were forfeited. $274,000 of compensation expense was recognized in general and administrative expenses on the Company’s consolidated statements of operations and comprehensive income (loss) during the year ended December 31, 2014 related to the separation.

Pursuant to the Separation Agreement, Mr. Pratt also provided the Company with a general release and waiver of claims. The Separation Agreement requires Mr. Pratt to comply with non-competition and non-solicitation restrictive covenants for a period of 12 months following the Effective Date, as well as confidentiality and non-disparagement restrictive covenants.

In addition, on December 24, 2014, the Company entered into a Consulting Agreement pursuant to which Mr. Pratt agreed to remain available on a limited basis to consult in transitioning his duties for a consulting fee not to exceed $500 per month. The Consulting Agreement remained in effect through January 31, 2015.

Outstanding Equity Awards at 2014 Fiscal Year-End

	Option Awards				Stock and LTIP Unit Awards
Name	Number of Shares Underlying Unexercised Options (Unexercisable) (1)	Number of Shares Underlying Unexercised Options (Exercisable) (#)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested (2)
James R. Heistand
March 17, 2014	—	—	—	—	—		—	22,167	(3)	$407,651
March 17, 2014	—	—	—	—	29,555	(4)	$543,516	—		—
July 8, 2013	—	—	—	—	—		—	50,000	(5)	$919,500
July 8, 2013	—	—	—	—	66,666	(6)	$1,225,988	—		—
May 16, 2013	712,500	—	$17.21	March 2, 2023	—		—	—		—
May 16, 2013	—	—	—	—	—		—	22,800	(7)	$419,292
May 16, 2013	—	—	—	—	22,800	(8)	$419,292	—		—
June 1, 2011	—	—	—	—	1,140	(9)	$20,965	—		—
June 1, 2011	—	—	—	—	3,910	(10)	$71,905	—		—
David R. O’Reilly
March 17, 2014	—	—	—	—	—		—	11,000	(3)	$202,290
March 17, 2014	—	—	—	—	14,666	(4)	$269,708	—		—
October 25, 2013	—	—	—	—	62,890	(6)	$1,156,547	—		—
May 16, 2013	337,500	—	$17.21	March 2, 2023	—		—	—		—
May 16, 2013	—	—	—	—	—		—	12,000	(7)	$220,680
May 16, 2013	—	—	—	—	12,000	(8)	$220,680	—		—
February 14, 2012	—	—	—	—	1,350	(10)	$24,827	—		—
M. Jayson Lipsey
March 17, 2014	—	—	—	—	—		—	9,000	(3)	$165,510
March 17, 2014	—	—	—	—	12,000	(4)	$220,680	—		—
October 25, 2013	—	—	—	—	31,444	(6)	$578,255	—		—
May 16, 2013	168,750	—	$17.21	March 2, 2023	—		—	—		—
May 16, 2013	—	—	—	—	—		—	7,475	(7)	$137,465
May 16, 2013	—	—	—	—	7,425	(8)	$136,546	—		—
February 14, 2012	—	—	—	—	1,350	(10)	$24,827	—		—
January 14, 2011	—	—	—	—	240	(9)	$4,414	—		—
Jeremy R. Dorsett
March 17, 2014	—	—	—	—	—		—	8,400	(3)	$154,476
March 17, 2014	—	—	—	—	11,200	(4)	$205,968	—		—
October 25, 2013	—	—	—	—	13,871	(6)	$255,088	—		—
May 16, 2013	75,000	—	$17.21	March 2, 2023	—		—	—		—
May 16, 2013	—	—	—	—	—		—	7,475	(7)	$137,466
May 16, 2013	—	—	—	—	7,475	(8)	$137,466	—		—
Jason A. Bates
March 17, 2014	—	—	—	—	—		—	3,600	(11)	$66,204
March 17, 2014	—	—	—	—	4,800	(4)	$88,272	—		—
May 16, 2013	—	—	—	—	—		—	2,220	(12)	$40,826
May 16, 2013	—	—	—	—	2,220	(8)	$40,826	—		—
February 14, 2012	—	—	—	—	360	(10)	$6,620	—		—
Henry F. Pratt III (13)
March 17, 2014	—	—	—	—	—		—	—		—
March 17, 2014	—	—	—	—	—		—	—		—
October 25, 2013	—	—	—	—	—		—	—		—
May 16, 2013	—	31,250	$17.21	March 31, 2015	—		—	—		—
May 16, 2013	—	—	—	—	—		—	—		—
May 16, 2013	—	—	—	—	—		—	—		—
May 18, 2011	—	—	—	—	—		—	—		—
May 18, 2011	—	—	—	—	—		—	—		—

(1)	These options vest 25% on each of the first, second, third and fourth anniversaries of the approval date by the Compensation Committee, March 2, 2013, subject to the executive’s continued employment with the Company.
(2)	Determined based on the closing price of the Company’s Common Stock ($18.39) on December 31, 2014.
(3)	These performance-based LTIP unit awards vest based on the attainment of TRTS targets during the performance period running from March 17, 2014 to March 16, 2017, subject to the executive’s continued employment with the Company. The number of shares reported in the table represents the achievement of threshold performance goals. Subject to the satisfaction of the vesting requirements and certain restrictions set forth in the limited partnership agreement of Parkway Properties LP, each LTIP unit may be converted, at the election of the executive or the Company, into an OP unit. Each OP unit acquired upon conversion of an LTIP unit may be redeemed, at the election of the executive, for cash equal to the then fair market value of a share of Common Stock, except that the Company may, at its election, acquire each OP unit so presented for redemption for one share of Common Stock.

(4)	These time-based RSU awards vest 25% on each of the first, second, third and fourth anniversaries of the grant date, subject to the executive’s continued employment with the Company.
(5)	These performance-based LTIP unit awards vest based on the attainment of TRTS targets during the performance period running from July 8, 2013 to July 7, 2016, subject to the executive’s continued employment with the Company. The number of shares reported in the table represents the achievement of threshold performance goals. Subject to the satisfaction of the vesting requirements and certain restrictions set forth in the limited partnership agreement of Parkway Properties LP, each LTIP unit may be converted, at the election of the executive or the Company, into an OP unit. Each OP unit acquired upon conversion of an LTIP unit may be redeemed, at the election of the executive, for cash equal to the then fair market value of a share of Common Stock, except that the Company may, at its election, acquire each OP unit so presented for redemption for one share of Common Stock.
(6)	These time-based RSU awards vest on each of the first, second and third anniversaries of the grant date, subject to the executive’s continued employment with the Company.
(7)	These performance-based LTIP units will vest based on the attainment of TRTS targets during the performance period running from March 2, 2013 to March 1, 2016, subject to the executive’s continued employment with the Company. The number of shares reported in the table represents the achievement of threshold performance goals. Subject to the satisfaction of the vesting requirements and certain restrictions set forth in the limited partnership agreement of Parkway Properties LP, each LTIP unit may be converted, at the election of the executive or the Company, into an OP unit. Each OP unit acquired upon conversion of an LTIP unit may be redeemed, at the election of the executive, for cash equal to the then fair market value of a share of Common Stock, except that the Company may, at its election, acquire each OP unit so presented for redemption for one share of Common Stock.
(8)	These time-based RSU awards vest 25% on each of the first, second, third and fourth anniversaries of the approval date by the Compensation Committee, March 2, 2013, subject to the executive’s continued employment with the Company.
(9)	These time-based restricted stock awards granted pursuant to the 2011 Employee Inducement Award Plan (the “2011 Plan”) vest 25% on each of January 14, 2012, 2013, 2014 and 2015, subject to the executive’s continued employment with the Company.
(10)	These time-based restricted stock awards granted pursuant to the 2011 Plan vest 25% on each of January 14, 2013, 2014, 2015 and 2016, subject to the executive’s continued employment with the Company.
(11)	These performance-based RSUs vest based on the attainment of TRTS targets during the performance period running from March 17, 2014 to March 16, 2017, subject to the executive’s continued employment with the Company. The number of shares reported in the table represents the achievement of threshold performance goals.
(12)	These performance-based RSUs vest based on the attainment of TRTS targets during the performance period running from March 2, 2013 to March 1, 2016, subject to the executive’s continued employment with the Company. The number of shares reported in the table represents the achievement of threshold performance goals.
(13)	In connection with Mr. Pratt’s resignation and pursuant to the Separation Agreement, the Company accelerated the vesting of options to purchase 31,250 shares of Common Stock, 13,777 RSUs and 844 shares of restricted stock.

2014 Option Exercises and Stock Vested

The following table provides information regarding options that were exercised and restricted stock and RSU awards that vested during 2014 for each of the Named Executive Officers:

Name	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)		Value Realized on Vesting (1)
James R. Heistand	237,500	(2)	1,030,750	3,096	(3)	$55,140
				7,600	(4)	$140,068
				33,334	(5)	$697,014

David O’Reilly	112,500	(2)	488,250	675	(6)	$12,022
				4,000	(4)	$73,720
				31,445	(7)	$621,354
M. Jayson Lipsey
	56,250	(2)	244,125	240	(8)	$4,966
				240	(9)	$4,274
				675	(6)	$12,022
				2,491	(4)	$45,909
				15,723	(7)	$310,687

Jeremy R. Dorsett	25,000	(2)	108,500	2,491	(4)	$45,909
				6,936	(7)	$137,056
Jason A. Bates
				180	(6)	$3,206
				740	(4)	$13,638

Henry F. Pratt III (10)	31,250	(2)	135,625	1,688	(3)	$30,553
				4,980	(4)	$91,682
				17,574	(7)	$335,186
				2,500	(11)	$45,975

(1)	The value realized upon exercise is equal to the difference between the closing price of the Company’s Common Stock on the date the options were exercised and the exercise price. The value realized upon vesting is determined based on the closing price of the Company’s Common Stock on the date of vesting and does not include dividends that were accrued and paid upon vesting.
(2)	On March 2, 2013, the Compensation Committee approved, subject to stockholder approval of the 2013 Equity Plan, options that vest 25% on each of the first, second, third and fourth anniversaries of the approval date by the Compensation Committee, subject to the executive’s continued employment with the Company.
(3)	On June 1, 2011, in connection with the closing of the combination with Eola, the Compensation Committee granted long-term equity awards under the 2011 Plan to officers that joined the Company as a result of the Eola transaction. These awards included two separate grants: (i) 4,563 shares to Mr. Heistand and 1,245 shares to Mr. Pratt that vest 25% on each of January 14, 2012, 2013, 2014 and 2015, subject to the executive’s continued employment with the Company, and (ii) 7,821 shares to Mr. Heistand and 2,133 shares to Mr. Pratt that vest on each of January 14, 2013, 2014, 2015 and 2016, subject to the executive’s continued employment with the Company. The dividends on these time-based shares accrue from the date of grant at the same rate as on all other shares of the Company’s stock and will be paid upon vesting of the underlying shares.
(4)

On March 2, 2013, the Compensation Committee approved, subject to stockholder approval of the 2013 Equity Plan, time-based RSU awards to the Company’s executive officers that vest 25% on each of the first, second, third and fourth anniversaries of the approval date by the Compensation Committee, subject to the executive’s continued employment with the Company.
(5)	On July 8, 2013, the Compensation Committee granted time-based RSU awards under the 2013 Equity Plan to Mr. Heistand that vest on each of the first, second and third anniversaries of the grant date, subject to the executive’s continued employment with the Company.
(6)	On February 14, 2012, the Compensation Committee granted time-based restricted stock under the 2010 Equity Plan to the Company’s executive officers as part of the Company’s three year operating plan that began July 1, 2010. The dividends on these time-based shares accrue from the date of grant at the same rate as on all other shares of the Company’s stock and will be paid upon vesting of the underlying shares. These grants will vest 25% on each of January 14, 2013, 2014, 2015 and 2016, subject to the executive’s continued employment with the Company.
(7)	On October 23, 2013, the Compensation Committee granted time-based RSU awards under the 2013 Equity Plan that vest on each of the first, second and third anniversaries of the grant date, subject to the executive’s continued employment with the Company.
(8)	On July 12, 2010, the Compensation Committee granted time-based restricted stock under 2010 Omnibus Equity Incentive Plan (the “2010 Equity Plan”) to the Company’s executive officers as part of the Company’s three year operating plan that began July 1, 2010. The dividends on these time-based shares accrue from the date of grant at the same rate as on all other shares of the Company’s stock and will be paid upon vesting of the underlying shares. These grants vested 25% July 12, 2011, 2012, 2013 and 2014, subject to the executive’s continued employment with the Company.
(9)	On January 14, 2011, the Compensation Committee granted time-based restricted stock under the 2010 Equity Plan to the Company’s executive are officers as part of the Company’s three year operating plan that began July 1, 2010. The dividends on these time-based shares accrue from the date of grant at the same rate as on all other shares of the Company’s stock and will be paid upon vesting of the underlying shares. These grants will vest 25% on each of January 14, 2012, 2013, 2014 and 2015, subject to the executive’s continued employment with the Company.
(10)	In connection with Mr. Pratt’s resignation and pursuant to the Separation Agreement, the Company accelerated the vesting of options to purchase 31,250 shares of Common Stock, 13,777 RSUs and 844 shares of restricted stock.
(11)	On March 17, 2014, the Compensation Committee granted time-based RSU awards under the 2013 Equity Plan that vest 25% on each of the first, second, third and fourth anniversaries of the grant date, subject to the executive’s continued employment with the Company.

Equity Compensation Plan Information

The following table sets forth the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2014:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	2,130,994	(2)	$17.21	(3)	491,565	(4)
Equity compensation plans not approved by security holders (5)	6,030		—		—
Total	2,137,024	(2)(5)	$17.21	(3)	491,565	(4)(5)

(1)	The 2013 Equity Plan was approved by stockholders on May 16, 2013 and replaced the 2010 Equity Plan. Since December 31, 2012, no awards have been, and no future awards will be, made under the 2010 Equity Plan.
(2)	This amount consists of options to purchase 1,325,000 shares of Common Stock, 504,533 RSUs, and 300,636 shares of Common Stock that may be issued upon conversion of OP units that may be received upon conversion of LTIP units awarded under the 2013 Equity Plan. This amount assumes that the maximum number of shares of Common Stock is issued upon achievement of the performance targets for the performance-based LTIP units. This amount also includes 825 deferred incentive share units granted under the 2010 Plan. This amount excludes an aggregate of 71,838 shares of Common Stock issued to certain non-employee directors in connection with their service on the Board of Directors.
(3)	The weighted-average exercise price takes into account only the outstanding options to purchase shares of Common Stock. The remaining term of the options is approximately 8.2 years.
(4)	No securities are available for issuance under the 2010 Equity Plan. This amount reflects the issuance of 71,838 shares of Common Stock issued to certain non-employee directors in connection with their service on the Board of Directors.
(5)	The Board of Directors approved the 2011 Plan on May 12, 2011 in connection with the Company’s combination with Eola. No future awards will be made under the 2011 Plan. This amount includes 6,030 deferred incentive share units granted under the 2011 Plan. Excludes 6,886 shares of restricted stock issued to certain officers of the Company.

Potential Payments Upon Termination or a Change in Control

The following summarizes the payments that the Company may be required to pay to the Named Executive Officers in connection with a termination of employment or a change in control.

Employment Agreements

As described above, the Company previously entered into employment agreements with certain of its current executive officers. Regardless of the reason for termination of employment, pursuant to the Employment Agreements, each Named Executive Officer is entitled to receive any earned but unpaid base salary accrued through the date of termination and any earned but unpaid vacation pay.

Employment Agreement of James R. Heistand

If Mr. Heistand’s employment is terminated by the Company without “cause” (which includes the Company’s election not to renew or extend the Employment Agreement where Mr. Heistand is willing to extend the term), or by Mr. Heistand for “good reason,” in either case other than within the 90 days prior to or the two-year period following a change in control (as defined in the Employment Agreement), Mr. Heistand is entitled to (i) any earned but unpaid annual bonus for the preceding fiscal year on the date the amount would otherwise have been paid; (ii) an amount equal to the sum of (A) 18 months’ of his then-current base salary, plus (B) one and one-half times his then-current target bonus, payable in equal installments over a 12-month period; (iii) an additional 18 months’ time-based vesting credit on any outstanding equity or equity-based awards; (iv) continued coverage for him and his eligible dependents under the Company’s group health plans for up to 18 months following his termination of employment and the premiums for such coverage will be no greater than those charged by the Company generally to its active executive employees; and (v) payments with respect to any declared cash bonus that would otherwise have been paid within 18 months following the date of his termination of employment, to be paid following his termination.

Mr. Heistand’s employment agreement also provides that all of Mr. Heistand’s outstanding equity or equity-based awards that are subject to time-based vesting will immediately vest and be paid in full upon a change in control (as defined in the 2013 Plan), except that if accelerated payment is not permitted under Section 409A of the Code, the awards will be paid on the original payment schedule. With respect to Mr. Heistand’s awards of LTIP units granted on May 16, 2013 and in connection with entering into the employment agreement, which are subject to performance-based vesting based on the Company’s achievement of specified TRTS targets, upon a change in control (as defined in the 2013 Equity Plan), all or a portion of the award will vest based upon the Company’s performance through the date of the change in control and any portion of the award that does not vest will be forfeited.

“Cause” means in general: (i) Mr. Heistand’s continued failure to perform the material responsibilities and duties under the Employment Agreement; (ii) willful or reckless conduct by Mr. Heistand that is done or omitted to be done not in good faith and is materially injurious to the Company; (iii) Mr. Heistand’s conviction of, or pleading of guilty or nolo contendere to, a felony; (iv) Mr. Heistand’s commission or omission of any act that is materially detrimental to the best interests of the Company and that constitutes common law fraud or violation of applicable law; or (v) Mr. Heistand’s breach of any material provision of the Employment Agreement, including the restrictive covenants.

“Good reason” means in general: (i) the Company’s failure to pay material compensation when due and payable; (ii) a material diminution in Mr. Heistand’s position, duties or responsibilities; (iii) the Company’s material breach of any other material provision of the Employment Agreement; or (iv) a change in Mr. Heistand’s principal place of employment to a location more than 50 miles from such principal place of employment as of the effective date of the Employment Agreement.

If Mr. Heistand’s employment is terminated by the Company without cause, by Mr. Heistand for good reason or as a result of Mr. Heistand’s death or disability (as defined in the Employment Agreement), in each case within the 90 days prior to or the two-year period following a change in control, Mr. Heistand is entitled to (i) an amount equal to 2.9 times the sum of his then-current base salary plus his then-current target bonus, payable in a lump sum following his termination of employment if the change in control constitutes a change in the ownership or effective control or the Company or a change in the ownership of a substantial portion of the Company’s assets within the meaning of Section 409A of the Code or in equal installments over a 12-month period if it does not; (ii) the remainder of any declared cash bonus that would otherwise have been paid had his employment not terminated, to be paid following his termination; and (iii) continued coverage for him and his eligible dependents under the Company’s group health plans for up to 18 months following his termination of employment and the premiums for such coverage will be no greater than those charged by the Company generally to its active executive employees.

The Employment Agreement includes a Section 280G “better of” provision, meaning, if any of the payments or benefits provided to Mr. Heistand under the Employment Agreement or otherwise would constitute parachute payments within the meaning of Section 280G of the Code and be subject to the excise tax imposed under Section 4999 of the Code, the payments or benefits will be reduced by the amount required to avoid the excise tax if such a reduction would give Mr. Heistand a better after-tax result than if he received the full payments and benefits.

Employment Agreements of Messrs. O’Reilly, Lipsey, Dorsett, Bates and Pratt

If the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason,” in either case other than within the 90 days prior to or the two-year period following a change in control (as defined in the Employment Agreement), the executive is entitled to (i) any earned but unpaid annual bonus for the preceding fiscal year on the date the amount would otherwise have been paid; (ii) an amount equal to 12 months’ of his then-current base salary payable in 12 equal monthly installments; (iii) an additional 12 months’ time-based vesting credit on any outstanding equity or equity-based awards; (iv) continued coverage for him and his eligible dependents under the Company’s group health plans for up to 12 months following his termination of employment, and (v) except with respect to Mr. Bates, payments with respect to any declared cash bonus that would otherwise have been paid within 12 months following the date of his termination of employment, to be paid following his termination.

The executive’s employment agreements also provide that all of the executive’s outstanding equity or equity-based awards that are subject to time-based vesting will immediately vest and be paid in full upon a change in control (as defined in the 2013 Plan), except that if accelerated payment is not permitted under Section 409A of the Code, the awards will be paid on the original payment schedule. With respect to each executive’s awards of LTIP units granted on May 16, 2013, which are subject to performance-based vesting based on the Company’s achievement of specified TRTS targets, upon a change in control (as defined in the 2013 Equity Plan), all or a portion of the award will vest based upon the Company’s performance through the date of the change in control and any portion of the award that does not vest will be forfeited.

“Cause” means in general: (i) the executive’s continued failure to perform the material responsibilities and duties under the Employment Agreement; (ii) willful or reckless conduct by the executive that is done or omitted to be done not in good faith and is materially injurious to the Company; (iii) the executive’s conviction of, or pleading of guilty or nolo contendere to, a felony; (iv) the executive’s commission or omission of any act that is materially detrimental to the best interests of the Company and that constitutes common law fraud or violation of applicable law; or (v) the executive’s breach of any material provision of the Employment Agreement, including the restrictive covenants.

“Good reason” means in general: (i) the Company’s failure to pay material compensation when due and payable; (ii) a material diminution in the executive’s position, duties or responsibilities, including, without limitation, the executive ceasing to report to the Company’s Chief Executive Officer; (iii) the Company’s material breach of any other material provision of the Employment Agreement; or (iv) a change in the executive’s principal place of employment to a location more than 50 miles from such principal place of employment as of the effective date of the Employment Agreement.

If the executive’s employment is terminated by the Company without cause or by the executive for good reason, in either case within the 90 days prior to or the two-year period following a change in control, or if the Company delivers notice of its intent not to renew the term of the Employment Agreement within the 90-day period prior to a change in control, the executive is entitled to (i) any earned but unpaid annual bonus for the preceding fiscal year; (ii) continued coverage for him and his eligible dependents under the Company’s group health plans for up to 12 months following his termination of employment; (iii) an amount equal to the sum of (A) 24 months’ of the executive’s then-current base salary and (B) two times his then-current target bonus, payable in a lump sum following his termination of employment if the change in control constitutes a change in the ownership or effective control or the Company or a change in the ownership of a substantial portion of the Company’s assets within the meaning of Section 409A of the Code, or in equal installments over a 12-month period if it does not; (iv) the remainder of any declared cash bonus that would otherwise have been paid had his employment not terminated, to be paid following his termination; and (v) accelerated vesting of all of the executive’s outstanding equity or equity-based awards subject to time-based vesting upon the date of the executive’s termination.

Each Employment Agreement includes a Section 280G “better of” provision, meaning, if any of the payments or benefits provided to the executive under the applicable Employment Agreement or otherwise would constitute parachute payments within the meaning of Section 280G of the Code and be subject to the excise tax imposed under Section 4999 of the Code, the payments or benefits will be reduced by the amount required to avoid the excise tax if such a reduction would give the executive a better after-tax result than if he received the full payments and benefits.

Incentive Plans

2010 Equity Plan and 2011 Plan

In addition to the payments and benefits provided pursuant to the terms of the Employment Agreements described above, pursuant to the terms of the 2010 Equity Plan, if an individual’s employment is terminated by the Company for any reason other than cause or by the individual for good reason, in each case within the two-year period following the change in control, then, as of the date of the individual’s termination, all restrictions otherwise applicable with respect to incentive restricted stock and RSUs (including deferred incentive stock units) granted to such individual will lapse, the restricted period will expire and any prescribed conditions will be deemed to be satisfied.

Under the 2010 Equity Plan, a “change in control” generally means any of the following: (i) any change in control of a nature that would be required to be reported under the Exchange Act proxy rules; (ii) any person acquiring beneficial ownership, directly or indirectly, of securities representing 30% or more of the combined voting power of the Company’s outstanding securities; (iii) certain changes in the Company’s Board of Directors; (iv) certain mergers or consolidations of the Company with another corporation; (v) the approval by the Company’s security holders of a plan of liquidation by the Company or an agreement for the sale or disposition of all or substantially all of the Company’s assets.

Under the 2010 Equity Plan, “cause” means in general: (1) the continued failure of the individual to perform material responsibilities and duties toward the Company (other than due to mental or physical illness); (2) willful or reckless conduct by the individual that is demonstrably injurious to the Company; (3) the conviction of the individual for a felony; or (4) the commission or omission of any act by the individual that is materially inimical to the best interests of the Company and that constitutes on the part of the individual common law fraud or malfeasance, misfeasance or nonfeasance of duty (other than the individual’s lack of professional qualifications).

Under the 2010 Equity Plan, “good reason” means in general: (1) an assignment, after a change in control, of duties materially inconsistent with the individual’s position or a material diminution in the individual’s position, authority, duties, or responsibilities; (2) a material reduction in the individual’s base salary in effect immediately before the change in control; (3) a material reduction in the individual’s annual or long-term bonus and equity incentive opportunities, as compared to such opportunity or level in effect immediately before the change in control; (4) a material diminution in any budget over which the individual retains authority; or (5) the Company’s material relocation of the individual without the individual’s consent.

The change in control provisions of the 2011 Plan are the same as under the 2010 Equity Plan.

2013 Plan

The 2013 Equity Plan provides that if the Company experiences a change in control in which outstanding awards under the 2013 Equity Plan will not be assumed, continued or replaced with equivalent awards by the surviving entity, then the Compensation Committee may determine in its sole discretion that (i) all outstanding stock options and stock appreciation rights will immediately vest and become exercisable, and (ii) all restrictions and other conditions applicable to any outstanding restricted stock, RSUs and other share-based awards, including any vesting requirements, will immediately lapse and any performance goals relevant to such award will be deemed to have been achieved at the target level, with all such awards becoming free from restrictions and, with respect to RSUs, becoming payable immediately or otherwise upon the earliest permissible date.

Under the 2013 Equity Plan, a “change in control” occurs if:

(i)	a person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of 45% or more of the combined voting power of the Company’s then- outstanding securities;

(ii)	the Company closes on a merger or consolidation transaction (other than as results in the Company’s voting securities before the transaction continuing to represent more than 55% of the combined voting power of the securities of the surviving entity);

(iii)	the Company closes on the sale or disposition of all or substantially all of the Company’s assets; or

(iv)	during any consecutive 12-month period, individuals who, at the beginning of such period constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof (with the TPG Nominated Directors being considered members of the Incumbent Board), provided that the Company’s Chief Executive Officer on the date of the initial adoption of the 2013 Equity Plan by the Board of Directors will not be counted in determining the number of directors in office or the number of directors that cease to be a director.

Under the 2013 Equity Plan, “good reason” means in general: (1) a material diminution in the individual’s position, authority, duties, or responsibilities; (2) a material reduction in the individual’s base salary in effect immediately before the change in control; or (3) the Company’s material relocation of the individual without the individual’s consent.

Under the 2013 Equity Plan, the definition of the term “cause” has generally the same meeting as under the 2010 Equity Plan.

No Tax Gross-Up Payments

The Company does not provide, and no Named Executive Officer is entitled to receive, any tax gross-up payments in connection with his or her compensation, severance or other benefits provided by the Company.

The following table shows potential payments that would have been provided to the Named Executive Officers upon the occurrence of a change in control and certain termination triggering events, assuming such change in control or terminating event occurred on December 31, 2014.

Name/ Payment or Benefit	Voluntary resignation, termination for cause, death or disability	Termination without cause or resignation with good reason within 90 days prior to or 2 years following a change in control	Death or disability within 90 days prior to or 2 years following a change in control	Termination without cause or resignation with good reason other than within 90 days prior to or 2 years following a change in control	No termination following the change in control
James R. Heistand
Cash Severance (1)	$—	$5,600,000	$5,600,000	$3,150,000	$—
Acceleration of Equity Awards (2)	$—	$5,092,089	$5,092,089	$3,661,834	$—
Healthcare Benefits	$—	$11,700	$11,700	$11,700	$—
Total	$—	$10,703,789	$10,703,789	$6,823,534	$—

David R. O’Reilly
Cash Severance (1)	$—	$1,770,000	$—	$650,000	$—
Acceleration of Equity Awards (2)	$—	$2,438,821	$—	$979,651	$—
Healthcare Benefits	$—	$7,800	$—	$7,800	$—
Total	$—	$4,216,621	$—	$1,637,451	$—

M. Jayson Lipsey
Cash Severance (1)	$—	$1,437,500	$—	$500,000	$—
Acceleration of Equity Awards (2)	$—	$1,389,818	$—	$567,553	$—
Healthcare Benefits	$—	$7,800	$—	$7,800	$—
Total	$—	$2,835,118	$—	$1,075,353	$—

Jeremy R. Dorsett
Cash Severance (1)	$—	$1,176,250	$—	$406,250	$—
Acceleration of Equity Awards (2)	$—	$893,113	$—	$395,455	$—
Healthcare Benefits	$—	$7,800	$—	$7,800	$—
Total	$—	$2,077,163	$—	$809,505	$—

Jason A. Bates
Cash Severance (1)	$—	$900,000	$—	$300,000	$—
Acceleration of Equity Awards (2)	$—	$194,585	$—	$89,503	$—
Healthcare Benefits	$—	$7,800	$—	$7,800	$—
Total	$—	$1,102,385	$—	$397,303	$—

(1)	Represents amounts payable at December 31, 2014 pursuant to the Employment Agreements. The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary and vacation pay and earned but unpaid bonus for the preceding fiscal year.

(2)	Includes the acceleration of RSUs, LTIP units and option awards based on the closing price of the Company’s Common Stock ($18.39) on December 31, 2014, plus the dividends accrued through such date, as applicable.

The following table shows amounts paid or payable to Henry F. Pratt, III, whose employment was terminated during 2014, pursuant to the Separation Agreement.

Name	Termination Date	Payment
Henry F. Pratt III	December 24, 2014
Cash Severance (1)		$768,750
Acceleration of Equity Awards (2)		$402,730
Healthcare Benefits		$15,327
Total		$1,186,807

(1)	Amount includes (i) a lump sum severance payment of $350,000, (ii) a lump sum payment of $68,750 in respect of the Company’s December 2012 special discretionary cash bonus and (iii) an additional severance payment of $350,000, payable in 12 equal monthly installments. Amount excludes $100 paid in 2014 pursuant to the Consulting Agreement.
(2)	Includes the accelerated vesting of options to purchase 31,250 shares of Common Stock, 13,777 RSUs and 844 shares of restricted stock, based on the closing price of the Company’s Common Stock ($18.59) on December 24, 2014, plus the dividends accrued through such date, as applicable.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Employment Agreements. The Company has entered into Employment Agreements with its Named Executive Officers. See “Compensation of Executive Officers—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements.”

Eola Transactions. On May 18, 2011, the Company closed on the Contribution Agreement pursuant to which Eola contributed its property management company (the “Management Company”) to the Company. Eola’s principals contributed the Management Company to Parkway for initial consideration of $32.4 million in cash and contingent consideration of 1.8 million OP units to Eola’s principals through an earn-out and earn-up arrangement based on the achievement by the Management Company of certain targeted annual gross fee revenue for the balance of 2011 and 2012. On December 30, 2011, the Company and the former Eola principals, including Messrs. Heistand, Pratt and O’Reilly, each one of the Company’s Named Executive Officers, amended certain post-closing provisions of the Contribution Agreement to provide, among other things, that if the Management Company achieved annual revenues in excess of the original 2011 target, all OP units subject to the 2011 earn-out, the 2012 earn-out and the earn-up will be deemed earned and paid when the 2011 earn-out payment is made. Based on the Management Company revenue for 2011, the target was achieved, and on February 28, 2012 an aggregate of 1.8 million OP units were earned and issued to Eola’s principals, including 819,474 OP units to Mr. Heistand, 129,685 OP units to Mr. Pratt and 92,632 OP units to Mr. O’Reilly. These OP units were exchanged during 2012 pursuant to their terms into an equal number of shares of Common Stock. The Contribution Agreement and the subsequent amendment were approved by the Company’s Board of Directors.

Through the Management Company, the Company currently manages and/or leases third-party assets totaling approximately 9.7 million square feet, approximately 4.3 million square feet of which are currently owned by entities in which Messrs. Heistand and Pratt have direct or indirect ownership interests ranging from approximately 0.1% to 12.54% and from approximately 0.1% to 0.74%, respectively, with a weighted average ownership percentage of approximately 3.8% and approximately 0.1%, respectively. In 2014, the Company received an aggregate of approximately $10.4 million for reimbursements of building operating costs and earned an aggregate of approximately $11.9 million in management fees under the management agreements with these entities, of which approximately $602,711 and $29,288 were attributable to Mr. Heistand and Mr. Pratt’s interests, respectively. The management agreements with each of these entities were negotiated at arms-length and contain economic terms comparable to the other third-party property management agreements that the Company currently has in place.

In connection with the amendment to the post-closing provisions of the Contribution Agreement discussed above, Messrs. Heistand and Pratt have agreed to pay the Company 100% of any distribution received from certain properties owned directly or indirectly by them.

Investment in Related Party Entity. In 2011, an affiliate of the Company made a $3.5 million preferred equity investment in an entity 21% owned by Mr. Heistand. This investment was negotiated at arm’s length and provides that the Company will be paid a preferred equity return equal to 7% per annum of the preferred equity outstanding. In 2014, the Company received preferred equity distributions on this investment in the aggregate amount of $245,000. This preferred equity investment was approved by the Company’s Board of Directors.

TPG Pantera Transaction. On June 5, 2012, TPG Pantera acquired 4,300,000 shares of the Common Stock at a purchase price of $11.25 per share and 13,477,778 shares of Series E Convertible Cumulative Redeemable Preferred Stock, par value $.001 per share (the “Series E Preferred Stock”) at a purchase price and liquidation preference of $11.25 per share, for an aggregate investment in the Company by TPG Pantera of $200 million pursuant to a securities purchase agreement (the “Purchase Agreement”) between the Company and TPG Pantera. At a special meeting of stockholders held on July 31, 2012, the stockholders approved, among other things, the right to convert, at the option of the Company or the holders, shares of the Series E Preferred Stock into shares of Common Stock. On August 1, 2012, the Company delivered a conversion notice to TPG Pantera and all shares of Series E Preferred Stock were converted into Common Stock on a one-for-one basis.

In connection with closing under the Purchase Agreement, the Company and TPG Management entered into a Management Services Agreement that sets forth certain financial advisory services previously provided by and to be provided by, and fees to be paid to TPG Management, in connection with TPG Pantera’s investment in the Company and TPG Management’s ongoing services to the Company. As provided in the Management Services Agreement, on June 5, 2012 the Company paid TPG Management a transaction fee of $6.0 million and reimbursed TPG Management $1.0 million of its reasonable out-of-pocket expenses incurred by it and its affiliates in connection with TPG Pantera’s investment in the Company. Furthermore, pursuant to an amendment to the Management Services Agreement entered into in December 2014, in exchange for certain ongoing advisory and consulting services, the Company agreed to pay to TPG Management a monitoring fee equal to $600,000 for the first year following the amendment and $1.0 million per year thereafter for so long as TPG Pantera has the right to appoint four of the directors of the Company’s Board of Directors. In each case, the monitoring fee will be reduced proportionately based on TPG Pantera’s board representation rights under the Stockholders Agreement, as described below. The monitoring fee is payable in cash quarterly when the Company pays its Common Stock dividend. The monitoring fee is in lieu of director fees otherwise payable to the TPG Pantera-nominated members of the Board of Directors.

Also in connection with closing under the Purchase Agreement, the Company, TPG Pantera and TPG Management entered into the Stockholders Agreement (defined above) pursuant to which, among other things, (i) TPG Pantera has the right to nominate a specified number of directors to the Company’s Board of Directors and to each committee of the Board of Directors determined based on its level of ownership in the Company, for so long as TPG Pantera owns 5% or more of the Company’s outstanding Common Stock, and (ii) TPG Pantera has the right to consent to certain actions related to the Company’s corporate existence and governance, including any change in the rights and responsibilities of either the investment committee of the Board of Directors or the compensation committee of the Board of Directors, for so long as TPG Pantera’s ownership percentage of Common Stock is equal to or greater than 20%, other than in connection with any change in control.

Pursuant to the terms of the Stockholders Agreement, TPG Pantera also has the right to consent to certain actions related to the Company’s corporate existence and governance, including any change in the rights and responsibilities of either the investment committee of the board or the compensation committee of the Board of Directors, for so long as TPG Pantera’s ownership percentage of Common Stock is equal to or greater than 20%, other than in connection with any change in control. In addition, for so long as TPG Pantera’s ownership percentage of Common Stock is equal to or greater than 5%, other than in connection with any change in control, the rights and responsibilities of the investment committee of the Board of Directors will include (i) except for certain permitted issuances relating to outstanding rights to purchase or acquire the Company’s capital stock, compensation arrangements and acquisition transactions, any sale or issuance of any capital stock or other security, (ii) any incurrence of indebtedness with a principal amount greater than $20 million, and (iii) any other matters over which the investment committee currently has approval authority, including without limitation material asset acquisitions and dispositions. During such period, the rights and responsibilities of the compensation committee of the Board of Directors will include (i) the hiring or termination of any the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or Chief Investment Officer, or any material change in any of the duties of any such executive officer, and (ii) any approval of future compensation arrangements for such officers. During such period, the Board of Directors may not approve such matters without the affirmative approval of the investment committee or the compensation committee, as applicable.

In addition to the foregoing, under the Stockholders Agreement TPG Pantera has a pre-emptive right to participate in the Company’s future equity issuances, subject to certain conditions, for so long as TPG Pantera (together with its affiliates) owns at least 10% of the Company’s outstanding Common Stock. However, TPG Pantera’s pre-emptive rights with respect any equity issuances of Common Stock or securities convertible into or exercisable for Common Stock are subject to stockholder approval of such rights at least once during each five-year period after closing. The Stockholders Agreement also provides for customary registration rights with respect to TPG Pantera’s Common Stock held by TPG Pantera and its permitted transferees and by TPG Management. Pursuant to such registration rights, beginning one year after closing, TPG Pantera has, subject to certain limitations, the right to require the Company to register TPG Pantera’s securities on three separate occasions and has limited piggyback registration rights in connection with offerings by other stockholders. In addition, TPG Pantera agreed to certain customary standstill provisions through the earliest of (i) the time that TPG Pantera (together with its affiliates) no longer collectively own at least 5% of the Common Stock (assuming full conversion of the Series E Preferred Stock), (ii) the fifth anniversary of the closing under the Purchase Agreement, and (iii) the occurrence of a change of control transaction.

Thomas Letter Agreements. In connection with the TPGI mergers, on September 4, 2013, the Company entered into a letter agreement with Mr. Thomas, the Chairman of the Board, and certain entities affiliated with him. Pursuant to the letter agreement, among other things, (i) the Company and the Operating Partnership agreed to take all necessary action to cause Mr. Thomas to be appointed Chairman of the Board of Directors following consummation of the TPGI mergers and, subject to certain continuing equity ownership requirements, to nominate Mr. Thomas for election to the board at the Annual Meeting of Stockholders in 2014 (and, if elected, to cause him to be re-appointed as chairman), (ii) Mr. Thomas will retain all rights with respect to the “Thomas Properties” and “TPG” names and related marks and certain property associated therewith, (iii) in the event of a going private transaction involving the Company, the Company agreed to use its reasonable best efforts to cause the acquiring entity to offer Mr. Thomas and his affiliates a preferred equity interest in the surviving entity in exchange for the OP units that Mr. Thomas and his affiliates received in the TPGI mergers, and (iv) Mr. Thomas agreed to modify his existing tax protection arrangements to facilitate a change in ownership of the two office properties in Philadelphia, Pennsylvania, commonly known as Commerce Square.

Tax Protection Agreement. In connection with the closing of the TPGI mergers, on December 19, 2013, Mr. James A. Thomas, the Chairman of the Board of Directors, and certain of his related parties entered into a tax protection agreement with the Operating Partnership (the “New Tax Protection Agreement”), that replaced an agreement originally entered into between Thomas Properties Group, L.P. and Mr. Thomas (and certain of his related parties) dated October 13, 2004 (the “Original Tax Protection Agreement”). The New Tax Protection Agreement continued and updated the obligations under the Original Tax Protection Agreement with certain changes, including an undertaking by the Operating Partnership to offer certain related parties of Mr. Thomas the opportunity to guarantee, in the aggregate, up to $39 million of direct or indirect “qualifying” indebtedness of the Operating Partnership and agreement as to the method that the Operating Partnership will adopt in allocating depreciation with respect to certain of the properties acquired from TPGI and TGP LP. The obligations of the Operating Partnership under the New Tax Protection Agreement expire on October 13, 2016, although, as with the Original Tax Protection Agreement, the Operating Partnership agrees to offer the Thomas-related parties opportunities to guarantee qualifying indebtedness thereafter to the extent such indebtedness is available.

Millenia Park Acquisition. On July 3, 2014, the Company acquired Millenia Park One, an office building located in the Millenia submarket of Orlando, Florida, for a gross purchase price of $25.5 million. The seller was partially and indirectly owned by certain officers of the Company, including James R. Heistand, David R. O’Reilly, Henry F. Pratt III and Scott E. Francis. The seller was required to use the entire purchase price of Millenia Park One to satisfy existing debt. Accordingly, those certain officers of the Company with the aforementioned ownership in Millenia Park One received no proceeds from the sale.

Separation Agreement and Consulting Agreement with Henry F. Pratt III. On December 24, 2014, the Company entered into the Separation Agreement pursuant to which Henry F. Pratt III resigned from his position as Executive Vice President of Asset Management and Third Party Services and also entered into a Consulting Agreement to provide certain services to transition his duties. See “Compensation of Executive Officers—

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements—Separation Agreement and Consulting Agreement.”

Related-Party Transactions Policies and Procedures. In March 2007, the Board of Directors adopted the written “Related-Party Transactions Policies and Procedures” that states that the Company’s Audit Committee is responsible for the review, approval and ratification of transactions with executive officers, directors, nominees, greater than five percent owners of Company stock, or immediate family members of any of the foregoing (“related persons”).

The policy requires that any newly proposed transaction between the Company and a related person must be submitted to the Audit Committee for approval if the amount involved in the transaction is greater than $100,000 in a calendar year, the Company is a participant, and any related person has or will have an interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity) (“interested transactions”). If advance approval is not feasible, then the interested transaction will be considered for ratification at the next regularly scheduled meeting of the Audit Committee. In making its determination, the Audit Committee will consider, among other factors, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Ongoing related person transactions are reviewed on an annual basis. No director will participate in any discussion or approval of an interested transaction for which he or she is a related party.

The following interested transactions do not require pre-approval by the Audit Committee:

1.	Any employment by the Company of an executive officer of the Company if (a) the related compensation is required to be disclosed in the Company’s proxy material or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in the Company’s proxy material if the executive officer was a “named executive officer” and the Company’s Compensation Committee approved, or recommended that the Board of Directors approve, such compensation.

2.	Any compensation paid to a director if the compensation is required to be disclosed in the Company’s proxy material.

3.	Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or less than 10 percent beneficial owner, if the aggregate amount involved does not exceed the greater of $250,000 or two percent of that company’s total annual revenues.

4.	Any charitable contributions by the Company to an entity at which the related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $100,000 or two percent of the charitable organization’s total annual receipts.

5.	Any transaction where the related person’s interest arises solely from the ownership of Common Stock and all holders of Common Stock receive the same benefit on a pro rata basis.

6.	Any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

The Chair of the Audit Committee has the authority to pre-approve or ratify any interested transaction with a related party in which the aggregate amount involved is expected to be less than $500,000. In connection with each regularly scheduled meeting of the Audit Committee, a summary of each new interested transaction deemed pre-approved pursuant to paragraph (3) or (4) above and each new interested transaction pre-approved by the Chair will be provided to the Audit Committee for its review.

OWNERSHIP OF COMPANY STOCK

Security Ownership of Certain Beneficial Owners

To the best of the Company’s knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Exchange Act) beneficially owned, as of March 19, 2015 (the record date for the Meeting) more than five percent of the Common Stock, except as set forth in the following table.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned		Percent of Common Stock (1)
TPG Funds (2) 301 Commerce Street, Suite 3300 Fort Worth, Texas 76102	23,663,397	(3)	21.2%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	11,195,966	(4)	10.0%
Blackrock, Inc. 40 East 52nd Street New York, New York 10002	8,617,069	(5)	7.7%
Vanguard Specialized Funds — Vanguard REIT Index Fund — 23-2834924 100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,697,300	(6)	5.1%

(1)	Based on 111,514,222 shares of Common Stock outstanding on March 19, 2015.
(2)	TPG Funds refers to TPG Pantera and TPG Management, collectively.
(3)	Based on a Form 4 filed on September 25, 2014. Total includes 23,599,778 shares held by TPG Pantera, whose general partner is TPG Advisors VI, Inc., a Delaware corporation. Total also includes 63,619 shares held by TPG Management, whose sole member is TPG Capital Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings II Sub, L.P., a Delaware limited partnership, whose general partner is TPG Holdings, II, L.P., a Delaware limited partnership, whose general partner is TPG Holdings II-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc. (“Group Advisors”). David Bonderman and James G. Coulter are officers and sole stockholders of TPG Advisors VI, Inc. and Group Advisors and may therefore be deemed to beneficially own the shares held by the TPG Funds. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares held by the TPG Funds except to the extent of their pecuniary interest therein. The address of TPG Advisors VI, Inc., Group Advisors and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(4)	Based upon an amended Statement on Schedule 13G filed on February 11, 2015 with the SEC that indicated that The Vanguard Group, Inc. has sole dispositive power with respect to 11,015,100 shares of Common Stock, shared dispositive power with respect to 180,866 shares of Common Stock, sole voting power with respect to 224,966 shares of Common Stock, and shared voting power with respect to 68,800 shares of Common Stock. The Schedule 13G further indicated that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of and directs the voting of 105,866 shares of Common Stock as a result of its serving as investment manager of collective trust accounts and that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 194,100 shares of Common Stock as a result of its serving as investment manager of Australian investment offerings.
(5)

Based upon an amended Statement on Schedule 13G filed on January 26, 2015 with the SEC that indicated that Blackrock, Inc. has sole dispositive power with respect to 8,617,069 shares of Common Stock and sole voting power with respect to 8,424,322 shares of Common Stock. The Schedule 13G further indicated that several subsidiaries of Blackrock, Inc., listed in Exhibit A to that schedule, are beneficial owners of Common Stock. The Schedule 13G states that the following subsidiaries of Blackrock, Inc. acquired the securities reported on the schedule: BlackRock (Luxembourg) S.A., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC and BlackRock Japan Co Ltd.
(6)	Based upon a Statement on Schedule 13G filed on February 6, 2015 with the SEC that indicated that Vanguard Specialized Funds – Vanguard REIT Index Fund – 23-2834924 does not have dispositive power with respect to any shares of Common Stock and sole voting power with respect to 5,697,300 shares of Common Stock.

Security Ownership of Management and Directors

The following table sets forth the shares of Common Stock, Limited Voting Stock and OP units beneficially owned, as of March 19, 2015 (the record date for the Meeting), by each director, nominee for director and Named Executive Officer of the Company and by the directors, nominees and executive officers as a group. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Common Stock subject to options or other rights (as set forth above) held by that person that are currently exercisable or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock, Limited Voting Stock and OP units set forth in the table. Unless otherwise indicated below, the address for the Company’s directors and executive officers is c/o Parkway Properties, Inc., 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801.

	Total Common Stock and OP Units		Percent of Common Stock (1)	Percent of Common Stock and OP Units (1)	Limited Voting Stock	Percent of Limited Voting Stock (1)
Avi Banyasz (2)	—		*	*	—	—
Charles T. Cannada	31,671	(3)	*	*	—	—
Edward M. Casal	17,177		*	*	—	—
Kelvin L. Davis (4)	—		*	*	—	—
Jeremy R. Dorsett	58,244	(5)	*	*	—	—
Laurie L. Dotter	24,171		*	*	—	—
James R. Heistand	1,652,087	(6)	1.5%	1.4%	—	—
C. William Hosler (7)	—		*	*	—	—
M. Jayson Lipsey	120,333	(8)	*	*	—	—
Adam S. Metz (9)	—		*	*	—	—
Brenda J. Mixson	30,571	(10)	*	*	—	—
David R. O’Reilly	284,685	(11)	*	*	—	—
Henry F. Pratt III	190,365	(12)	*	*	—	—
James A. Thomas	6,189,248	(13)	5.6%	5.3%	4,213,104	100%
Jason A. Bates	20,918	(14)	*	*	—	—
Directors and executive officers as a group (16 individuals)	8,652,295		7.8%	7.4%	4,213,104	100%

*	Less than 1%.
(1)	Based on 111,514,222 shares of Common Stock, 4,213,104 shares of Limited Voting Stock and 4,832,814 OP units outstanding, excluding OP units held by the Company, on March 19, 2015.
(2)	Mr. Banyasz is a TPG Nominated Director. Mr. Banyasz does not have voting or investment power over, and disclaims beneficial ownership of, the shares held by TPG Pantera and TPG Management. The address for Mr. Banyasz is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(3)	Does not include 500 shares of Common Stock held by Mr. Cannada’s wife, as to which Mr. Cannada disclaims beneficial ownership.
(4)	Mr. Davis is a TPG Nominated Director. Mr. Davis does not have voting or investment power over, and disclaims beneficial ownership of, the shares held by TPG Pantera and TPG Management. The address for Mr. Davis is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(5)	Includes options to purchase 25,000 shares of Common Stock. Excludes 27,254 RSUs, each of which represents a right to receive one share of Common Stock upon vesting.
(6)	Includes 45,000 shares of Common Stock held by ACP-JRL Partnership, Ltd, a family limited partnership and 29,916 shares of Common Stock held by ACP Laurich Partnership, Ltd., as to each of which Mr. Heistand disclaims beneficial ownership except to the extent of his pecuniary interest therein, and options to purchase 237,500 shares of Common Stock. Also includes 1,074,245 shares of Common Stock pledged as security for a line of credit with TD Ameritrade. This pledge was in place prior to the Company’s adoption of its pledging policy. Excludes 104,033 RSUs, each of which represents a right to receive one share of Common Stock upon vesting.
(7)	Mr. Hosler is a TPG Nominated Director. Mr. Hosler does not have voting or investment power over, and disclaims beneficial ownership of, the shares held by TPG Pantera and TPG Management. The address for Mr. Hosler is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(8)	Includes options to purchase 56,250 shares of Common Stock. Excludes 45,427 RSUs, each of which represents a right to receive one share of Common Stock upon vesting.
(9)	Mr. Metz is a TPG Nominated Director. Mr. Metz does not have voting or investment power over, and disclaims beneficial ownership of, the shares held by TPG Pantera and TPG Management. The address for Mr. Metz is c/o The Carlyle Group, Suite 220 South, 1001 Pennsylvania Avenue NW, Washington, DC 20004.
(10)	Includes 1,000 shares of Common Stock pledged as security for a personal loan. This pledge was in place prior to the Company’s adoption of its pledging policy.
(11)	Includes options to purchase 112,500 shares of Common Stock and 94,177 shares of Common Stock pledged as security for a personal line of credit by Mr. O’Reilly. This pledge was in place prior to the Company’s adoption of its pledging policy. Excludes 81,890 RSUs, each of which represents a right to receive one share of Common Stock upon vesting.
(12)	Mr. Pratt resigned from the Company on December 24, 2014. Includes options to purchase 31,250 shares of Common Stock.
(13)	Includes 8,276 shares held in trust for the benefit of an immediate family member, of which Mr. Thomas disclaims beneficial ownership, except to the extent of his pecuniary interest, and 4,213,104 OP units.
(14)	Excludes 16,720 RSUs, each of which represents a right to receive one share of Common Stock upon vesting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, officers and more than 10% stockholders of the Company to file reports with the SEC to report a change in ownership within two business days following the day on which the transaction occurs. Based on a review of the copies of such reports furnished to the Company, the Company believes that during 2014, the following transaction was filed late under Section 16(a): one Form 4, reporting an acquisition of shares of Common Stock by TPG Group Holdings (SBS) Advisors, Inc.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Company is composed of four directors, each of whom meets the current independence and experience requirements of the NYSE and the SEC. The Audit Committee operates under a written charter. A complete copy of the Audit Committee charter is available on the Company’s website (www.pky.com) under “Investors.” The Board of Directors has determined that Charles T. Cannada, Laurie L. Dotter, Adam S. Metz and C. William Hosler are “Audit Committee financial experts” as defined in the current rules of the SEC.

Management is primarily responsible for the Company’s financial statements and reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with United States generally accepted accounting principles (“GAAP”) and for issuing a report on those statements. The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews or related procedures. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in their report on the Company’s financial statements.

The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. Those meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm without management being present. The Committee met 10 times during 2014, and the Chairman of the Committee met individually on a number of occasions with the Company’s independent registered public accounting firm and management. In the course of fulfilling its oversight responsibilities, the Committee met with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm for 2014, to review and discuss all annual financial statements and quarterly operating results prior to their issuance. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP. The Audit Committee also discussed with the Company’s independent registered public accounting firm matters required to be discussed, pursuant to United States Auditing Standards Section 380, The Auditor’s Communication with Those Charged with Governance including the reasonableness of judgments and the clarity and completeness of financial disclosures. In addition, the Audit Committee discussed with Ernst & Young LLP matters relating to its independence and has received from Ernst & Young LLP the written disclosures and letter required by the Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence. The Audit Committee also has received from Ernst & Young LLP and reviewed Management’s Report on Internal Control Over Financial Reporting required to be reviewed pursuant to Section 303A.07(c)(iii)(A) of the NYSE listing standards.

On the basis of the reviews and discussions the Audit Committee has had with the Company’s independent registered public accounting firm and management, the Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Submitted by:

LAURIE L. DOTTER, CHAIR

CHARLES T. CANNADA

C. WILLIAM HOSLER

ADAM S. METZ

Policy For Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services proposed to be provided to the Company by its independent auditors. Under the policy, the Audit Committee has delegated to its Chairman the authority to address any requests for pre-approval of audit and permitted non-audit services between Audit Committee meetings where associated fees are $25,000 and under. All audit, audit-related and tax services provided by Ernst & Young LLP for the years ended December 31, 2014 and December 31, 2013 either were pre-approved by the Audit Committee or were approved pursuant to the Audit Committee’s pre-approval policy.

Auditor Fees and Services

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal 2014:

	2014	2013
Audit Fees (1)	$2,114,300	$1,699,800
Audit-Related Fees (2)	319,600	797,000
Tax Fees (3)	—	135,700
All Other Fees	—	—

Total	$2,433,900	$2,632,500

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of its quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Audit fees also include travel and lodging costs incurred in connection with the rendering of audit services.
(2)	Audit-related fees consist primarily of accounting consultations, services related to business acquisitions and divestitures and other attestation services. For 2014, audit-related fees included $319,600 related to property audits required to meet certain lender or joint venture partner requirements. For 2013, audit-related fees included $447,100 related to property audits required to meet certain lender or joint venture partner requirements, $136,000 related to property audits of certain assets that were purchased during 2013 required under SEC Regulation S-X Rule 3-14 and $213,900 related to financial due diligence services provided in connection with the TPGI mergers.
(3)	Tax fees consisted of tax return preparation for Parkway Properties Office Fund, LP and Parkway Properties Office Fund II, LP.

The Audit Committee of the Board of Directors has considered whether provision of the services described above is compatible with maintaining the independence of the Company’s independent registered public accounting firm and has determined that those services have not adversely affected Ernst & Young LLP’s independence.

OTHER MATTERS

So far as management of the Company is aware, no matters other than those outlined in this Proxy Statement will be presented at the Meeting for action on the part of the stockholders. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares of Common Stock to which the proxy relates in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Jeremy R. Dorsett

Executive Vice President,

General Counsel and Secretary

Orlando, Florida

APPENDIX A

PARKWAY PROPERTIES, INC.

AND PARKWAY PROPERTIES, L.P. 2015 OMNIBUS EQUITY INCENTIVE PLAN

1. Introduction.

Parkway Properties, Inc. (the “Company”) established this Parkway Properties, Inc. and Parkway Properties, L.P. 2015 Omnibus Equity Incentive Plan (the “Plan”), effective as of the Amendment Date (as defined below), subject to approval of the Plan by the Company’s shareholders at the first annual meeting of the shareholders occurring after the Amendment Date (the “Annual Meeting Date”). The Plan is an amendment and restatement of the Parkway Properties, Inc. and Parkway Properties, L.P. 2013 Omnibus Equity Incentive Plan (the “Prior Plan”). Following the Annual Meeting Date, any awards granted under the Prior Plan will be subject to the terms and conditions of the Plan, except to the extent that the terms and conditions of the Plan are inconsistent with the terms and conditions of such awards.

2. Purpose.

The purposes of the Plan are to promote the growth and success of the Company and Parkway Properties, L.P. (the “Partnership”) by aligning the interests of Employees, Directors, and Consultants with those of the Company’s shareholders and to attract, retain, and reward Employees, Directors, and Consultants. To serve these purposes, the Plan offers equity-based incentive awards.

3. Definitions.

As used in this Plan:

(a) “Amendment Date” shall mean the date on which the Board adopts this Plan, subject to approval of the Plan by the Company’s shareholders on the Annual Meeting Date.

(b) “Award” shall mean a grant under the Plan of Options (either Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Profits Interest Units, Dividend Equivalents, and other Share-based awards (as described in Section 12).

(c) “Award Agreement” shall mean a written agreement entered into between the Company and a Participant or other documentation issued by the Company, in either case setting forth the terms and conditions applicable to an Award granted under the Plan. An Award Agreement shall be subject to the terms of the Plan.

(d) “Board of Directors” or “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean, with respect to a Participant, unless otherwise provided in an applicable agreement between such Participant and the Company, the Partnership, or a Subsidiary, (A) the Participant’s continued failure to perform material responsibilities and duties toward the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness); (B) the Participant’s engaging in willful or reckless conduct that is demonstrably injurious to the Company monetarily or otherwise; (C) the Participant’s conviction of, or pleading guilty or nolo contendere to, a felony; or (D) the Participant’s commission or omission of any act that is materially inimical to the best interests of the Company and that constitutes on the part of the Participant common law fraud or malfeasance, misfeasance, or nonfeasance of duty; provided, however, that Cause shall not include the Participant’s lack of professional qualifications. For purposes of this Plan, an act, or failure to act, on the Participant’s part shall be considered “willful” or “reckless” only if done, or omitted, by the Participant not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.

(f) “Change in Control” of the Company shall mean and shall be deemed to have occurred if (A) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes a beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty-five percent (45%) or more of the combined voting power of the Company’s then outstanding securities; or (B) the Company closes on a merger or consolidation with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of such surviving entity) more than fifty-five percent (55%) of the combined voting power of the voting securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation; or (C) the Company closes on an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (D) there has been a change in fifty percent (50%) or more of the voting power of the members of the Board in any rolling twelve (12)-month period.

(g) “Committee” shall mean a committee of the Board of Directors of the Company, which committee shall be composed of those members of the Compensation Committee of the Board of Directors who are (i) non-employee directors, as that term is defined in Rule 16b-3 under the Exchange Act, (ii) outside directors, as that term is defined for the purposes of Internal Revenue Code section 162(m), and (iii) for so long as the Shares are listed on the New York Stock Exchange, independent directors, as that term is defined in Section 303A of the New York Stock Exchange Listed Company Manual; provided that, should there be fewer than two (2) members of the Compensation Committee who are non-employee directors, outside directors, and independent directors, the Committee shall be composed of two (2) or more members of the Board of Directors designated by the Board who are non-employee directors, outside directors, and independent directors, including anyone who is a member of the Compensation Committee.

(h) “Common Shares” or “Shares” shall mean the shares of common stock, $0.001 par value, of the Company.

(i) “Consultant” shall mean any consultant or advisor of the Company, the Partnership, or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Form S-8 Registration Statement.

(j) “Director” shall mean a member of the Board of Directors of the Company.

(k) “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 12(b) hereof.

(l) “Employee” shall mean, for Awards other than Incentive Stock Options, an employee of the Company, the Partnership, or a Subsidiary, and for Incentive Stock Options, an employee of the Company or a subsidiary (within the meaning of Code section 424).

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor thereto.

(n) “Fair Market Value” of a Common Share shall mean, on a given date:

(i) If the Common Shares are (A) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market, and the NASDAQ Global Select Market), (B) listed on any national market system, or (C) listed, quoted, or traded on any automated quotation system, the Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Shares are not listed on an established securities exchange, national market system, or automated quotation system, but the Common Shares are regularly quoted by a recognized securities dealer, the Fair Market Value shall be the average of the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) If the Common Shares are neither listed on an established securities exchange, national market system, or automated quotation system nor regularly quoted by a recognized securities dealer, the Fair Market Value shall be established by the Committee in good faith by the reasonable application of a reasonable valuation method, in a manner consistent with Code section 409A.

(o) “Family Member” shall mean, with respect to any Participant as of any date of determination, (i) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant; (ii) any person sharing the Participant’s household (other than a tenant or employee); (iii) a trust in which any one or more of the persons specified in clauses (i) and (ii) above (and such Participant) own more than fifty percent (50%) of the beneficial interest; (iv) a foundation in which any one or more of the persons specified in clauses (i) and (ii) above (and such Participant) control the management of assets; and (v) any other entity in which one or more of the persons specified in clauses (i) and (ii) above (and such Participant) own more than fifty percent (50%) of the voting interests.

(p) “Full Value Award” shall mean any Award that is settled in Shares other than (i) an Option or (ii) a Stock Appreciation Right.

(q) “Good Reason” shall mean, with respect to a Participant, unless otherwise provided in an applicable agreement between such Participant and the Company, the Partnership, or a Subsidiary, the occurrence of any of the following:

(i) the material diminution, following a Change in Control, of the Participant’s authority, duties, or responsibilities;

(ii) a material diminution by the Company in the Participant’s base salary in effect immediately before a Change in Control; or

(iii) a change of the Participant’s principal place of employment to a location more than fifty (50) miles from such principal place of employment as of immediately before a Change in Control.

A termination for Good Reason must be communicated by the Participant to the Company by written notice that specifies the event or events claimed to provide a basis for termination for Good Reason; provided that the Participant’s written notice must be tendered within ninety (90) days of the first occurrence of such event or events and provided further that the Company shall have failed to remedy such act or omission within thirty (30) days following its receipt of such notice and the Participant actually terminates Service within fourteen (14) days after the Company’s failure to timely remedy such act or omission.

(r) “Incentive Stock Option” or “ISO” shall mean an incentive stock option as defined in Internal Revenue Code section 422.

(s) “Internal Revenue Code” or “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(t) “Misconduct” shall mean conduct of a Participant that, in the Committee’s judgment, constitutes:

(i) a commission of an act of theft, embezzlement, fraud, dishonesty, or other criminal act, harmful to the Company, the Partnership, or a Subsidiary,

(ii) a breach of a fiduciary duty owed to the Company, the Partnership, or a Subsidiary,

(iii) a deliberate and serious disregard of rules of the Company, the Partnership, or a Subsidiary,

(iv) an unauthorized disclosure of any of the trade secrets or confidential information of the Company, the Partnership, or a Subsidiary,

(v) competition with the Company, the Partnership, or a Subsidiary, or

(vi) “cause” as defined in any other agreement between the Company, the Partnership, or a Subsidiary, on the one hand, and such Participant, on the other hand.

(u) “Non-Employee Director” shall mean a Director who is not also an Employee.

(v) “Nonstatutory Stock Option” shall mean an Option that is not an Incentive Stock Option.

(w) “Option” shall mean an option awarded pursuant to Section 8 to purchase a Common Share and may refer to an Incentive Stock Option or a Nonstatutory Stock Option.

(x) “Participant” shall mean an Employee, Director, or Consultant who holds an outstanding Award under the Plan.

(y) “Partnership Agreement” shall mean the Amended and Restated Agreement of Limited Partnership of Parkway Properties, L.P., as amended from time to time.

(z) “Performance Goal” shall mean an objective test of performance based on one or more of the following criteria: (i) revenue; (ii) earnings; (iii) net earnings; (iv) operating earnings; (v) earnings before taxes; (vi) earnings before income tax expense, interest expense, and depreciation and amortization expense (EBITDA); (vii) earnings per Share; (viii) stock price; (ix) costs; (x) return on equity; (xi) return on assets; (xii) assets management; (xiii) asset quality; (xiv) asset growth; (xv) budget achievement; (xvi) net operating income (NOI); (xvii) average occupancy; (xviii) year-end occupancy; (xix) funds from operations (FFO); (xx) adjusted funds from operations (AFFO); (xxi) funds available for distribution (FAD); (xxii) dividend or FAD payment; (xxiii) total shareholder return on an absolute basis or a relative basis measured against comparable peers or a real estate index; (xxiv) leverage ratios; (xxv) capital expenditures; (xxvi) customer satisfaction survey results; (xxvii) property operating expense savings; (xxviii) design, development, permitting, or other progress on designated properties; (xxix) third-party fee generation; (xxx) leasing goals; (xxxi) goals relating to mergers and acquisitions or divestitures, targeted financing, or capital market objectives; (xxxii) lease retention; (xxxiii) liability management; (xxxiv) credit management; (xxxv) certain levels of operating expense; (xxxvi) growth in assets, unit volume, revenue, sales, or market share; or (xxxvii) strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, or cost targets. Performance Goals may differ from Participant to Participant and Award to Award and may be established for the Company as a whole, on a per Share basis, or for the Company’s various properties, groups, divisions, or Subsidiaries, or the Partnership, or a combination of them. Performance Goals may be based on absolute performance or on performance relative to performance of unrelated businesses specified by the Committee, on other external measures of the selected performance criteria, or on comparison to any prior period or to budget or target. All calculations and financial accounting matters relevant to this Plan and to which generally accepted accounting principles (GAAP) apply shall be determined in accordance with GAAP as in effect on the date of an Award, except as otherwise specified by the Committee. For example, the Committee may specify that the measurement of performance shall include or exclude particular items, such as losses from discontinued operations, debt prepayment penalties, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, or nonrecurring gains or losses.

(aa) “Permanent Disability” shall mean a medically determinable physical or mental impairment that may be expected to result in death or to last at least a year and that renders a Participant incapable of performing that Participant’s duties with the Company. A determination of Permanent Disability shall be made by the Committee in a uniform, nondiscriminatory manner on the basis of medical evidence. Notwithstanding the foregoing, in the case of a determination that would accelerate payment of Restricted Share Units or other Awards or amounts that are deferred compensation subject to Code section 409A, a Participant shall be considered to have a Permanent Disability only if the Participant is “disabled” within the meaning of Code section 409A or the regulations issued under that section.

(bb) “Profits Interest Unit” or “LTIP Unit” shall mean, to the extent authorized by the Partnership Agreement (as either a “Profits Interest Unit” or an “LTIP Unit”), a unit of the Partnership that is granted pursuant to Section 12(c) and is intended to constitute a “profits interest” within the meaning of the Code.

(cc) “Restricted Period” shall mean the period described in Section 10(b)(i) or Section 11(b)(i).

(dd) “Restricted Share” shall mean an Award granted pursuant to Section 10.

(ee) “Restricted Share Unit” or “RSU” shall mean an Award granted pursuant to Section 11.

(ff) “Service” shall mean service as an Employee, Director, or Consultant to the Company, the Partnership, or a Subsidiary. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be an Employee, a Director, or a Consultant to the Company, the Partnership, or a Subsidiary. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding, and conclusive.

(gg) “Stock Appreciation Right” or “SAR” shall mean an Award granted pursuant to Section 9.

(hh) “Subsidiary” shall mean a corporation, partnership, joint venture, or other entity in which the Company has an equity, profit, or voting interest of at least fifty percent (50%).

4. Administration.

The Committee shall administer the Plan. The Committee shall have all the powers vested in it by the terms of the Plan. The Committee shall have full authority to interpret the Plan and Award Agreements; to prescribe, amend, and rescind rules and regulations relating to the Plan; and to make any determinations it finds necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems desirable. Any decision of the Committee in the administration and interpretation of the Plan shall be in its sole discretion and shall be final, binding, and conclusive on all persons. The Committee may act only by a majority of its members in office, except that:

(a) The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

(b) The Committee may delegate ministerial duties and authority to interpret the Plan and respond to claims to a Senior Vice President or an Executive Vice President, provided that the Committee may not delegate authority to (i) grant or amend Awards that are (A) held by individuals who are subject to Section 16 of the

Exchange Act, (B) intended to qualify for the performance-based pay exception under Code section 162(m), or (C) held by officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated, or (ii) with respect to the certification of the satisfaction of Performance Goals.

No Committee member and no delegate of the Committee shall be liable for any determination made in good faith with respect to the Plan, an Award, or a Participant.

5. Shares Subject to Plan and Limits on Awards.

(a) Shares Available. Subject to adjustment pursuant to Section 14, the maximum number of Common Shares with respect to which Awards may be granted under the Plan is the sum of (i) two million five hundred thousand (2,500,000) (the “Share Increase”), plus (ii) the number of Common Shares available for future awards under the Prior Plan as of the Annual Meeting Date, plus (iii) the number of Common Shares related to awards outstanding under the Prior Plan as of the Annual Meeting Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such Common Shares (the “Share Limit”); provided, however, that with respect to the Share Increase the maximum aggregate number of Common Shares available for issuance under the Plan in settlement of (x) any Full Value Award shall be two million (2,000,000) and (y) any Awards that are not Full Value Awards shall be five hundred thousand (500,000); provided, further, that the shares that become available for issuance under the Plan pursuant to Section 5(a)(ii) and 5(a)(iii) above shall only be available for Full Value Awards or Awards that are not Full Value Awards to the same extent as under the Prior Plan. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares or Common Shares purchased on the open market.

(b) Limits on Awards. Subject to adjustment pursuant to Section 14, the following additional limits shall apply to Awards under the Plan:

(i) The maximum aggregate number of Common Shares that may be issued pursuant to Incentive Stock Options granted under the Plan is five hundred thousand (500,000).

(ii) The maximum number of Common Shares that may be made subject to Options or SARs granted under the Plan to any Participant during any one calendar year is five hundred thousand (500,000).

(iii) The maximum number of Common Shares that may be made subject to Awards, other than Options or SARs, granted under the Plan that are Share-denominated and are either Share- or cash-settled to any Participant during any one calendar year is one million (1,000,000).

(c) Share Usage. Shares subject to an Award shall be counted as used for purposes of the Share Limit as of the date of grant. With respect to SARs, the number of Shares subject to an Award of SARs will be counted against the aggregate number of Common Shares available for issuance under the Plan in settlement of Options and Stock Appreciation Rights regardless of the number of Shares actually issued to settle the SAR upon exercise. The target number of Shares issuable under an Award that vests based upon the attainment of Performance Goals or other performance-based objectives shall be counted against the aggregate number of Common Shares available for issuance under the Plan as of the date of grant, but such number shall be adjusted to equal the actual number of Shares issued upon settlement of such Award to the extent different from such target number of Shares. If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration, or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Share Limit and shall not be available for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or a Stock Appreciation Right; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the Share-settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company at the same price paid by the Participant, so that such Shares are returned to the Company, shall again be available for future grants of Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 5(c), no Shares may again be optioned, granted, or awarded if such action would cause an ISO to fail to qualify as an incentive stock option under section 422 of the Code.

6. Eligibility.

Employees, Directors, and Consultants shall be eligible to receive Awards under the Plan, provided that no Employee, Director, or Consultant shall be entitled to an Award except as determined by the Committee or as provided by any Non-Employee Director Compensation Policy described in Section 13.

7. Awards.

(a) Award Agreements. The Committee shall set forth the terms of each Award in an Award Agreement. An Award Agreement may contain any provision approved by the Committee, subject to the terms of the Plan. An Award Agreement may make provision for any matter that is within the discretion of the Committee or may reserve for the Committee discretion to approve or authorize any action with respect to the Award.

(b) Nonuniform Determinations. The Committee’s determinations under the Plan or Award Agreements, including, without limitation, the selection of Participants to receive Awards; the type, form, amount, and timing of Awards; and the terms of specific Award Agreements, need not be uniform, regardless of whether Participants are similarly situated.

(c) Qualification for Section 162(m) Exception.

(i) Committee’s Certification of Satisfaction of Performance Goals. If the exercisability, payment, or vesting of an Award is conditioned upon the satisfaction of Performance Goals, and the Award is intended to qualify for the exception under Code section 162(m) for performance-based pay, the condition shall not be considered satisfied, and the Award shall not be exercisable, payable, or vest, as applicable, unless the Committee certifies that the Performance Goal has been satisfied.

(ii) Satisfaction of Other Requirements. To the extent an Award is intended to qualify for the exception under Code section 162(m) for performance-based pay, the Committee shall make such provisions in Award Agreements and follow such procedures as may be required to satisfy the conditions of the exception. By way of example, the Committee shall establish any Performance Goal associated with such an Award by the time within the performance period required for such exception, and the payment terms for such an Award shall conform to the requirements of the exception.

(d) Discretion. The Committee shall have no discretion to increase the amount of an outstanding Award but may reserve discretion to decrease the amount of an outstanding Award or the extent to which it is exercisable or payable.

(e) Provisions Governing All Awards. All Awards will be subject to the following provisions:

(i) Transferability. Except for transfers pursuant to Section 8(b)(vi) or Section 9(b)(v), an Award shall not be transferable, other than by will or the laws of descent and distribution. Awards requiring exercise shall be exercisable during the lifetime of a Participant only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant’s guardian or legal representative.

(ii) Continued Service Rights. Neither the adoption of the Plan nor the grant of an Award shall confer on a Participant the right to continued Service with the Company, the Partnership, or a Subsidiary, nor shall it interfere with the right of the Company, the Partnership, or a Subsidiary to terminate a Participant’s Service at any time for any reason, with or without Cause.

(f) Prohibition on Repricing of Options and Stock Appreciation Rights. Except for adjustments pursuant to Section 14, the exercise price of an Option or a Stock Appreciation Right may not be repriced. For purposes of this Section 7(f), repricing means any of the following or any other action that has the same effect:

(i) reduction of the exercise price after the grant of the Option or Stock Appreciation Right;

(ii) any other action that is treated as a repricing under generally accepted accounting principles; or

(iii) cancellation of an Option or Stock Appreciation Right when its exercise price exceeds the Fair Market Value of the underlying Common Shares, in exchange for cash or another Option, Stock Appreciation Right, or other Award, unless the cancellation and exchange occur in connection with a merger, acquisition, spin-off, or other similar corporate transaction.

(g) Misconduct. Should the Committee determine that a Participant has committed Misconduct, then the Participant shall forfeit all rights under outstanding Awards and all further benefits under or attributable to the Plan, so neither the Participant nor his estate, successors, or beneficiaries shall be entitled to exercise outstanding Options and Stock Appreciation Rights; become vested in Restricted Shares, Restricted Share Units, Profits Interest Units, Dividend Equivalents, or other Awards; be paid any Shares or amounts remaining to be paid upon settlement of an Award or due under a deferred payment arrangement with respect to an Award; or otherwise be entitled to any further benefit under or attributable to the Plan, any Award, or any Award Agreement. Before making such a determination, the Committee shall give the Participant a reasonable opportunity to be heard.

(h) Recoupment of Awards.

(i) The Committee may provide in an Award Agreement or in a policy applicable to an Award under this Plan that, under conditions specified in the Award Agreement or policy, the Participant shall forfeit all rights under the Award and all further benefits under or attributable to the Award or the Plan, and the Participant shall be obliged to pay back or return to the Company amounts or Shares previously paid, distributed, or vested under the Award, including dividends and Dividend Equivalents. Such conditions may include, by way of illustration and not by way of limitation, the occurrence of an error in financial statements that results in the payment of a greater amount of performance-based compensation than would have been paid based on correct financial statements.

(ii) All Awards (including any proceeds, gains, or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

(iii) This Section 7(h) and Section 7(g) shall be construed independently of each other; one shall not limit the application of the other.

(i) Share Issuance/Book Entry. Notwithstanding any provision of the Plan to the contrary, the ownership of the Common Shares issued under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry or direct registration or the issuance of one or more certificates.

8. Options.

(a) Option Grants. The Company shall grant Options to Participants under the Plan in such number, upon such terms, and at such times as the Committee shall determine.

(b) Terms of Options. The Award Agreement for an Option shall set forth such terms and conditions as the Committee shall determine and as are consistent with the Plan, including the following:

(i) Exercise Price. The Committee shall determine the exercise price of each Common Share subject to an Option, which exercise price shall not be less than the Fair Market Value of a Share on the date the Option is granted.

(ii) Exercise Period. An Option may be exercised in whole or in part from time to time during such period as the Award Agreement shall specify, provided that no Option shall be exercisable more than ten (10) years after the date of the grant of the Option.

(iii) Payment of Price. The exercise price of each Share as to which an Option is exercised must be paid in full at the time of exercise. The Committee may, in its discretion, provide in an Award Agreement that payment of the exercise may be made:

(1) in cash;

(2) by tender of Common Shares owned by the Participant valued at Fair Market Value as of the date of exercise;

(3) in Common Shares otherwise issuable to the Participant upon exercise of the Option valued at Fair Market Value as of the date of exercise (“net exercise”);

(4) in such other form of consideration as the Committee deems appropriate; or

(5) in a combination of cash, Shares (whether then owned or issuable on exercise), and such other consideration as the Committee deems appropriate.

(iv) Conditions on Exercise. An Option shall be exercisable at such times and subject to such restrictions and conditions as the Committee shall determine. The Committee may in its discretion accelerate or waive any condition applicable to the exercise of an Option.

(v) Termination of Service. The Award Agreement shall specify whether and, if so, the extent to which an Option shall remain exercisable after the termination of the Participant’s Service, whether by death or otherwise, provided that nothing in this Section 8(b)(v) shall authorize the exercise of an Option later than ten (10) years after the date of the grant of the Option.

(vi) Family Transfers. The Committee may, in the original Award Agreement or an amendment thereto, specify that a Participant may transfer, not for value, all or part of a Nonstatutory Stock Option to any Family Member. For the purpose of this Section 8(b)(vi), a “not for value” transfer is a transfer which is (A) a gift; (B) a transfer under a domestic relations order in settlement of marital property rights; or (C) unless applicable laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Participant) in exchange for an interest in such entity. Following a transfer under this Section 8(b)(vi), any such Nonstatutory Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer (including without limitation the provisions of Section 8(b)(v) relating to termination of Service as applied with respect to the original Participant), and Shares acquired pursuant to the Nonstatutory Stock Option shall be subject to the same restrictions with respect to transfer of such Shares as would have applied to the Participant. Subsequent transfers of transferred Nonstatutory Stock Options shall be prohibited except to Family Members of the original Participant in accordance with this Section 8(b)(vi) or by will or the laws of descent and distribution.

(vii) No Voting or Dividend Rights. An Option shall carry with it no voting or dividend or other rights associated with Common Share ownership until the Shares subject thereto are fully paid and issued to such Participant or other person. In addition, no Dividend Equivalents shall be payable with respect to Options.

(viii) Incentive Stock Option or Nonstatutory Stock Option. The Award Agreement for an Option granted to an Employee shall state whether any part of the Option is intended to be an Incentive Stock Option.

(c) Additional Terms of Incentive Stock Options. An Incentive Stock Option may be granted only to an Employee of the Company or a subsidiary (within the meaning of Code section 424) and shall be subject to the following additional terms and conditions:

(i) 10 Percent Shareholder. The exercise price of each Common Share subject to an Incentive Stock Option granted to an Employee who, at the time the Option is granted, owns (directly and within the meaning of Code section 424(d)) Shares possessing more than ten percent (10%) of the combined voting power of all classes of Shares of the Company, shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted, and the Option shall not be exercisable more than five (5) years after the date of grant.

(ii) ISO Limit. To the extent the aggregate Fair Market Value (determined as of the date an Option is granted) of the Common Shares for which an Employee is granted Options designated as Incentive Stock Options first exercisable in any calendar year (under this Plan and under all plans of the Company and its Subsidiaries) exceeds $100,000, the Option or the lesser excess part shall be treated as a Nonstatutory Stock Option.

(iii) Disqualified Disposition. If a Participant disposes of Common Shares acquired pursuant to the exercise of an Incentive Stock Option in a disqualifying disposition within the time periods identified in Code section 422, the Participant shall notify the Company of such disposition and provide the Company with information as to the date of disposition, sales price, number of Shares involved, and any other information about the disposition that the Company may reasonably request.

9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. A Stock Appreciation Right shall entitle a Participant to receive from the Company, on the exercise date of the SAR, with respect to each Share for which the SAR is exercised, an amount equal to any excess of the Fair Market Value of a Share on the exercise date over the exercise price of the SAR. The Company shall grant SARs to Participants under the Plan in such number, upon such terms, and at such times as the Committee shall determine.

(b) Terms of Stock Appreciation Rights. The Award Agreement for a Stock Appreciation Right shall set forth such terms and conditions as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

(i) Exercise Price. The Committee shall determine the exercise price of each Common Share subject to the Stock Appreciation Right, which price shall not be less than the Fair Market Value of a Common Share on the date the SAR is granted.

(ii) Exercise Period. A Stock Appreciation Right may be exercised in whole or in part from time to time during such period as the Award Agreement shall specify, provided that no SAR shall be exercisable more than ten (10) years after the date of the grant of the SAR.

(iii) Conditions on Exercise. A Stock Appreciation Right shall be exercisable at such times and subject to such restrictions and conditions as the Committee shall determine. The Committee may in its discretion accelerate or waive any condition applicable to the exercise of a SAR.

(iv) Termination of Service. The Award Agreement shall specify whether and, if so, the extent to which a Stock Appreciation Right shall remain exercisable after the termination of the Participant’s Service, whether by death or otherwise, provided that nothing in this Section 9(b)(iv) shall authorize the exercise of a SAR later than ten (10) years after the date of the grant of the SAR.

(v) Family Transfers. The Committee may, in the original Award Agreement or an amendment thereto, specify that a Participant may transfer, not for value, all or part of a Stock Appreciation Right to any Family Member. For the purpose of this Section 9(b)(v), a “not for value” transfer is a transfer which is (A) a gift; (B) a transfer under a domestic relations order in settlement of marital property rights; or (C) unless applicable laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Participant) in exchange for an interest in such entity. Following a transfer under this Section 9(b)(v), any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer (including without limitation the provisions of Section 9(b)(iv) relating to termination of Service as applied with respect to the original Participant), and Shares acquired pursuant to the SAR shall be subject to the same restrictions with respect to transfer of such Shares as would have applied to the Participant. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Participant in accordance with this Section 9(b)(v) or by will or the laws of descent and distribution.

(vi) No Voting or Dividend Rights. A SAR shall carry with it no voting or dividend or other rights associated with Common Share ownership until, if the SAR is fully or partially settled in Shares pursuant to Section 9(c), the Shares subject thereto are fully issued to such Participant or other person. In addition, no Dividend Equivalents shall be payable with respect to SARs.

(c) Settlement of Stock Appreciation Rights. On the exercise date of a Stock Appreciation Right, the Company shall settle the SAR, to the extent exercised, by payment of the amount due in the form of cash, Common Shares valued at their Fair Market Value on the exercise date, or a combination of cash and Shares, as the Committee may determine.

10. Restricted Shares.

(a) Grant of Restricted Shares. The Company shall grant Restricted Shares to Participants under the Plan at such times, in such numbers, and upon such terms as the Committee shall determine.

(b) Terms of Restricted Shares. The Award Agreement for a grant of Restricted Shares shall set forth such terms, conditions, restrictions, and limits on the Restricted Shares as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

(i) Conditions on Vesting. The Participant’s interest in Restricted Shares shall be forfeitable when the Award is granted. In the Award Agreement, the Committee shall prescribe conditions that must be satisfied and the time by which, or time period during which, the conditions must be satisfied, in order for the Participant’s interest to become vested. The conditions may include one or more of the following:

(1) the satisfaction of specified Performance Goals or other performance-based objectives by a specified time or during a specified period,

(2) the continuance of the Participant’s Service for a specified period, or

(3) the satisfaction of other specified conditions.

The Award Agreement may provide that the extent of the Participant’s vested interest shall be determined by the extent to which a condition is satisfied. The limited period of time provided for the satisfaction of the conditions on an Award shall be referred to as the “Restricted Period.”

(ii) Vesting. Upon the satisfaction, within the Restricted Period, of the conditions established by the Committee, or as provided in Section 10(b)(iii), the Participant’s interest in the Restricted Shares shall become vested to the extent provided in the Award Agreement; provided, however, Restricted Shares granted to

Employees shall become vested over a period of not less than three (3) years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made. The restrictions applicable to those vested Restricted Shares shall lapse at that time, and the Company shall deliver evidence of ownership of the vested Shares, consistent with Section 7(i), to the Participant or the Participant’s estate or the person to whom the Participant’s rights are transferred by will or under the laws of descent and distribution, as the case may be, free of all restrictions, subject to the satisfaction of the Company’s withholding obligations as described in Section 19(c).

(iii) Accelerated Vesting. The Committee may provide in an Award Agreement that upon the termination of the Participant’s Service during the Restricted Period by reason of death, Permanent Disability, retirement, or any other specified termination of Service, or upon the consummation of a Change in Control, the conditions and restrictions on all or a portion of the Restricted Shares shall lapse, and the Participant’s interest in those Shares shall become vested.

(iv) Forfeiture. Except as provided by the Committee in accordance with Section 10(b)(iii), the Participant shall forfeit Restricted Shares upon the expiration of the Restricted Period, to the extent the conditions prescribed by the Committee have not been satisfied. Upon such a forfeiture, all of the Participant’s interest in the forfeited Restricted Shares shall automatically revert to the Company.

(v) Registration; Restricted Share Certificate. Pursuant to Section 7(i), to the extent that ownership of Restricted Shares is evidenced by a book-entry registration or direct registration, such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Shares under the Plan and the applicable Award Agreement. Subject to Section 7(i) and the immediately following sentence, the Company may issue, in the name of each Participant to whom Restricted Shares have been granted, certificates representing the total number of Restricted Shares granted to the Participant, as soon as reasonably practicable after the date of grant of such Restricted Shares. The Committee may provide in an Award Agreement with respect to an Award of Restricted Shares that either (i) the Company shall hold such certificates for the Participant’s benefit until such time as the Restricted Shares are forfeited to the Company or the restrictions applicable thereto lapse and such Participant shall deliver a stock power to the Company with respect to each certificate, or (ii) such certificates shall be delivered to the Participant; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Restricted Shares under the Plan and the applicable Award Agreement.

(vi) Voting and Dividend Rights. Unless otherwise provided by the Committee in the Award Agreement, the Participant to whom Restricted Shares have been granted shall be entitled, during the Restricted Period, to vote those Shares and to receive the dividends payable with respect to those Shares. If the vesting of an Award of Restricted Shares is conditioned on the satisfaction of Performance Goals or other performance-related conditions, dividends on such Restricted Shares shall be deferred and held in escrow or deemed reinvested in additional Restricted Shares during the Restricted Period and shall not vest unless the Performance Goals or other performance-related conditions for the underlying Award of Restricted Shares are achieved, and if such Performance Goals or other performance-related conditions are not achieved, the Participant shall promptly forfeit such deferred or reinvested dividend payments.

11. Restricted Share Units.

(a) Grant of Restricted Share Units. A Restricted Share Unit shall entitle a Participant to a Share, the Fair Market Value of a Share in cash, or a combination of the two, at a future date, subject to the satisfaction of any terms and conditions specified by the Committee. The Company shall grant Restricted Share Units to Participants under the Plan at such times, in such numbers, and upon such terms as the Committee shall determine.

(b) Terms of Restricted Share Units. The Award Agreement for Restricted Share Units shall set forth such terms, conditions, restrictions, and limits on the RSUs as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

(i) Conditions on Vesting. The Participant’s interest in an Award of Restricted Share Units shall be forfeitable when the Award is granted. In the Award Agreement, the Committee shall prescribe conditions that must be satisfied and the time by which, or time period during which, the conditions must be satisfied, in order for the Participant’s interest to become vested. The conditions may include one or more of the following:

(1) the satisfaction of specified Performance Goals or other performance-based objectives by a specified time or during a specified period,

(2) the continuance of the Participant’s Service for a specified period, or

(3) the satisfaction of other specified conditions.

The Award Agreement may provide that the extent of the Participant’s vested interest shall be determined by the extent to which a condition is satisfied. The limited period of time provided for the satisfaction of the conditions on an Award shall be referred to as the “Restricted Period.”

(ii) Vesting. Upon the satisfaction, within the Restricted Period, of the conditions established by the Committee, or as provided in Section 11(b)(iii), the Participant’s interest in the Restricted Share Units shall become vested to the extent provided in the Award Agreement; provided, however, Restricted Share Units granted to Employees shall become vested over a period of not less than three (3) years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made.

(iii) Accelerated Vesting. The Committee may provide that upon the termination of the Participant’s Service during the Restricted Period by reason of death, Permanent Disability, retirement, or any other specified termination of Service, or upon the consummation of a Change in Control, the conditions and restrictions on all or a portion of the Restricted Share Units shall lapse, and the Restricted Period with respect to those RSUs shall expire.

(iv) Forfeiture. Except as provided by the Committee in accordance with Section 11(b)(iii), the Participant shall forfeit Restricted Share Units upon the expiration of the Restricted Period, to the extent the conditions prescribed by the Committee have not been satisfied. Upon such a forfeiture, all of the Participant’s interest in the forfeited Restricted Share Units shall automatically revert to the Company.

(v) No Voting or Dividend Rights. A Restricted Share Unit shall carry with it no voting or dividend or other rights associated with Common Share ownership.

(vi) Dividend Equivalents. Notwithstanding Section 11(b)(v), and subject to Section 12(b), the Committee may but need not provide that a bookkeeping account established for a Participant shall be credited with an amount equivalent to the amount of dividends that would be payable with respect to a number of Shares equal to the number of Restricted Share Units awarded to the Participant. The Committee may provide for the crediting of interest on any Dividend Equivalents credited to a Participant’s account or may provide that the Dividend Equivalent credit be adjusted for hypothetical investment experience in such manner as the Committee may determine. If the Participant forfeits his or her interest in a Restricted Share Unit, the Participant shall simultaneously forfeit any Dividend Equivalents (as adjusted) attributable to those Restricted Share Units.

(c) Payment of Vested Restricted Share Units.

(i) Payment of vested Restricted Share Units and other amounts credited to a Participant’s account shall be made at such time or times after the expiration of the Restricted Period as the Committee may establish. The Committee may but need not provide that a Participant may elect to defer payment until such time or times as the Committee may allow. The Committee may provide for payments in lump sums or installments or both. The Committee shall establish procedures for its establishment of the time of payment and for the form and timing of a Participant’s deferral and payment elections. All elections shall conform to the Committee’s procedures. The Committee’s procedures shall conform to the requirements of Code section 409A.

(ii) The Committee may, in its discretion, change the procedures for elections, change the time to which payment may be deferred, and change the availability of lump sum or installment payments. The Committee may provide that such changes will apply to Restricted Share Units and other amounts already credited to a Participant’s account, with respect to which a Participant may have already made deferral and payment elections, but only to the extent such changes would not cause the Plan to fail to conform to the requirements of Code section 409A.

(iii) The Company shall not establish any special fund with respect to a Participant’s account. Any credit entries made to a Participant’s account shall constitute a mere promise by the Company to make payments to the Participant, subject to and in accordance with the Plan, from the general assets of the Company, when the payments become due.

(iv) To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

12. Other Awards.

(a) General. The Committee may determine, subject to the terms of the Plan, that the Company shall grant Awards that are not described in Sections 8 through 11, but that provide for the issuance of Common Shares, or that are denominated in or measured by the Fair Market Value of a Share, or that provide for payment in the form of Shares, rather than cash under any Company bonus or incentive program. The Committee shall determine the terms and conditions of any such other Awards and the Participants to whom and the numbers in which such other Awards shall be granted. The Committee may condition the exercisability, vesting, and payment of such other Awards upon the satisfaction of Performance Goals or other performance-based objectives.

(b) Dividend Equivalents. Subject to Section 8(b)(vii) and Section 9(b)(vi), Dividend Equivalents may be granted by the Committee, either alone or in tandem with another Award, based on dividends declared on the Common Shares, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula, at such time, and subject to such limitations as may be determined by the Committee. Dividend Equivalents with respect to Shares covered by an Award whose vesting is conditioned on the satisfaction of a Performance Goal, other performance-related objectives, or Service vesting shall only be paid out to the Participant at the same time or times and to the same extent that such vesting conditions are subsequently satisfied and the Award vests with respect to such Shares. Nothing in this Section 12(b) or otherwise under the Plan shall be construed to prohibit the payment of distributions from the Partnership in respect of Profits Interests Units as provided for by the Committee in the Award Agreement for such Profits Interests Units (or which otherwise may apply to Awards of Profits Interest Units under the Partnership Agreement).

(c) Profits Interest Units (LTIP Units).

(i) The Committee is authorized to grant Profits Interest Units in such amount and subject to such terms and conditions as may be determined by the Committee; provided, however, that Profits Interest Units may only be issued to a Participant for the performance of services to or for the benefit of the Partnership (i) in the Participant’s capacity as a partner of the Partnership, (ii) in anticipation of the Participant becoming a partner of the Partnership, or (iii) as otherwise determined by the Committee, provided that the Profits Interest Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191.

(ii) The Committee shall specify the conditions and dates upon which the Profits Interest Units shall vest and become nonforfeitable. The conditions may include one or more of the following: (1) the satisfaction of specified Performance Goals or other performance-based objectives by a specified time or during a specified period, (2) the continuance of the Participant’s Service for a specified period, or (3) the satisfaction of other specified conditions. Notwithstanding the foregoing, Profits Interest Units granted to Employees shall become vested over a period of not less than three (3) years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, further, that the Committee may provide that such vesting restrictions may lapse or be waived upon the Participant’s death, Permanent Disability, retirement, or any other specified termination of Service or upon the consummation of a Change in Control. Profits Interest Units shall be subject to the terms and conditions of the Partnership Agreement and such other restrictions, including restrictions on transferability, as the Committee may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

13. Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan, the grant of any Award to a Non-Employee Director shall be made by the Board only pursuant to a written nondiscretionary formula established by the Board (a “Non-Employee Director Compensation Policy”). A Non-Employee Director Compensation Policy shall set forth the type of Awards to be granted to Non-Employee Directors; the number of Shares to be subject to Awards to be granted to Non-Employee Directors; the conditions on which such Awards shall be granted, become exercisable, payable, and expire; and such other terms and conditions as the Board determines in its discretion. Awards granted to Non-Employee Directors shall be subject to all of the limits set forth in this Plan. Notwithstanding any provision to the contrary in the Plan or in a Non-Employee Director Compensation Policy, the maximum aggregate grant date fair value of one or more Awards granted to a Non-Employee Director during any calendar year shall be one million dollars ($1,000,000).

14. Required Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, including a spin off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code section 368), or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for Awards under Section 5, in the number of Shares subject to outstanding Awards, in the exercise or purchase price under outstanding Awards, and in the limits on Awards and the issuance of Shares set forth in Section 5, as determined by the Committee to be appropriate and equitable to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants; provided, however, that the number of Shares subject to an Award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

Except as expressly provided in this Section 14, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor, or services, upon direct sale, upon the exercise of rights or warrants, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment shall be made with respect to, the number of Shares subject to Awards previously granted or the exercise or purchase price per Share under outstanding Awards.

15. Change in Control.

The following provisions shall apply in the event of a Change in Control:

(a) If and to the extent that outstanding Awards under the Plan (i) are assumed by the successor corporation (or an affiliate of the successor) or continued or (ii) are replaced with equity awards that preserve the existing value of the Awards at the time of the Change in Control and provide for subsequent payout in accordance with a vesting schedule and Performance Goals or other performance-based objectives, as applicable, that are the same or more favorable to the Participants than the vesting schedule and Performance Goals or other performance-based objectives applicable to the Awards, then all such Awards or such substitutes for them shall remain outstanding and be governed by their respective terms and the provisions of the Plan subject to Section 15(d).

(b) If and to the extent that outstanding Awards under the Plan are not assumed, continued, or replaced in accordance with Section 15(a), then upon the Change in Control, the Committee may, in its sole discretion, provide that: (i) outstanding Options and SARs shall immediately vest and become exercisable; and (ii) the restrictions and other conditions applicable to outstanding Restricted Shares, Restricted Share Units, and other Share-based Awards, including vesting requirements, shall immediately lapse, and any Performance Goals or other performance-based objectives relevant to such Awards shall be deemed to have been achieved at the target performance level; such Awards shall be free of all restrictions and fully vested; and, with respect to Restricted Share Units, shall be payable immediately in accordance with their terms or, if later, as of the earliest permissible date under Code section 409A (collectively, the “Change in Control Treatment”). Notwithstanding anything in the Plan to the contrary, unless the Change in Control is a change in the ownership or effective control or of ownership of a substantial portion of the assets of the Company (within the meaning of Code section 409A), a Change in Control shall not accelerate the time of payment of Restricted Share Units and other Awards and amounts payable under the Plan that are deferred compensation subject to Code section 409A.

(c) In addition, if and to the extent that outstanding Awards under the Plan are not assumed, continued, or replaced in accordance with Section 15(a), then in connection with the Committee determination in Section 15(b) above, the Committee may, in its sole discretion, provide for cancellation of such outstanding Awards at the time of the Change in Control in which case a payment of cash, property, or a combination of cash and property shall be made to each such Participant upon the consummation of the Change in Control that is determined by the Committee in its sole discretion and that is at least equal to the excess (if any) of the value of the consideration that would be received in such Change in Control by the holders of the Company’s securities relating to such Awards over the exercise or purchase price (if any) for such Awards (except that, in the case of an Option or SAR, such payment shall be limited as necessary to prevent the Option or SAR from being subject to Code section 409A).

(d) If and to the extent that (i) outstanding Awards are assumed, continued, or replaced in accordance with Section 15(a) above and (ii) a Participant’s Service is terminated by the Company (or a successor corporation or an affiliate of such successor) for any reason other than Cause or by such Participant for Good Reason, in each case, within the two (2)-year period commencing on the Change in Control, then, as of the date of such Participant’s termination, the Change-in-Control Treatment set forth in Section 15(b) above shall automatically apply to all assumed or replaced Awards of such Participant then outstanding.

(e) Outstanding Options or SARs that are assumed, continued, or replaced in accordance with Section 15(a) may be exercised by the Participant in accordance with the applicable terms and conditions of such Award as set forth in the applicable Award Agreement or elsewhere; provided, however, that Options or SARs that become exercisable in accordance with Section 15(d) may be exercised until the expiration of the original full term of such Option or SAR notwithstanding the other original terms and conditions of such Award.

16. Approval of Shareholders; Term of Awards. If shareholder approval of the Plan, as amended and restated, is not obtained within twelve (12) months of the Amendment Date, any Awards granted under the Plan following the Amendment Date shall automatically be cancelled, except to the extent such Award could have been made under the Prior Plan, as determined and provided by the Committee. Notwithstanding anything herein to the contrary, no ISO shall be granted under the Plan after the tenth (10th) anniversary of the Amendment Date.

17. Amendment of Awards. Subject to Section 7(f) (prohibition against repricing of Options and Stock Appreciation Rights), the Committee may at any time unilaterally amend any outstanding Award to the extent the Committee determines necessary or desirable; provided, however, that an amendment that would be adverse to the interests of the Participant or, with respect to an Incentive Stock Option, that would prevent the Option from qualifying as an ISO, shall not be effective without the holder’s consent.

18. Term; Amendment and Termination of Plan. The Plan shall terminate automatically on the tenth (10th) anniversary of the Amendment Date, unless terminated earlier in accordance with this Section 18. The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time; provided no amendment may be made without shareholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange, or if such amendment would allow the grant of Options or Stock Appreciation Rights at an exercise price below Fair Market Value at the date of grant; provided further that no such amendment, suspension, or termination shall adversely affect the rights under any outstanding Award without the holder’s consent.

19. Miscellaneous.

(a) Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, any benefits remaining payable under the Plan at the Participant’s death shall be paid when due to the Participant’s estate unless otherwise provided in the Award Agreement.

(b) Deferrals. Pursuant to the applicable requirements of Code section 409A, the Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due pursuant to the lapse or waiver of restrictions with respect to Restricted Shares or Restricted Share Units, or in connection with any other Awards. If any such deferral is required or permitted, the Committee shall establish rules and procedures for such deferrals in compliance with the requirements of Code section 409A.

(c) Satisfaction of Tax Liabilities.

(i) The Company, the Partnership, and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company, the Partnership, or a Subsidiary, an amount that the Company, the Partnership, or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements with respect to the vesting, settlement, or exercise of, or payment with respect to, an Award. The Company, the Partnership, or a Subsidiary may require the payment of such taxes before Shares or cash deliverable pursuant to such Award are transferred to the holder of the Award.

(ii) The Committee may allow a Participant to elect to pay the Company’s, the Partnership’s, or a Subsidiary’s minimum statutory withholding tax obligation with respect to an Award to be settled in Shares by the withholding of Shares from the total number of Shares deliverable pursuant to the Award, or by delivering to the Company a sufficient number of previously-acquired Shares, in each case in accordance with rules and procedures established by the Committee. Previously-acquired Shares delivered in payment for such taxes may be subject to such conditions as the Committee may require. The value of each Share withheld, or delivered, shall be the Fair Market Value of a Share on the date on which the amount of tax to be withheld is to be determined.

(d) No Alienation. Except to the extent required by law, the right of a Participant or beneficiary to payment under this Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or beneficiary.

20. Restrictions on Issuance of Common Shares.

Should the Board of Directors determine that the listing, registration, or qualification of Common Shares upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition to or in connection with the issuance or delivery of Common Shares under the Plan, no such Common Shares shall be issued or delivered unless such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company shall not be required to offer, sell, or issue any Common Shares under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale, or issuance of such Shares would constitute a violation by the Participant, any other individual or entity exercising an Option or SAR, or the Company, the Partnership, or a Subsidiary of any provision of applicable laws, including without limitation any federal or state securities laws or regulations.

The certificates representing Common Shares issued by the Company under the Plan may bear a legend describing any restrictions on resale of such Common Shares under applicable securities laws, and stop transfer orders with respect to such certificates may be entered on the Company’s stock transfer records.

21. Construction. The Plan shall be construed in accordance with the law of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan, the Awards, and any Award Agreement to the substantive laws of any other jurisdiction. With respect to Options granted under the Plan that are intended to qualify as Incentive Stock Options, the terms of the Plan and of each Incentive Stock Option granted pursuant to the Plan shall be construed to give effect to such intention. With respect to Awards granted under the Plan that are intended to qualify for the exception under Code section 162(m) for performance-based pay, the terms of the Plan and the Award Agreement shall be construed and administered to give effect to such intention, unless the Committee determines to waive the application of such exception. With respect to Awards granted under the Plan that provide for the payment of deferred compensation (within the meaning of Code section 409A), the terms of the Plan and the Award Agreement shall be construed to conform to the requirements of Code section 409A for the deferral (until payment) of the inclusion of the compensation in gross income.

22. Section 83(b) Election. No Participant may make an election under Code section 83(b) with respect to any Award under the Plan without the consent of the Committee, which the Committee may grant or withhold in its sole discretion. If, with the consent of the Committee, a Participant makes an election under Code section 83(b) to be taxed with respect to an Award as of the date of transfer of the Award, rather than as of the date or dates upon which the Award would otherwise be taxable under Code section 83(a), the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

23. Grant of Awards to Certain Employees or Consultants. The Company, the Partnership, or any Subsidiary may provide, through the establishment of a formal written policy or otherwise, for the method by which Shares or other securities and/or payment therefor may be exchanged or contributed among such entities, or may be returned upon any forfeiture of Shares or other securities by the Participant, for the purpose of ensuring that the relationship between the Company, the Partnership, and any Subsidiary remains at arm’s-length.

24. REIT Status. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a real estate investment trust (REIT). No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable, or be settled:

(a) to the extent that the grant, vesting, exercise, or settlement of such Award could cause the Participant or any other person to be in violation of the Ownership Limit (as defined in the Company’s Articles of Incorporation, dated May 6, 1996, as amended and supplemented from time to time) or any other provision of the Company’s charter, including without limitation Section 2 thereof; or

(b) if, in the discretion of the Committee, the grant, vesting, exercise, or settlement of such Award could impair the Company’s status as a REIT.

PARKWAY PROPERTIES, INC.

390 NORTH ORANGE AVENUE

SUITE 2400

ORLANDO, FL 32801

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M82872-P60022-Z64824 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PARKWAY PROPERTIES, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐
1.	Election of Directors
Nominees:

01)  Avi Banyasz                02)  Charles T. Cannada            03)  Edward M. Casal            04)  Kelvin L. Davis            05)  Laurie L. Dotter

06)  James R. Heistand       07)  C. William Hosler              08)  Adam S. Metz                 09)  Brenda J. Mixson         10)  James A. Thomas

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain
2.	Advisory vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.						☐	☐	☐
3.	Advisory vote on executive compensation.						☐	☐	☐
4.	Vote to ratify the adoption of the Parkway Properties, Inc. and Parkway Properties LP 2015 Omnibus Equity Incentive Plan.						☐	☐	☐
NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M82873-P60022-Z64824

PARKWAY PROPERTIES, INC. Annual Meeting of Stockholders May 14, 2015 2:00 PM EDT This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s), David R. O’Reilly and Jeremy R. Dorsett or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PARKWAY PROPERTIES, INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM EDT on May 14, 2015, at 3344 Peachtree Road NE, Atlanta, Georgia 30326, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no directions are made, this proxy will be voted in accordance with the Board’s recommendations.

Continued and to be signed on reverse side

PARKWAY PROPERTIES, INC.

390 NORTH ORANGE AVENUE

SUITE 2400

ORLANDO, FL 32801

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M82874-P60022-Z64824                             KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PARKWAY PROPERTIES, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐
1.	Election of Directors
Nominees:

01)  Avi Banyasz                    02)  Charles T. Cannada                 03)  Edward M. Casal                04)  Kelvin L. Davis                 05)  Laurie L. Dotter

06)  James R. Heistand           07)  C. William Hosler                  08)  Adam  S. Metz                     09)   Brenda J. Mixson             10)  James A. Thomas

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M82875-P60022-Z64824

PARKWAY PROPERTIES, INC.

Annual Meeting of Stockholders

May 14, 2015 2:00 PM EDT

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s), David R. O’Reilly and Jeremy R. Dorsett or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PARKWAY PROPERTIES, INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM EDT on May 14, 2015, at 3344 Peachtree Road NE, Atlanta, Georgia 30326, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no directions are made, this proxy will be voted in accordance with the Board’s recommendations.

Continued and to be signed on reverse side